       As filed with the Securities and Exchange Commission on November 13, 1995



                                                       Registration No. 33-86326
                                -------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                -------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                -------------

                            CONQUEST INDUSTRIES INC.
                       (formerly Conquest Airlines Corp.)
               (Exact name of Registrant as specified in Charter)

                                    DELAWARE
         (State or Other jurisdiction of Incorporation or Organization)
                                      2500
           (Primary Standard Industrial Classification Code Numbers)

                                   76-0206582
                    (I.R.S. Employer Identification Number)

                           6400 WEST GROSS POINT ROAD
                             NILES, ILLINOIS 60714
                                 (708) 647-7500

       (Address, Including Zip Code and Telephone Number, Including Area
               Code of Registrant's Principal Executive Offices)

                               STEFFEN I. MAGNELL
                           6400 WEST GROSS POINT ROAD
                             NILES, ILLINOIS 60714
                                 (708) 647-7500

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code of Agent for Service)

                                   COPIES TO:

                            Stephen A. Weiss,  Esq.
                   Solomon, Fornari, Weiss & Moskowitz, P.C.
                                650 Fifth Avenue
                           New York, New York  10019
                                 (212) 265-1200

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box X .
                                                ---

                       CALCULATION OF REGISTRATION FEE


       Title of Each Class of                                  Proposed Maximum       Proposed Maximum       Amount of
             Securities                    Amount To            Offering Price       Aggregate Offering     Registration
          To Be Registered             Be Registered(1)         Per Security(2)      Price Per Security(2)      Fee
          ----------------             ----------------         ---------------      --------------------       ---

  Common Stock, $.001 par value
  ("Common Stock")                            2,975,000                  $3.00             $8,925,000      $  3,102.30

  Common Stock, $.001 par value
  ("Common Stock")                            2,281,250(3)                1.20              2,737,500           943.62

  Common Stock, $.001 par value
  ("Common Stock")                            2,156,925(4)                5.00             10,784,625         3,717.46

  Common Stock, $.001 par value
  ("Common Stock")                            1,030,400(5)                3.00              3,091,200         1,065.54

  Common Stock, $.001 par value
  ("Common Stock")                              400,000(6)                3.00              1,200,000           413.76

  Common Stock, $.001 par value
  ("Common Stock")                              313,043(7)                3.00                939,130           323.86

  Common Stock, $.001 par value
  ("Common Stock")                              200,000(8)                3.00                600,000           206.90

  Common Stock, $.001 par value
  ("Common Stock")                                5,000(9)                3.00                 15,000             5.18

  Common Stock, $.001 par value
  ("Common Stock")                              881,631(10)               1.00                881,631           303.89

  Common Stock, $.001 par value
  ("Common Stock")                              250,000(11)               3.00                750,000           310.36

  Common Stock, $.001 par value
  ("Common Stock")                            2,082,147(12)               3.00              6,286,500         2,167.58

  Common Stock, $.001 par value,
  underlying Underwriters Warrants               53,241                   3.00                159,724            55.08

  Common Stock, $.001 par value,
  to be issued upon exercise of
  Class Z Warrants issued to
  Underwriter upon exercise of
  Underwriters Warrants                          53,241                   3.00                159,724            55.08

  Class B Common Stock Purchase
  Warrants ("Class B Warrants")               1,961,925(13)                .01                 19,612             6.75

  Class Z Common Stock Purchase
  Warrants ("Class Z Warrants")
  which are part of Underwriters
  Warrants                                       53,241                   3.00                159,724            55.08

  Underwriters Warrants                          53,241(14)           -0-                   -0-                 -0-

  Total Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 12,871.56 (*)


--------------------------------

(*)   Of which $12,911.90 has previously been paid.

      This Registration Statement incorporates Post-Effective Amendment No. 1 to Conquest Airlines Corp. (the Registrant's former name) Registration Statement No. 33-60130, decared effective by the Securities and Exchange Commission on April 23, 1993. The 195,000 shares of Common Stock issuable upon exercise of 195,000 outstanding publicly traded warrants, the 53,241 Underwriter's Warrants and the 53,241 shares of Common Stock issuable upon exercise of the Underwriter's Warrants, the 53,241 Class Z Warrants issuable upon exercise of the Underwriter's Warrants and the 53,241 shares of Common Stock issuable upon exercise of the Class Z Warrants were previously registered pursuant to Registration No. 33-60131. Of the $12,911.90 filing fee identified above, $501.42 relates to such securities. $4,859 was previously paid as a filing fee in connection with Registration No. 33-60130 with respect to such securities.

(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon:
      (i) the exercise of the Class B Warrants, Underwriters Warrants and Class Z Warrants pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder; and (ii) the conversion of an aggregate of $2,737,500 of 10% convertible promissory notes due October 1, 1996 (the "Private Placement Notes") which were issued in the 1994 Private Placement (as hereinafter defined). Such Private Placement Notes, by their terms, are convertible into Company Common Stock at 80% of the prevailing market price of the Company's Common Stock on the date(s) of conversion; all of which shares of Common Stock issuable upon conversion of such Private Placement Notes (the "Conversion Shares") are registered hereunder. For purposes of calculating the registration fee, such market price is assumed to be $1.50, and the conversion price is assumed to be $1.20 per share.

(2)   Pursuant to Rule 457.

(3) Includes 2,281,250 Conversion Shares potentially issuable upon conversion of $2,737,500 of Private Placement Notes at an assumed conversion price of $1.20 per share.

(4) Common Stock underlying (i) 1,961,925 Class B Warrants (the "Class B Warrants") to be issued on the effective date of this Registration Statement to stockholders of the Company who were record holders of the Company's Common Stock and Series A Preferred Stock immediately prior to the Wico Merger (as hereafter defined); which Class B Warrants are exercisable at $5.00 per share and, to the extent unexercised, expire on June 20, 1999; and (ii) 195,000 publicly traded warrants (the "Public Warrants") exercisable at $5.00 per share and expiring June 20, 1999.

(5) Common Stock issuable upon conversion of (a) 2,000,000 shares of Series B Preferred Stock which were issued in June 1994 in connection with the Wico Merger, and (b) 800,000 shares of Series E Preferred Stock issued in May 1995 in exchange for a like number of shares of Series B Preferred Stock.

(6) Common Stock underlying a warrant held by the Company's institutional lender.

(7) Common Stock issued to certain Wico Series AA Preferred Stock holders of record pursuant to the Wico Merger. The Wico Series AA Preferred Stock was exchanged for 313,043 shares of Common Stock of the Company on June 17, 1994, the effective date of the Wico Merger.

(8) Common Stock issued upon exercise in June 1995 of a warrant issued pursuant to the Wico Merger.

(9) Common Stock issued upon exercise in June 1995 of two warrants issued to an unaffiliated private lender and unaffiliated finder in connection with a loan of $500,000 to the Company in July 1994.


(10) Represents 881,631 shares of Common Stock issued to certain creditors of the Company in exchange for cancellation of indebtedness and other liabilities owed by the Company to such creditors.


(11) Common Stock underlying outstanding warrants held by an executive officer of the Company.

(12) Consists of an aggregate of 2,082,147 shares of Common Stock sold at $1.41 per share in a private placement consummated in July 1995.

(13)  Consists of 1,961,925 Class B Warrants referred to in Note (4) above.

(14) The underwriter's warrant issued pursuant to the 1993 Registration Statement has been exchanged for a new underwriters warrant (the "Underwriter's Warrant") which entitles the holder thereof to purchase, at an exercise price of $10.00, 53,241 units, each unit consisting of one share of Common Stock and one warrant. The warrant underlying the Underwriter's Warrant has been restated and reclassified as the Class Z Warrant. The Underwriter's Warrant is exercisable for a period of four years commencing April 23, 1993. The Class Z Warrant is exercisable for a period of four years commencing on the effective date of this Registration Statement. This Registration Statement will register the Underwriter's Warrant, the Class Z Warrant and the Common Stock underlying the Underwriter's Warrant and underlying the Class Z Warrant.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           Conquest Industries Inc.

                            CROSS-REFERENCE SHEET

                         Pursuant to S-K, Item 501(b)
                    Showing Location in the Prospectus of
                  Information Required by Items of Form S-1

                  Item Number in Form S-1                                  Prospectus Location
                  -----------------------                                  -------------------

  1.   Forepart of Registration Statement and Outside        Outside Front Cover Page
       Front Cover Page of Prospectus

  2.   Inside Front and Outside Back Cover Pages of          Inside Front and Outside Back Cover Pages of
       Prospectus                                            Prospectus

  3.   Summary Information, Risk Factors, Ratio of           Prospectus Summary; Risk Factors; Inapplicable
       Earnings to Fixed Charges                             as to Ratio of Earnings to Fixed Charges

  4.   Use of Proceeds                                       Use of Proceeds

  5.   Determination of Offering Price                       Front Page of Prospectus; Risk Factors;
                                                             Underwriting
  6.   Dilution                                              Dilution

  7.   Selling Security Holders                              Selling Stockholders and Plan of Distribution

  8.   Plan of Distribution                                  Outside Front and Outside Back Cover Pages of
                                                             Prospectus; Underwriting
  9.   Description of Securities to be Registered            Description of Securities; Underwriting

  10.  Interests of Named Experts and Counsel                Inapplicable

  11.  Information with respect to the Registrant            Prospectus Summary; Risk Factors; Use of
                                                             Proceeds; Dividend Policy; Dilution;
                                                             Capitalization; Selected Financial Data;
                                                             Management's Discussion and Analysis of
                                                             Financial Condition and Results of Operations;
                                                             Business; Management; Principal Stockholders;
                                                             Certain Transactions; Description of Securities;
                                                             Financial Statements

  12.  Disclosure of Commission Position on  Securities      Indemnification for Securities Act Liabilities
       Act Liabilities

PRELIMINARY PROSPECTUS DATED NOVEMBER 13, 1995 SUBJECT TO COMPLETION


                            CONQUEST INDUSTRIES INC.
                      (formerly, Conquest Airlines Corp.)

                     12,788,360 SHARES OF COMMON STOCK AND



          1,961,925 CLASS B WARRANTS, 53,241 UNDERWRITER'S WARRANTS



                         AND 53,241 CLASS Z WARRANTS



      This Prospectus relates to an offering (the "Offering") by Conquest Industries Inc., a Delaware corporation (the "Company"), of an aggregate of up to 12,788,360 shares of common stock, par value $.001 per share (the "Common Stock"). A maximum of 3,276,482 shares of Common Stock are being offered by the Company for its own account, including 2,975,000 shares being offered at an offering price of $1.00 per share (the "Company Shares") and up to 301,482 shares underlying the Public Warrants, the Underwriter's Warrants and the Class Z Warrants (as defined herein). 9,511,878 shares of Common Stock are being offered for resale for the account of certain securityholders, including: (i) 3,481,821 shares (the "Selling Stockholders' Shares") currently outstanding and issued to certain stockholders of the Company in the transactions described below (the "Selling Stockholders"); (ii) shares (the "Warrant Shares") issuable upon exercise of a variety of Common Stock purchase warrants (collectively, the "Warrants"), including 2,718,407 Warrant Shares which have been previously issued and are to be issued by the Company on the date of this Prospectus (the "Effective Date") in connection with the transactions described below; (iii) 2,281,250 shares, subject to adjustment based upon applicable conversion prices (the "1994 Private Placement Conversion Shares") issuable upon conversion of $2,737,500 of Company 10% convertible notes due October 1, 1996 (the "Private Placement Notes") sold by the Company in a November 1994 private placement (the "1994 Private Placement"); and (iv) 1,030,400 shares (the "Preferred Stock Conversion Shares") issuable upon conversion by the holders of shares of Series B Preferred Stock and Series E Preferred Stock. An additional 195,000 Warrant Shares are issuable upon exercise of 195,000 publicly traded warrants.



      The Offering by the Company for its own account also includes an aggregate of 2,068,405 Warrants, including: (i) 1,961,925 Redeemable Class B Warrants (the "Class B Warrants") exercisable through June 20, 1999 at $5.00 per share (subject to adjustment), which Class B Warrants are, pursuant to a restated agreement and plan of merger dated June 8, 1994 among Wico Holding Corp. ("Wico"), the Company and its acquisition subsidiary (the "Wico Merger Agreement"), to be issued on the Effective Date to stockholders of record of the Company immediately prior to the June 20, 1994 consummation of the merger of Wico into a newly-formed acquisition subsidiary of the Company (the "Wico Merger"); (ii) 53,241 Warrants (the "Underwriter's Warrants") issued to Lew Lieberbaum & Co., Inc. in June 1994, in exchange for warrants issued to such firm in April 1993 in connection with its serving as underwriter for the Company's initial public offering; and (iii) 53,241 Class Z Warrants (the "Class Z Warrants") which are issuable upon exercise of the Underwriter's Warrants.



      The 2,975,000 Company Shares will be offered by the Company for its own account at an offering price of $1.00 per share. On November 8, 1995, the closing sale price of the Company's Common Stock, as traded on the Nasdaq SmallCap Market ("NASDAQ") was $1.1875. The Offering of the Company Shares will terminate on January 31, 1996. The Company will retain all proceeds from the sale of all or any portion of the 2,975,000 Company Shares which have been sold by such termination date, net of expenses of this Offering (estimated at $200,000) and selling commissions of up to 10% which the Company may pay to registered broker/dealers who assist it in the sale of the Company Shares. See "Plan of Distribution".



      The 3,481,821 Selling Stockholders' Shares were acquired by the Selling Stockholders in a series of private placement transactions, including: (i) 313,043 shares issued on June 20, 1994 in connection with the Wico Merger; (ii) 205,000 shares purchased in June 1995 upon exercise of certain warrants; (iii) 2,082,147 shares (the "1995 Private Placement Shares") sold by the Company for approximately $1.41 per share in June and July 1995 (the "1995 Private Placement"); and (iv) 881,631 shares of Common Stock (the "Creditors Shares") which have been issued pursuant to agreements entered into with certain creditors of the Company to issue such Creditors Shares in satisfaction of claims against the Company.



      The 2,718,407 Warrant Shares are shares of Common Stock issuable upon exercise of an aggregate of 2,665,166 Warrants (including the 2,068,407 Class B Warrants, Underwriter's Warrants and Class Z Warrants being offered by the Company for its own account) which were previously issued or are to be issued on the Effective Date by the Company in various transactions, consisting of Warrant Shares issuable upon exercise of: (i) 1,961,925 Class B Warrants; (ii) 400,000 warrants issued in the Wico Merger to the Company's principal lender in consideration of certain financial accommodations (the "Bank Warrant"); (iii) 250,000 warrants issued in April 1995 to the Company's Chief Financial Officer (the "Affiliate Warrants"); and (iv) 106,482 shares underlying the Underwriter's Warrants and the Class Z Warrants. For information as to the terms of these Warrants, see the next page of this cover page.


  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL
          DILUTION TO THE PERCENTAGE EQUITY OF CURRENT STOCKHOLDERS,
          AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD
                     THE LOSS OF THEIR ENTIRE INVESTMENT.
                         SEE "RISK FACTORS" (PAGE 6).

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                  (cover continued on next page)

                The date of this Prospectus is November __, 1995

      The 1,961,925 Class B Warrants are exercisable at $5.00 per share (subject to adjustment in certain events pursuant to the anti-dilution provisions thereof) until June 20, 1999, when such Warrants expire. The Class B Warrants are redeemable in whole or in part at a price of $.10 per Warrant, at the option of the Company, upon 30 days' written notice at any time, provided the closing bid price of the Company's Common Stock, as traded on NASDAQ or in the over-the-counter market, is at least $6.84 for five consecutive days ending on the day prior to the date of any notice of redemption. The Class B Warrants are exercisable until the close of business on the day preceding the date fixed for redemption. The Bank Warrant is exercisable at any time prior to June 20, 1999 and entitles the holder to purchase 400,000 Warrant Shares for an aggregate of $400. The Affiliate Warrant is exercisable at $0.875 per share through April 2000, and was issued in lieu of compensation to Jerry Karlik, the Company's Chief Financial Officer. The Underwriter's Warrants entitle the holders to purchase, for $10.00 per unit, through April 23, 1997, an aggregate of 53,241 units of securities of the Company with each unit consisting of one share of Common Stock and one Class Z Warrant. Upon issuance, each Class Z Warrant entitles the holder to purchase one share of Common Stock for $1.00 per share until November 13, 1999, when
such Class Z Warrants expire.   See "Description of Securities - Warrants."
Exercise of the Warrants may be prohibited in certain states. See "Risk Factors - Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants."



      The $2,737,500 of 10% Private Placement Notes due October 1, 1996 are convertible into 1994 Private Placement Conversion Shares at 80% of the closing bid price of the Company's publicly traded Common Stock on the date of conversion. The 2,281,250 1994 Private Placement Conversion Shares referred to in this Prospectus assume a closing bid price of $1.20 per share on each date that such 10% Private Placements Notes are converted. However, based on the $1.1875 closing bid price of the Company's Common Stock on November 8, 1995, if all $2,737,500 of Private Placement Notes were converted into Common Stock on such date, the effective conversion price would be $0.95 per share and an aggregate of 2,881,579 1994 Private Placement Conversion Shares would be issued. The registration statement of which this Prospectus is a part is registering for resale an indeterminable number of additional Private Placement Conversion Shares which are issuable from time to time upon conversion of Private Placement Notes at the applicable conversion prices then in effect.
The Company has requested that the holders of the Private Placement Notes exchange their 10% Private Placement Notes for: (i) a like amount of 12% non-convertible notes of the Company due October 1, 1996 (the "Exchange Notes"), and (ii) certain additional payments to be made on or before December 31, 1995, aggregating up to $547,500 ($0.20 for each $1.00 of Private Placement Notes exchanged). The Company's offer to exchange 10% Private Placement Notes for 12% Exchange Notes and cash will expire on December 31, 1995. Upon delivery of the applicable amount of 12% Exchange Notes and cash, the Company will remove from registration an appropriate number of 1994 Private Placement Conversion Shares underlying the principal amount of Private Placement Notes exchanged. See "Business - 1994 Private Placement".



      The 1,030,400 Preferred Stock Conversion Shares are issuable upon conversion, at $2.72 per share, of 2,000,000 shares of Series B Preferred Stock of the Company issued in connection with the Wico Merger and 800,000 shares of Series E Preferred Stock issued in June 1995 in exchange for other shares of Series B Preferred Stock. The Series E Preferred Stock is subject to mandatory redemption at $1.00 per share (plus accrued dividends), at the option of the holders thereof, out of the gross proceeds, if any, received by the Company from any public offering of securities of $3,000,000 or more (including, if applicable, proceeds of this Offering). See "Description of Securities - Preferred Stock."


      Although the Company will receive proceeds, at their respective exercise prices, from the exercise of Warrants, it will not receive any of the proceeds from the sale of Class B Warrants, or from the sale of any of the Selling Stockholders' Shares, any Warrant Shares, any 1994 Private Placement Conversion Shares or any of the Preferred Stock Conversion Shares. The Class B Warrants, Selling Stockholders' Shares, Warrant Shares, 1994 Private Placement Conversion Shares and Preferred Stock Conversion Shares may be offered from time to time by the holders thereof through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Persons effecting a distribution of such securities, including the Selling Stockholders, may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used, any commissions paid to them and, if such broker-dealers purchase such securities as principals, any profits received by such broker-dealers on the resales of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. All costs and expenses incurred in connection with the registration of the Class B Warrants, Selling Stockholders' Shares, Warrant Shares, 1994 Private Placement Conversion Shares and Preferred Stock Conversion Shares will be borne by the Company. Brokerage commissions, if any, attributable to any resales of such securities will be borne by the holders thereof. The Company has agreed to indemnify the Selling Stockholders and the holders of the other securities offered hereby, and may agree to indemnify brokers selling Company Shares on behalf of the Company, against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution" and "Selling Securityholders."

      The actual or potential issuance of all or any material portion of the Warrant Shares, the 1994 Private Placement Conversion Shares or the Preferred Stock Conversion Shares represent substantial potential dilution to the percentage ownership of existing stockholders and are likely to have a significant depressive effect on the current market price of the Company's publicly traded Common Stock. On October 10, 1995, the Company amended the terms of 195,000 publicly traded warrants issued in 1989 in the Company's initial public offering (the "Public Warrants"), to (i) reduce their exercise price from $30.00 per share to $5.00 per share (subject to adjustment in certain events pursuant to the anti-dilution provisions thereof), and (ii) extend the term of the Public Warrants from November 30, 1995 to June 20, 1999.

      The distribution of up to 301,482 of the Warrant Shares to holders of the 195,000 Public Warrants and the holders of the Underwriter's Warrants, as well as the distribution of up to 53,241 Class Z Warrants issuable upon exercise of the Underwriter's Warrants will consitute primary distributions of those securites by the Company.

      The Company's publicly traded Common Stock and the Public Warrants are traded on NASDAQ under the symbols "CAIR" and "CAIRW," respectively, and are also listed on the Boston Stock Exchange under the symbols "CAC" and "CACWS," respectively. On November 8, 1995, the last reported sale price for the Common Stock on NASDAQ was $1.1875 per share. The closing sale price for the Public Warrants was $0.25.


                             ADDITIONAL INFORMATION


      The holders of any: (i) Selling Stockholders' Shares, (ii) 1994 Private Placement Conversion Shares or Preferred Stock Conversion Shares issuable upon conversion of the Private Placement Notes, Series B Preferred Stock or Series E Preferred Stock, or (iii) Warrant Shares issuable upon exercise of the Warrants (collectively, the "Selling Securityholders") are obligated to deliver a current Prospectus on each occasion that sales of their securities are made, whether such sales are made directly by Selling Securityholders or through broker-dealers. Such Prospectus must indicate the name of the beneficial owner(s) of the securities and the aggregate amount of securities being offered. See "Selling Securityholders and Plan of Distribution." The Company has agreed (i) to file, during any period in which offers or sales of securities are being made, a post-effective amendment to the registration statement on Form S-1 under the Securities Act (the "Registration Statement") of which this Prospectus is a part, (ii) to make available a Prospectus to each Selling Securityholder upon request, (iii) to amend such Prospectus from time to time after the date hereof through post-effective amendments to such Registration Statement to reflect any facts or events which individually or in the aggregate, represent a fundamental change in the information set forth in the most recent Prospectus and (iv) to remove from registration by means of a post-effective amendment of the Registration Statement any of the securities which remain unsold at the termination of the offering which is anticipated to occur on or about November 13, 1997 (two years from the Effective Date of this Prospectus). The Selling Securityholders and any broker-dealer that acts in connection with the sale of the securities owned by Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission or profit received by a broker-dealer from the purchase or resale of such securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Securityholders have agreed to mutually indemnify each other under certain conditions. See "Selling Securityholders and Plan of Distribution."


      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement with respect to the securities being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

      The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      The Company has informed the Selling Securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, Rules 10b-2, 10b-6 and 10b-7, may apply to their sales in the market and has furnished the Selling Securityholders with a copy of these rules.


      The Company will pay all expenses in connection with this offering, which expenses are estimated to be approximately $200,000.


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60604, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                     [This page intentionally left blank]

                               PROSPECTUS SUMMARY

      The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information, Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Unless the context indicates otherwise, (i) all references to the term "Company" include Conquest Industries Inc., a Delaware corporation, and its direct and indirect subsidiaries; (ii) all share and per share data contained in this Prospectus give effect to a one-for-ten reverse stock split declared by the Company in November 1994; and (iii) all references to "year" or "fiscal year" means the Company's fiscal year which ends on September 30.

                                  THE COMPANY

      The Company, through Wico Corporation and its operating subsidiaries, is a leading manufacturer and distributor of replacement parts, accessories, and supplies to game operators and distributors of coin-operated amusement/arcade games, billiard tables, vending machines, such as food, soft drink and snack machines, and gaming machines. It also supplies parts and accessories to original equipment manufacturers ("OEMs") of arcade games. An indirect subsidiary, Wico Gaming Supply Corp. ("Wico Gaming"), is a manufacturer and distributor of casino supplies, including layouts, dice, casino furniture, custom-built casino tables, playing chips, playing cards, casino equipment and roulette and other wheel games.

      The Company's broad range of products enables the Company to offer single sourcing to its customers. In 1988, the Company acquired Penn-Ray Sutra Corporation ("Penn-Ray"), one of the largest competitors of its distribution business in the areas of video monitors, power supplies and billiard equipment. Penn-Ray sold its products by means of a telemarketing operation, primarily to large game operators, distributors and small OEMs. Its telemarketing sales strategy complemented the Company's then existing direct sales force, which historically serviced smaller game operators. This portion of the Company's business, referred to as its distribution business, accounted for approximately 85%, 85% and 80% of net sales, respectively, in 1992, 1993 and 1994.

      The Company is also a leading U.S. manufacturer and distributor of consumer joysticks, which are entertainment computer control devices, and related accessories, that it sells directly to retailers and distributors located principally in the United States. This portion of its business, referred to as its consumer business, accounted for approximately 15%, 15% and 20% of net sales, respectively, in 1992, 1993 and 1994. In 1989, the Company acquired Suncom Corporation ("Suncom"), a manufacturer and distributor of joysticks and related accessories sold primarily to the consumer market. This complemented and enhanced the Company's existing consumer joystick business, which now markets both Suncom and Wico branded products. The Company's strategy is to be a market leader by offering a broad selection of high quality products. Presently, the Company believes that it offers one of the most
complete lines of joysticks available in the consumer market.   In January
1995, the Company introduced a new line of four joysticks, designated as the F-15 line. These joysticks are each 80%-scale replicas of the joysticks equipped in F-15 fighter planes. The line was recently introduced at an industry trade show, and the Company has received orders from major computer retailers and retail stores for the entire initial production run of these joysticks, which began to be shipped in May 1995. In their initial five months of distribution, sales of the new joystick line were approximately $3,100,000 representing approximately 75% of Suncom's total sales during such period.

      On June 20, 1994, the Wico Merger was consummated, and Wico became a wholly-owned subsidiary of the Company. Simultaneous with the Wico Merger, Wico Gaming acquired certain assets, liabilities and divisions of Langworthy Casino Supply, Inc. ("Langworthy"). In April 1995, Wico Gaming purchased the operating assets of the Dice Division of Shuffle Master, Inc. ("SMI").


      Until it consummated the Wico Merger, the Company was primarily engaged in the business of operating a regional airline providing regularly scheduled turbo-prop service to cities within the State of Texas through its wholly-owned subsidiary, Conquest Airlines Corp. ("Conquest Air"). In August 1994, the Company announced its intention to sell Conquest Air. The operations of Conquest Air incurred significant losses through June 30, 1995 and default notices were received from certain of the lessors of its commuter aircraft.


      On June 30, 1995, the Company sold the stock of Conquest Air to Air LA, Inc. ("Air LA"), a commuter air carrier serving routes in Minnesota, in consideration for notes and equity securities of Air LA aggregating $6,000,000. As of the date of this Prospectus, such $6,000,000 of consideration is represented by (i) a $3,000,000 convertible promissory note of Air LA due August 31, 1995 and currently payable on demand, bearing annual interest from September 1, 1995 at a bank prime rate plus 1%; which note (upon receipt of Air LA stockholder authorization of such preferred stock) is automatically convertible into $3,000,000 of non-dividend-bearing convertible preferred stock of Air LA, which preferred stock in turn will be convertible, at the option of the Company, into shares of Air LA common stock at prevailing market prices for such common stock, and (ii) two additional promissory notes of Air LA (in the respective principal amounts of $1,000,000 and $2,000,000) which bear interest at 8% per annum, and are repayable, subject to certain mandatory prepayments out of the proceeds of equity offerings by Air LA, in quarterly installments of $75,000 each (in the aggregate as between the two notes) commencing not later than September 30, 1996, with all remaining unpaid principal becoming due and payable in a balloon payment due June 30, 2000. In addition, the Company received options to purchase 250,000 shares of Air LA common stock at $.50 per share at any time through June 30, 2000. Air LA also agreed to pay certain accrued obligations of the Company to the lessors of Conquest Air aircraft, but is currently in arrears in making certain installment lease payments to such lessors. See "Business - Sale of Conquest Air." The inability of Air LA to make payments to such aircraft lessors or against the purchase price, when due, could expose the Company to significant liabilities and materially and adversely effect its consolidated business and financial condition. See "Risk Factors-Sale of Conquest Air; Continuing Substantial Liabilities and Risk of Non-Payment" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results and Plan of Operations of Air LA."

      Except for specific references to Conquest Air and its airline operations, as used in this Prospectus the term "the Company" refers to Conquest Industries Inc., Wico (including Wico Corporation) and the operating subsidiaries of Wico on a consolidated basis. The business operations of the Company were established in 1940, as a distributor of pinball machine parts. Its main distribution center, manufacturing, and executive and administrative facilities are located at 6400 West Gross Point Road, Niles, Illinois 60714-4508; its telephone number is (708) 647-7500.

                                  THE OFFERING


      This Offering consists of a maximum aggregate of 12,788,360 shares of Common Stock. A maximum of 3,276,482 shares of Common Stock are being offered by the Company for its own account, including 2,975,000 Company Shares being offered at an offering price of $1.00 per share and up to 301,482 shares underlying the Public Warrants, the Underwriter's Warrants and the Class Z Warrants (as defined herein). 9,511,878 shares of Common Stock are being offered for resale for the account of certain securityholders, including: (i) 3,481,821 Selling Stockholders' Shares; (ii) 2,718,407 Warrant Shares issuable upon exercise of Warrants which have been previously issued and are to be issued by the Company on the Effective Date in connection with the transactions described herein; (iii) 2,281,250 1994 Private Placement Conversion Shares, subject to adjustment based upon applicable conversion prices on each conversion date, which are issuable upon conversion of $2,737,500 of Private Placement Notes; and (iv) 1,030,400 Preferred Stock Conversion Shares issuable upon conversion by the holders of shares of Series B Preferred Stock and Series E Preferred Stock. An additional 195,000 Warrant Shares are issuable upon exercise of the Public Warrants.



      The Offering by the Company also includes an aggregate of 2,068,407 Warrants, consisting of an aggregate of: (i) 1,961,925 Class B Warrants, (ii) 53,241 Underwriter's Warrants, and (iii) 53,241 Class Z Warrants issuable upon full exercise of the Underwriter's Warrants.



      The 2,975,000 Company Shares will be offered at an offering price of $1.00. On November 8, 1995, the closing sale price of the Company's Common Stock, as traded on NASDAQ, was $1.1875. The Offering of the Company Shares will terminate on January 31, 1996. The Company will retain all proceeds from the sale of Company Shares, net of expenses of this Offering and selling commissions (not to exceed 10%), which the Company may pay to registered broker/dealers assisting it in the sale of Company Shares, even if less than 2,975,000 of the Company Shares have been sold by such termination date. See "Plan of Distribution."



      The 3,481,821 Selling Stockholders' Shares being offered for resale were acquired and are being acquired by the Selling Stockholders in a series of transactions, including: (i) 313,043 shares issued in June 1994 in connection with the consummation of the Wico Merger; (ii) 205,000 shares purchased in June 1995 upon exercise of certain warrants; (iii) 2,082,147 shares sold by the Company for approximately $1.41 per share in the 1995 Private Placement; and
(iv) 881,631 Creditors Shares which have been issued pursuant to agreements entered into since April 1995 with certain creditors of the Company to issue such Creditors Shares in satisfaction of claims against the Company aggregating approximately $981,631.


      The maximum of 2,718,407 Warrant Shares being offered for resale are shares of Common Stock underlying 2,665,166 Warrants of different classes and types which were previously issued by the Company or are to be issued on the Effective Date of this Offering in various transactions, consisting of Warrant Shares issuable upon exercise of: (i) 1,961,925 Class B Warrants; (ii) 400,000 Bank Warrants; (iii) 250,000 Affiliate Warrants; and (iv) 53,241 Underwriter's Warrants.

      The 1,961,925 Class B Warrants are exercisable at $5.00 per share (subject to adjustment in certain events pursuant to the anti- dilution provisions thereof) until June 20, 1999, when such Warrants expire. The Class B Warrants are redeemable in whole or in part at a price of $.10 per Warrant, at the option of the Company, upon 30 days' written notice at any time, provided the closing bid price of the Company's Common Stock, as traded on NASDAQ or in the over-the-counter market, is at least $6.84 for five consecutive days ending on the day prior to the date of any notice of redemption. The Class B Warrants are exercisable until the close of business on the day preceding the date fixed for redemption. The Bank Warrant is exercisable at any time prior to June 20, 1999 and entitles the holder to purchase 400,000 Warrant Shares for $400. The Underwriter's Warrants entitle the holders to purchase, for $10.00 per unit, through April 23, 1997, an aggregate of 53,241 units of securities of the Company with each unit consisting of one share of Common Stock and one Class Z Warrant. Each Class Z Warrant entitles the holder to purchase one share of Common Stock for $1.00 per share for a period of four years from the Effective Date of this Offering. See "Description of Securities - Warrants."

      The $2,737,500 of 10% Private Placement Notes due October 1, 1996 are convertible into 1994 Private Placement Conversion Shares at 80% of the closing bid price of the Company's publicly traded Common Stock on the date of conversion. For purposes of this Offering, such closing bid price and the number of 1994 Private Placement Conversion Shares is assumed to be $1.20 per share and 2,281,250 shares, respectively. However, based on the $1.1875 closing bid price of the Company's Common Stock on November 9, 1995, if all $2,737,500 of Private Placement Notes were converted into Common Stock on such date, the effective conversion price would be $0.95 per share and an aggregate of 2,881,579 1994 Private Placement Conversion Shares would be issued. The registration statement of which this Prospectus is a part is registering for resale an indeterminable number of additional Private Placement Conversion Shares which are issuable from time to time upon conversion of Private Placement Notes at the applicable conversion prices then in effect. The Company has requested that the holders of the Private Placement Notes exchange their 10% Private Placement Notes for: (i) a like amount of 12% non-convertible Exchange Notes, and (ii) certain additional payments to be made on or before December 31, 1995, aggregating up to $547,500 ($0.20 for each $1.00 of Private Placement Notes exchanged). The Company's offer to exchange 10% Private Placement Notes for 12% Exchange Notes and cash will expire on December 31, 1995. Upon delivery of the applicable amount of 12% Exchange Notes and cash, the Company will remove from registration an appropriate number of 1994 Private Placement Conversion Shares underlying the principal amount of Private Placement Notes exchanged. In addition, the Company will pay to Rickel & Associates, Inc., as solicitation agent for the Company, a fee of $2,500 for each $25,000 of Private Placement Notes exchanged, or an aggregate of $273,500 if all Private Placement Notes are exchanged for 12% Exchange Notes. See "Business - 1994 Private Placement".



      The 1,030,400 Preferred Stock Conversion Shares are issuable upon conversion, at $2.72 per share, of 2,000,000 shares of Series B Preferred Stock and 800,000 shares of Series E Preferred Stock issued in June 1995 in exchange for other shares of Series B Preferred Stock. The Series E Preferred Stock is subject to mandatory redemption at $1.00 per share (plus accrued dividends), at the option of the holders thereof, out of the gross proceeds, if any, received by the Company from any public offering of securities of $3,000,000 or more. See "Description of Securities - Preferred Stock."


                       SECURITIES CURRENTLY OUTSTANDING


      Common Stock:                                        12,622,454 shares of Common Stock

      Preferred Stock:                                          7,550 shares of convertible Series A Preferred Stock

                                                            2,000,000 shares of convertible Series B Preferred Stock (1)

                                                              800,000 shares of convertible Series E Preferred Stock (1)

      Warrants:                                               195,000 Public Warrants (2)

                                                              250,000 Affiliate Warrant (3)

                                                              900,000 SGI Warrants (4)

                                                               53,241 Underwriter's Warrants

                                                            1,375,000 Warrants held by affiliates (5)

      Convertible Notes (6):                               $2,737,500 Private Placement Notes due October 1, 1996.


            SECURITIES TO BE OUTSTANDING AFTER THE OFFERING (7)(8)


      Common Stock:                                        15,597,454 shares of Common Stock (7)

      Preferred Stock:                                          7,550 shares of convertible Series A Preferred Stock

                                                            2,000,000 shares of convertible Series B Preferred Stock (1)

                                                              800,000 shares of convertible Series E Preferred Stock (1)

      Warrants:                                               195,000 Public Warrants (2)

                                                              250,000 Affiliate Warrant (3)

                                                              900,000 SGI Warrants (4)

                                                            1,375,000 Warrants held by affiliates (5)

                                                            1,961,925 Class B Warrants

                                                               53,241 Underwriter's Warrants

      Convertible Notes (6):                               $2,737,500 Private Placement Notes due October 1, 1996.


--------------------------------

(1) Convertible into an aggregate of 1,030,400 Preferred Stock Conversion Shares, at a conversion price of $2.72 per share. The 800,000 shares of Series E Preferred Stock were issued in June 1995 in exchange for a like number of shares of Series

      B Preferred Stock. The Series E Preferred Stock is subject to mandatory redemption at $1.00 per share (plus accrued dividends), at the option of the holders thereof, out of the gross proceeds, if any, received by the Company from any public offering of securities of $3,000,000 or more. See "Description of Securities - Preferred Stock."


(2) On October 10, 1995, the Company amended the terms of its Public Warrants, to reduce their exercise price from $30.00 per share to $5.00 per share (subject to adjustment in certain events pursuant to the anti-dilution provisions thereof) and extended their term from September 30, 1995 through June 20, 1999.

(3) Consists of Warrants expiring April 2000 to purchase 250,000 shares of Common Stock at $0.875 per share issued to Jerry Karlik, the Chief Financial Officer of the Company. See "Management - Compensation Committee Interlocks and Insider Participation."

(4) Consists of five year warrants to purchase an aggregate of 900,000 shares of Common Stock at $1.50 per share, issued to Strategic Growth International, Inc. ("SGI"), in partial consideration for such firm serving as investor relations consultant to the Company, pursuant to a one year consulting agreement dated as of October 11, 1995. See "Certain Relationships and Related Transactions."

(5) Includes: (i) warrants to purchase 625,000 shares of Common Stock at $.333 per share issued in connection with the issuance of Series D Preferred Stock to and a $150,000 loan made by an affiliate (which Preferred Stock and loan have been redeemed and repaid in full); (ii) 500,000 warrants expiring April 2000 issued to officers and directors of the Company (in addition to the Affiliate Warrants issued to Mr. Karlik), of which 400,000 warrants are exercisable at $0.875 per share and 100,000 warrants are exercisable at $1.41 per share; and (iii) 250,000 warrants, exercisable at $2.50 per share and expiring December 31, 1997 issued to a former officer, which are redeemable by the Company for $50,000 at any time after January 1, 1996.

(6) Convertible into shares of Common Stock at 80% of the closing bid price of the Company's publicly traded Common Stock on the date of conversion. For purposes of this Prospectus, an aggregate of 2,281,250 Private Placement Conversion Shares are assumed based upon an assumed closing bid price of $1.50 per share on the date of conversion. The Company has requested that the holders of the Private Placement Notes exchange such Private Placement Notes for a like principal amount of 12% non-convertible Exchange Notes. The Company has offered to holders of Private Placement Notes electing to exchange such notes for Exchange Notes certain additional payments (to be made on or before December 31, 1995) equal to $.20 for each $1.00 principal amount of Private Placement Notes exchanged for Exchange Notes (an aggregate of up to $547,500 assuming all Private Placement Notes are so exchanged). In addition, the Company will pay a solicitation fee equal to $.10 for each $1.00 of Private Placement Notes exchanged (a maximum of $273,750) to Rickel & Associates, Inc., as solicitation agent for the Company, payable in the same manner as payments are made to noteholders. Upon delivery of the applicable amount of its 12% non-convertible Exchange Notes and cash, the Company will remove from registration an applicable number of 1994 Private Placement Conversion Shares. See "Business - 1994 Private Placement".


(7) Assumes the sale of all 2,975,000 Company Shares offered hereby. Also includes all 881,631 Creditors Shares previously issued and being registered for resale in this Offering in reduction of approximately $981,631 of accrued Company obligations. See "Business - Settlement with Certain Creditors" and "Plan of Distribution."


(8) Does not include: (i) warrants (the "1994 Private Placement Warrants") issuable to the holders of 10% Private Placement Notes, entitling such holders to purchase 0.02 shares of Company Common Stock at $11.75 per share through June 20, 1999 for each $1.00 of 10% Private Placement Notes converted into Company Common Stock (a maximum of 54,750 of such 1994 Private Placement Warrants if all $2,737,500 Private Placement Notes are converted; (ii) five year warrants to purchase up to 1,250,000 shares which are potentially issuable to Bentley J. Blum, a director of the Company, in consideration for certain collateralized guarantees provided by Mr. Blum in connection with an October 20, 1995 refinancing of the Company's secured indebtedness; and (iii) options to purchase an aggregate of 800,500 shares of Common Stock of the Company, including 770,500 options owned by certain officers and directors. See "Management -- Compensation Committee Interlocks and Insider Participation," "Certain Relationships and Related Party Transactions," "Principal Stockholders," "Management - Stock Options" and "Description of Securities - 1994 Private Placement Warrants."

                                USE OF PROCEEDS


      Other than proceeds received from the sale of up to 2,975,000 Company Shares and/or upon the exercise of options and/or Warrants, the Company will not receive any of the proceeds from the sale of any 1994 Private Placement Conversion Shares, 1995 Private Placement Shares, Creditor Shares, Class B Warrants, Underwriter's Warrants, Class Z Warrants or other securities offered hereby. Any net proceeds received by the Company from the sale of any or all of the 2,975,000 Company Shares (estimated at a maximum of $2,477,500 after maximum selling commission of $297,500 (10%) and other estimated offering expenses of $200,000) will be used by the Company: (i) to repay up to $550,000 of accrued obligations retained by the Company in connection with its former Conquest Air subsidiary; (ii) to pay up to $547,500 to holders of the Private Placement Notes who agree to exchange such notes for 12% non-convertible Exchange Notes, and up to $273,750 to the solicitation agent engaged by the Company to obtain exchanges; and (iii) the balance for working capital and general corporate purposes. To the extent that less than all 2,975,000 Company Shares are sold, the Company will first allocate up to $550,000 of such net proceeds to retire obligations incurred by

Conquest Air, second to make required payments (up to a maximum of $821,250) in connection with 12% non-convertible Exchange Notes which are accepted in exchange for its outstanding 10% convertible Private Placement Notes, and the balance, if any, for working capital and general corporate purposes.



      Any proceeds received from the exercise of the Class B Warrants, Underwriter's Warrants and Class Z Warrants offered hereby, together with net proceeds from the sale of Company Shares allocated to working capital, will be initially used to the extent of up to $800,000 to redeem shares of outstanding Series E Preferred Stock of the Company, if and as required. The balance, if any, together with any proceeds received from the exercise of the Public Warrants and other outstanding options and Warrants, shall be used for working capital and general corporate purposes. See "Risk Factors - Potential
Obligation to Redeem Certain Securities."   The issuance of the 881,631
Creditors Shares reduced existing Company indebtedness and accounts payable by as much as $981,631. See "Business - Settlement with Certain Creditors."

                                  RISK FACTORS

      The securities offered hereby involve a high degree of risk and substantial dilution to the percentage equity of current stockholders and should only be purchased by investors able to sustain the loss of their entire investment. See "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION

      The following sets forth summary financial information regarding the Company. The summary financial information as of September 30, 1994, September 30, 1993, September 30, 1992 and September 30, 1991 and for each of the three years in the period ended September 30, 1994 has been abstracted from the financial statements of the Company included elsewhere herein.

SUMMARY FINANCIAL INFORMATION (1)  (In Thousands, except per share data)

      The following is a summary of the Company's financial information extracted from indicated year-end Consolidated Financial Statements and is qualified in its entirety by the detailed information appearing in the audited Consolidated Financial Statements and unaudited interim Financial Statements and the notes thereto. The unaudited statements and data at June 30, 1994 and 1995, and for the respective nine months then ended, are not necessarily indicative of future results and should not be considered as a forecast for the year as a whole or for any future periods.

STATEMENT OF OPERATIONS DATA (3)
                                                  Nine Months Ended

                                                       June 30,                          Years Ended September 30,
                                                  ---------------------         -------------------------------------------
                                                     1995       1994            1994      1993      1992      1991     1990
                                                     ----       ----            ----      ----      ----      ----     ----
                 Net sales . . . . . . . . . . . . $29,341    $30,677         $41,992   $38,783   $38,653   $39,277  $45,747
                 Cost of sales . . . . . . . . . .  18,780     18,748          26,078    23,675    24,078    24,282   28,413
                 Net income (loss) . . . . . . . .  (4,045)       550             284       443      (741)   (1,742)    (703)

                 Pro forma net income (loss)(1). .  (4,045)       550             284       508      (516)   (1,137)    (488)
                 Pro forma net income (loss)
                 per share (2) . . . . . . . . . . $  (.46)   $   .05          $  .00    $  .06     $(.07)    $(.16)   $(.07)
                 Number of shares used in
                 computation . . . . . . . . . . .   9,345      7,181           7,675     7,181     7,181     7,181    7,181
BALANCE SHEET DATA (4)
                                                            September 30,       June 30, 1995
                                                              1994            Actual  ProForma(5)
                                                            ------------      -------------------
                           Current assets  . . . . . .       $ 15,757       $ 15,307     $15,031
                           Total assets  . . . . . . .         27,811         28,528      28,815
                           Current liabilities . . . .          9,491         10,415       7,955
                           Long term debt  . . . . . .         16,706         17,443      18,396
                           Stockholders' equity                 1,614            670       2,463
                           (deficiency)  . . . . . . .

-------------------------
(1) Pro forma net income (loss) has been calculated after giving effect to the pro forma adjustments to the income tax provision as if the Company had not operated as an "S" corporation. As of January 1, 1994, the Company ceased operating as an "S" corporation.

(2) Pro forma net income (loss) per share reflects the recapitalization of the Company as a result of the Wico Merger. Common Stock equivalents have been included in years where they produce a dilutive effect.


(3) Includes the results of operations for the acquired Langworthy businesses since June 20, 1994. Results of the airline operations have been excluded from sales and cost of sales, but are included in net income
      (loss) and pro-forma net income (loss).

(4) Includes the assets and liabilities resulting from the Wico Merger and acquisition of Langworthy which have been valued at their estimated fair values as of June 20, 1994.

(5) Pro forma to give effect to (i) the completion of the 1995 Private Placement of an aggregate of 2,082,147 shares of Common Stock in July 1995, (ii) and the redemption of $200,000 of Series D Preferred Stock and $150,000 note payable to an affiliate, and (ii) the issuance of Creditors Shares in reduction of approximately $810,000 of accrued Company obligations which were recorded at June 30, 1995.

                                  RISK FACTORS

      THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL INVESTMENT RISKS. ACCORDINGLY, COMMON STOCK AND WARRANTS SHOULD BE PURCHASED OR EXERCISED AND COMPANY NOTES CONVERTED INTO COMMON STOCK ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN THE COMPANY AND ITS BUSINESS PRIOR TO PURCHASE, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

RECENT LOSSES

      Although the Company had net income of approximately $284,000 for the year ended September, 30, 1994, and $443,000 for the year ended September 30, 1993, the Company reported a net loss of approximately $4,045,000 for the nine-month period ended June 30, 1995, compared with net income of approximately $550,000 for the nine-month period ended June 30, 1994. Approximately $2,703,000 of the losses in the nine-month period ended June 30, 1995 are attributable to losses incurred by Conquest Air (including a cumulative adjustment of $1,916,000) and $775,000 relate to the amortization of debt discounts. The balance of such losses are attributable to adverse trends in the business operated by Wico Corporation (the principal operating subsidiary of the Company). In addition, Wico Corporation had net losses of approximately $741,000 and $1,742,000 for the fiscal years ended September 30, 1992 and September 30, 1991, respectively. There can be no assurance that the Company will operate profitably in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DECREASE IN STOCKHOLDERS' EQUITY; DEFICIT TANGIBLE NET WORTH


      As of September 30, 1994 (partially as a result of the Wico Merger), the Company's stockholders' equity was approximately $1,614,000. However, due to losses in the nine months ended June 30, 1995, and notwithstanding the receipt of approximately $1,570,000 from the issuance of Common Stock in the third quarter of 1995, stockholders' equity at June 30, 1995 was reduced to approximately $670,000. Although such stockholders' equity increased subsequent to June 30, 1995 as a result of the receipt in July 1995 of an additional $1,180,000 of net proceeds from the sale of 1995 Private Placement Shares, and will further increase upon the issuance of up to 881,631 Creditors Shares in reduction of up to $981,631 of liabilities, there can be no assurance that the Company will not continue to incur significant net losses which would result in future reductions of stockholders' equity. In addition, at June 30, 1995, the Company's tangible net worth (tangible assets less liabilities) was a deficit of approximately $5,500,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations- Pro Forma Balance Sheet" and "Business - Sale of Conquest Air; 1995 Private Placement; and Settlements with Certain Creditors."


SUBSTANTIAL INDEBTEDNESS AND DEFAULTS UNDER PRIOR CREDIT AGREEMENT

      The Company is subject to substantial indebtedness for money borrowed, including an aggregate of approximately $19.7 million outstanding at October 31, 1995 under a revolving credit facility due September 30, 1998 and a separate senior secured term loan maturing in 2000, and $2.737 million of Private Placement Notes due October 1996. To the extent that the Company is able to exchange such Private Placement Notes for $2.737 million of 12% Exchange Notes, any remaining Private Placement Notes and all newly issued Exchange Notes will be due and payable in full on October 1, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations- Liquidity and Capital Resources (Private Placements)" and "Business -1994 Private Placement."

      The Company's revolving credit and term loan facilities with institutional lenders are secured by substantially all of the assets of the Company, limited personal guarantees from Stephen R. Feldman, Chairman of the Board of the Company, and Bentley J. Blum, a principal stockholder and director, in the amounts of $1.0 million and $3.0 million, respectively, and by pledges in favor of one of such institutional lenders of all of the Company's Common Stock owned by certain principal stockholders, representing approximately 60% of the Company's outstanding Common Stock. (see "Possible Change in Control" below).

      At June 30, 1995 and at September 30, 1995, the Company had drawn the maximum $13.0 million available under its prior line of credit facility and, as of both such dates, was not in compliance with certain financial covenants under the credit agreement with its then institutional lender. Such lender waived non-compliance with such covenants on June 30, 1995, and recently waived non-compliance with such covenants at September 30, 1995 in connection with a refinancing of the Company's senior secured indebtedness effected October 20, 1995.


      On October 20, 1995, the Company's operating subsidiaries completed a refinancing of its senior secured indebtedness with its existing institutional lender and another commercial lender. Pursuant to the terms of the refinancing, the Company's operating subsidiaries received a maximum $14.0 million senior secured revolving credit facility with the new commercial institutional lender due in September 1998, out of which $6.0 million was applied in reduction of its indebtedness to its current institutional term lender, and the remaining outstanding balance due such lender was restated as a $12.6 million term loan facility payable in installments with a final payment of approximately $10 million due in 2000. The terms of the refinancing requires the Company and its subsidiaries to comply with a number of ongoing covenants, including revised financial covenants. There is no assurance that the Company or its subsidiaries will be able to comply with such financial covenants or that additional waivers would be forthcoming in the event of such non-compliance in the future. In the event such waivers are required and are not obtained, the lenders could declare all indebtedness to be immediately due and payable and would be entitled to exercise their remedies under the credit agreements. See "Risk Factors - Security Interests and Restrictive Loan Covenants" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


CASH FLOW AND LIQUIDITY PROBLEMS

      The Company is also suffering from liquidity and cash flow problems, primarily as a result of negative cash flow in the Company's recently sold airline business, and losses in the Company's gaming business. However, as a result of costs associated with the consolidation of its recently acquired gaming subsidiary and weakness in demand for certain of the products distributed by Wico, the Company's manufacturing and distribution businesses also suffered losses due to a lack of working capital and attendant inventory shortages. The operations from the Company's continuing businesses generated positive cash flow in fiscal 1994, 1993 and 1992 in the amounts of approximately $1,761,000, $1,832,000 and $1,300,000, respectively. However, for the nine months ended June 30, 1995, operating cash flow from such businesses was negative by $363,000 and total cash flow, exclusive of approximately $1,570,000 received from the issuance of Common Stock in June 1995, was negative by approximately $669,000. Although the Company's believes that the recent refinancing of its senior debt will relieve its current cash flow shortages, there is no assurance that the Company will not incur additional cash flow shortages in the future or default in payment of its indebtedness, including the $2,737,500 aggregate amount of Private Placement Notes and/or Exchange Notes due in October 1996. See "Management's Discussion and Analyses of Financial Conditions and Results of Operations - Liquidity and Capital Resources."

SECURITY INTERESTS AND RESTRICTIVE LOAN COVENANTS

      Wico, a wholly-owned subsidiary of the Company, and the operating subsidiaries of Wico are parties to lending agreements with its two institutional lenders which provide for a term loan and a revolving credit facility and which contain various financial and other covenants. Such covenants, among other things, require that Wico and its consolidated subsidiaries maintain certain minimum levels of adjusted net worth and consolidated cash flow and minimum ratios of debt service coverage and interest expense to indebtedness, and prohibit the Company and its subsidiaries, without the lenders consent, from declaring any dividends, making any acquisitions, incurring additional indebtedness and engaging in certain other transactions. Substantially all of the Company's consolidated assets are pledged as
collateral to secure its indebtedness to the institutional lenders.   The
obligations of the Company and its subsidiaries under the credit agreements are cross-defaulted, so that upon the occurrence of an event of default under either of the credit agreements, both lenders could declare all indebtedness to be immediately due and payable and would be entitled to exercise the rights of secured creditors and foreclose upon substantially all of the assets of the Company, Wico and its subsidiaries. In such event, it is unlikely that the stockholders of the Company would realize any value on their investment in the equity of the Company. Moreover, to the extent that the Company's consolidated assets serve as collateral to secure outstanding indebtedness, or are restricted from being used as security for outstanding indebtedness, such assets will not be available to secure future indebtedness, which may adversely affect the Company's future borrowing ability.

      At June 30, 1995 and September 30, 1995 Wico was in default of its operating income covenant and ratio of interest expense to operating income covenant under the prior credit agreement with one of its institutional
lenders.   Although the institutional lender waived this requirement through
September 30, 1995 in connection with the senior debt refinancing consummated on October 20, 1995, there can be no assurance that the Company will be in compliance with these and other requirements of the new credit agreements following September 30, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

SALE OF CONQUEST AIR; CONTINUING SUBSTANTIAL LIABILITIES AND RISK OF NON-PAYMENT

      The operations of the Company's Conquest Air commuter airline business incurred significant losses which adversely affected the Company's working capital and liquidity position through June 30, 1995. As a result, the lessors of the aircraft operated by Conquest Air issued default notices and the Company was unable to pay certain other obligations of Conquest Air. The Company has agreed to pay by January 1996 approximately $550,000 to one of such lessors and a former Conquest Air supplier. See "Use of Proceeds."

      On June 30, 1995, the Company sold the stock of Conquest Air to Air L.A., Inc. ("Air LA"), a publicly-owned operator of a regional commuter airline. In consideration for such sale, the Company received an aggregate of $6 million of
Air LA equity securities and notes.   As part of the sale, in consideration for
250,000 Air LA stock options exercisable at $.50 per share through June 2000, the Company provided Air LA with a secured $250,000 bridge loan pending a contemplated debt refinancing by Air LA. At June 30, 1995, the Company was also in default in payments to lessors of the six remaining aircraft formerly operated by the Conquest Air in the amount of approximately $400,000. Although Air LA assumed such obligations, as at October 31, 1995 $192,000 of such $400,000 amount still remain outstanding. In addition, the Company has recently been advised that Air LA was in arrears in payment of approximately $248,000 of monthly aircraft lease installments due from July 1, 1995 through October 31, 1995. Air LA reported net losses of $5,376,802 for the nine month period ended March 31, 1995. Accordingly, even if it completes its debt refinancing and repays the Company's bridge loan, should Air LA not be able to pay its purchase price obligations to the Company, or be unable to cure prior defaults and pay ongoing obligations to its aircraft lessors on a timely basis, the Company could ultimately incur both a substantial financial loss from the sale of Conquest Air and be required to pay damages aggregating in excess of $2.2 million to the aircraft lessors. See "Management's Discussion and Analyses of Financial Conditions and Results of Operations - Results and Plan of Operations of Air LA" and "Business - Sale of Conquest Air."


POTENTIAL OBLIGATION TO REDEEM CERTAIN SECURITIES



      Pursuant to the terms of the Company's 800,000 outstanding shares of Series E Preferred Stock, the holders of such Series E Preferred Stock can require the Company to redeem such securities at $1.00 per share in the event that the Company consummates any public offering of its securities resulting in its receipt of gross proceeds of $3,000,000 or more. Although the Company's offering of the 2,975,000 Company Shares at $1.00 per share will not result in its receipt of gross proceeds of $3,000,000, to the extent that the Company receives cash proceeds from the exercise of all or any portion of the 1,961,925 Class B Warrants, the 53,241 Underwriter's Warrants or the 53,241 Class Z Warrants offered hereby, the aggregate gross proceeds received by the Company from the exercise of any of such 2,068,407 Warrants offered hereby could arguably be deemed to be coupled with gross proceeds received from the sale of the 2,975,000 Company Shares, resulting in the Company being obligated to redeem all or a portion of such Series E Preferred Stock. The Company (i) does not believe that the intent of the agreement with the holders of the Series E Preferred Stock was that cash proceeds which may be received at some indefinite time in the future from exercise of the offering of such 2,068,407 Warrants would constitute an event potentially triggering redemption of the Series E Preferred Stock, and (ii) does not anticipate, based upon the current market price of the Company's Common Stock ($1.1875 per share at November 8, 1995) and an average exercise price of approximately $5.02 per Warrant Share, that such Class B Warrants, Underwriter's Warrants or Class Z Warrants will be exercised in the foreseeable future. However, if the holders of the Series E Preferred Stock are subsequently able, upon exercise of any of such 2,068,407 Warrants, to compel the Company to repurchase the Series E Preferred Stock for up to $800,000, the required redemption of the Series E Preferred Stock would reduce amounts otherwise available for working capital and expansion of the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and "Description of Securities - Preferred Stock (Series E Preferred Stock)."


LICENSING AND REGULATION

      The Langworthy acquisition provided a significant product line expansion for the portion of Wico's prior business operations in the gaming industry, consisting principally of the supply of replacement parts for slot machines. However, such acquisition required the Company to secure additional licenses in order to expand the acquired business operations. The Company plans to engage in the gaming supply business in Connecticut, Indiana, Iowa, Louisiana, Missouri, Nevada, New Jersey, Mississippi and other jurisdictions where gambling is authorized. The Company has received approval for its license in Wisconsin and Mississippi, and has received a conditional license in New Jersey. However, there can be no assurance that the Company will not encounter delays in obtaining necessary licenses in other jurisdictions, and that such delays will not adversely affect the Company's planned casino supply business.

      While additional licenses or authorizations are not required for the continuation of the Company's sale and distribution of replacement parts for slot machines or its continuation of substantially all of the Langworthy operations in Nevada, and the Company has obtained approvals or conditional licenses in Mississippi and New Jersey, the Company will still be required to obtain licenses in other jurisdictions where gambling is authorized and the Company plans to engage in the gaming supply business. It should be noted, however, that Nevada accounted for approximately 50% of Langworthy's casino supply business in 1993.

      Any beneficial holder of securities of the Company may be subject to investigation by the gaming authorities in any or all of the jurisdictions in which the Company (or any of its subsidiaries) operates if such authorities have reason to believe that such ownership may be inconsistent with such state's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of securities will be subject to certain reporting and qualification procedures established by such gaming authorities, as well as local licensing authorities.

      The failure of the Company or its key personnel to obtain or retain required licenses, permits or approvals in one or more jurisdictions could have an adverse effect on this aspect of the Company's gaming supply business and could adversely affect the ability of the Company and its key personnel to obtain or retain licenses in other jurisdictions. No assurance can be given that such licenses, permits or approvals will be obtained, retained or renewed in the future in the jurisdictions where the Company may seek to operate or that competitors will not succeed in obtaining licenses where the licensing of the Company is delayed or not approved.

CONTROL BY PRINCIPAL STOCKHOLDERS

      The Company's officers and directors and their affiliates and family members beneficially own approximately 55.9% of the issued and outstanding Common Stock of the Company and hold options and warrants which, if fully exercised, would entitle such persons to own an aggregate of approximately 37% of the outstanding Common Stock on a fully-diluted basis, assuming exercise or conversion of all warrants, options and other securities exercisable for or convertible into Company Common Stock as at the Effective Date. Under Delaware law, the vote of only the holders of a majority of the outstanding voting capital stock is required to elect the entire Board of Directors and to effect fundamental corporate changes. There are no cumulative voting rights under the Company's Certificate of Incorporation, and thus such stockholders may possess the ability to elect all of the members of the Board of Directors of the Company, to increase its authorized capital, to dissolve or merge the Company or to sell its assets, if they so choose, and to generally exert substantial and effective control over the business and operations of the Company.

POSSIBLE CHANGE OF CONTROL

      Pursuant to its current credit agreement with its institutional lender, Bentley J. Blum, Stephen R. Feldman, Iris Feldman, Miriam Katowitz and Paul E. Hannesson (collectively, the "Pledgors") have pledged to the lender all of the outstanding capital stock of the Company now owned or hereafter acquired by each of them. Such shares represent approximately 60% of the total number of Company shares of Common Stock currently outstanding. Accordingly, upon the occurrence of an event of default (as defined), any and all shares of pledged stock held by the lender may, at the option of such lender or its nominee, be registered in the name of the lender or its nominee, and the lender or its nominee will succeed to all rights pertaining to such shares. In the event that the contemplated refinancing is consummated, it is anticipated that the Pledgors will continue to be required to pledge all of their shares of Company Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

CERTAIN POTENTIAL BENEFITS TO INSIDER


      In connection with the recent refinancing of the Company's senior indebtedness, Bentley J. Blum, a principal stockholder and director of the Company, increased his limited personal guaranty of such indebtedness from $1.0 million to $3.0 million, and has also collateralized the $2.0 million increase in his personal guaranty with certain assets independent of his interests in the Company. In consideration for his commitment to furnish such increased guaranty and collateral, in September 1995 the Company's Board of Directors agreed to issue to Mr. Blum, simultaneous with the closing of such refinancing and issuance of his increased collateralized guaranty, an aggregate 500,000 shares of Company Common Stock, at $.001 per share. Such shares were issued to Mr. Blum contemporaneous with the October 20, 1995 closing of the refinancing and the issuance of his collateralized increased guaranty. In addition to such 500,000 shares, the Company further agreed that on each anniversary of the date of closing of the refinancing, to the extent that Mr. Blum's $3.0 million collateralized guaranty shall then remain in effect, he shall receive five year warrants to purchase an additional 250,000 Company shares. Inasmuch as the terms of the refinancing contemplate a five year maximum term of the credit facility, Mr. Blum would potentially be entitled to receive warrants to purchase an aggregate of 1,250,000 additional Company shares. All such warrants, if and to the extent issued, shall have a term expiring five years from the date of issuance and will be exercisable at the closing sale price of the Company's publicly traded Common Stock on the date of issuance. On November 8, 1995, the closing sale price of the Company's Common Stock, as reported on NASDAQ, was $1.1875 per share. The 500,000 shares issued in October 1995 to Mr. Blum for $.001 per share represent a substantial potential for profit upon resale. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Management - Compensation Committee Interlocks and Insider Participation."


POTENTIAL CHARGE TO FUTURE EARNINGS.


      The excess, if any, between the closing sale price of the Company's Common Stock and the average value of approximately $1.11 per share for the Creditors Shares, could represent a charge to earnings to the Company in an amount equal to the difference between the closing sale price of the Company's Common Stock and value of the Creditors Shares on the date of issuance thereof. Although such charges to earnings will not impact consolidated stockholders' equity, it may have a material adverse effect on the market price of the Company's Common Stock. See "Management - Compensation Committee Interlocks and Insider Participation" and "Business - Settlement with Certain Creditors."

SEASONALITY

      Wico's consumer products segment experiences its peak sales relating to the Christmas holiday selling season. Due to the importance of the Christmas selling season, net sales relating thereto constitute a disproportionate amount of net sales for the entire year and all of Wico's income from operations of this segment. Unfavorable economic conditions affecting retailers generally during the Christmas selling season in any year could materially adversely affect Wico's results of operations for this segment. Wico must also make decisions regarding how much inventory to buy in advance of the season in which it will be sold. Significant deviations from projected demand for products can have an adverse effect on Wico's sales and profitability for this segment.

DEPENDENCE UPON KEY EXECUTIVE

      The success of the Company is largely dependent on the personal efforts of Steffen I. Magnell, its Chief Executive Officer and President, who devotes substantially all of his business time to the affairs of the Company and Wico. Mr. Magnell has entered into an employment agreement with the Company and Wico expiring March 31, 1998. Under the terms such agreement, Mr. Magnell is restricted from entering into competition with the Company. However, the Company does not currently maintain key employee life insurance on the life of Mr. Magnell. In the event that it became necessary to replace such person, the Company believes that another suitable executive would be available, although there can be no assurance that the terms and conditions of employment of such employee will not be less favorable to the Company. See "Management."

DEPENDENCE ON A LIMITED NUMBER OF SUPPLIERS.

      The Company's consumer products business has been largely dependent upon a principal supplier located in the Far East. Sales of such consumer products decreased by $1,390,000 (approximately 24%) in the nine months ended June 30, 1995 as compared to the comparable nine month period in fiscal 1994, primarily as a result of production difficulties encountered by such supplier. Although the Company continues to purchase products from such vendor and is seeking alternative sources of supply, there is no assurance that such sources will be available, or that its present supplier will not incur further production difficulties, either of which events may continue to adversely affect future sales of the Company's consumer products. See ""Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations."

NO MINIMUM NUMBER OF COMPANY SHARES OR UNDERWRITER FOR SALE OF COMPANY SHARES.


      There is no minimum number of Company Shares or net proceeds therefrom that must be sold or received by the Company in order to consummate the offering of the 2,975,000 Company Shares being offered pursuant to this Prospectus; which offering of Company Shares will terminate on January 31, 1996. Accordingly, the net proceeds, if any, received from the sale of Company Shares may be insufficient to cover offering expenses or otherwise enable the Company to discharge certain obligations intended to be paid with such proceeds. In addition, no funds provided by investors purchasing Company Shares will be returned, irrespective of the number of Company Shares sold.
See "Use of Proceeds" and "Plan of Distribution - The Company Shares."



      The 2,975,000 Company Shares are also being offered directly by the Company, without the services of any underwriter or placement agent either purchasing such Company Shares on a "firm commitment" basis or selling such
shares as agent on a "best efforts" basis.   In view of the absence of an
underwriter or placement agent, the offering price for the 2,975,000 Company Shares has been determined solely by the Company, without the involvement or participation of any independent party and no underwriter or other broker-dealer participated in the preparation of the offering documents. Although the Company may engage the services of registered broker-dealers to assist in the sale of the Company Shares, without the services of a recognized underwriter for such securities, there is a lesser likelihood of a successful completion of such offering for the account of the Company. See "Plan of Distribution - The Company Shares"


NO DIVIDENDS

      The payment of dividends, if any, on the Company's Common Stock rests within the discretion of its Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any dividends since inception, and has no present intention of paying any dividends on its Common Stock in the foreseeable future, and it intends to use earnings, if any, to generate increased growth. Wico, the Company's principal operating subsidiary, is also prohibited by the terms of its banking agreements from paying any dividends to the Company, other than certain limited amounts. The Company does not expect to declare or pay any dividends in the foreseeable future. The Company intends to retain future earnings for investment in its business.

RISK OF DELISTING FROM NASDAQ

      The Company's Common Stock is currently traded on the SmallCap Market of NASDAQ. NASDAQ imposes certain minimum criteria for continued listing of securities. These requirements include minimums for total assets, total capital and surplus, and share bid price of $2,000,000, $1,000,000 and $1.00, respectively. Any issue which falls below the $1.00 bid price, but has a market value of public float of $1,000,000 and equity of $2,000,000, is exempt from the minimum bid price requirement.

      In June 1995, NASDAQ notified the Company that, based on its consolidated balance sheet at March 31, 1995, the Company's capital and surplus had fallen below the minimum $1,000,000 amount necessary to maintain continued eligibility for listing on NASDAQ. Such notice advised that the Company would be subject to delisting unless it either demonstrated, through a periodic report filed with the Securities and Exchange Commission, compliance with the $1,000,000 minimum capital and surplus test, or requested a temporary exception to be considered by the NASDAQ Listing Qualifications Committee. Such exception request is applicable when a corporation has developed a plan of action that will result in full compliance, but requires additional time to implement.

      In response to the NASDAQ notification, in July 1995, the Company filed its required reports with the Securities and Exchange Commission and attended a hearing with NASDAQ. Based primarily upon receipt of proceeds aggregating approximately $2.9 million from its 1995 Private Placement, the Company was able to demonstrate its renewed compliance with the listing requirements; and as a result, NASDAQ withdrew its notice to the Company.

      If the Company's Common Stock were delisted from NASDAQ, it would trade on either the NASD Bulletin Board or in the over the counter market in what is commonly referred to as the "pink sheets", and be subject to the "penny stock" rules of the Securities and Exchange Commission. As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock or other securities. If this were to occur, the market for the Company's Common Stock would be materially and adversely affected.

SIGNIFICANT DILUTION TO PERCENTAGE EQUITY INTERESTS OF PRESENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET PRICE OF COMMON STOCK


      As at October 31, 1995, the Company's outstanding capital stock consists of (i) 7,550 shares of convertible Series A Preferred Stock, (ii) 2,000,000 shares of convertible Series B Preferred Stock, (iii) 800,000 shares of convertible Series E Preferred Stock, and (iv) 12,622,454 shares of Common Stock. An aggregate of 881,631 Creditors Shares were recently issued to certain creditors of the Company in exchange for accrued obligations aggregating up to $981,631, and an additional 2,975,000 Company Shares are being offered hereby by the Company at $1.00 per share until not later than January 31, 1996. See "Plan of Distribution - The Company Shares."



      In addition to the aggregate of 12,622,454 shares of Common Stock presently outstanding and the maximum of 2,975,000 additional shares to be outstanding upon the sale of all 2,975,000 Company Shares offered hereby, 6,420,057 additional shares of Common Stock are being registered pursuant to the Registration Statement of which this Prospectus is a part and are issuable in connection with (i) the 2,718,407 Warrant Shares underlying the Class B Warrants, the Bank Warrant, the Affiliate Warrant and the Underwriter's Warrants, (ii) an estimated 2,281,250 Private Placement Conversion Shares,
(iii) the 1,030,400 Preferred Stock Conversion Shares, and (iv) 195,000 Warrant Shares issuable upon exercise of the outstanding Public Warrants. The foregoing does not include a maximum of 4,075,500 additional shares issuable and potentially issuable in connection with other outstanding options and warrants, including an aggregate of 1,895,500 shares underlying outstanding warrants and options held by officers and directors of the Company and their affiliates, and up to an additional 1,250,000 shares underlying warrants which may be issued in connection with the Company's senior debt refinancing to Bentley J. Blum, a principal stockholder and director, in consideration for his increased personal guaranty of institutional indebtedness and his providing personal collateral to secure such increased guaranty. See "Management - Compensation Committee Interlocks and Insider Participation."



      The potential issuance of an additional 13,470,557 shares of Common Stock (including the maximum 1,250,000 shares potentially issuable to Mr. Blum in connection with the contemplated refinancing) represents 51.6% of the 26,093,011 shares of Common Stock which would be outstanding on a fully-diluted basis, assuming exercise or conversion of all such options, warrants and convertible securities.



      In addition, the Private Placement Conversion Shares are issuable at 80% of the applicable closing bid price of the Company's publicly traded Common Stock on each date that Private Placement Notes may be converted into Common Stock. The 2,281,250 Private Placement Conversion Shares referred to above are assumed based upon a $1.20 conversion price. However, based on the $1.1875 closing bid price of the Company's Common Stock at November 8, 1995, the conversion price on such date would have been $0.95 and an aggregate of 2,881,579 Private Placement Conversion Shares would have been issued if all $2,737,500 of Private Placement Notes had been converted on such date. Accordingly, the 26,093,011 shares of Common Stock potentially issued on a fully-diluted basis may be significantly increased depending upon the applicable conversion prices of Private Placement Notes in effect on the date of conversion, and otherwise adjusted depending upon whether and to the extent that holders of the convertible Private Placement Notes accept non-convertible 12% Exchange Notes and cash in exchange for such Private Placement Notes. See "Business - 1994 Private Placement."


      The issuance of such additional shares of Common Stock would represent substantial dilution to the interests of present stockholders in the percentage equity ownership of the Company, and such issuances (or even the potential thereof) is likely to have a significant depressive effect on the current market price of the Company's publicly traded Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE


      At October 31, 1995, there were an aggregate of 12,622,454 shares of Common Stock outstanding, including 3,481,821 shares which are being registered for immediate resale pursuant to this Prospectus; and an additional maximum 2,975,000 Company Shares which may be sold by the Company shortly after the Effective Date of this Prospectus. In the four fiscal 1995 quarters ended September 30, 1995, the market price of the Company's publicly traded Common Stock has fluctuated between a low of approximately $.25 per share to a high of $3.125 per share. The existence on the Effective Date of this Prospectus of an aggregate of 6,481,821 shares of Common Stock available for immediate resale into the market is likely to have a significant depressive effect on the market price of the Company's publicly traded Common Stock, and could render difficult the sales of Common Stock by investors. In addition, the potential issuance of up to 6,420,057 additional registered shares of Common Stock upon the exercise of Warrants and the conversion of Company Private Placement Notes and Series B and Series E Preferred Stock represents a further potential "overhang" on the future market price of the Company's Common Stock.


      Upon the Effective Date of this Prospectus, approximately 7,500,000 shares of Common Stock will be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in transactions not involving a public offering. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, after at least two years have elapsed since the purchase of such shares from the Company or its affiliate, the holder of the shares can (along with any person with whom such individual is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months may, after at least three years have elapsed from the purchase of the restricted securities from the Company or an affiliate, sell such restricted shares under Rule 144 without regard to any of the limitations described above.

      Because substantially all of the Company's outstanding restricted shares of Common Stock will become eligible for sale pursuant to Rule 144 on or before July 1997 (three years from the closing of the Wico Merger), the possible or actual sales of Common Stock by stockholders of the Company pursuant to Rule 144 could have a further depressive effect upon the price of the Common Stock in any market that may develop therefor, and could also render difficult the sales of Common Stock by investors.

NECESSITY OF CONTINUING POST-EFFECTIVE AMENDMENTS TO THE COMPANY'S REGISTRATION STATEMENT AND STATE BLUE SKY REGISTRATION; EXERCISE OF WARRANTS; OBLIGATION TO SELLING SECURITYHOLDERS


      In order to exercise the Class B Warrants, the Public Warrants, the Underwriter's Warrants and Class Z Warrants and purchase the underlying Common Stock, it is necessary that such warrants and underlying Common Stock be registered or otherwise exempt from applicable registration requirements. In addition, the conversion of the Private Placement Notes into 1994 Private Placement Conversion Shares will likewise require the registration of such shares. The Company would be unable to issue Common Stock to those persons desiring to exercise their Class B Warrants and convert their Private Placement Notes unless and until the underlying Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required qualification.



      The Class B Warrants, the Public Warrants, the Underwriter's Warrants and the Class Z Warrants will not be exercisable and the Private Placement Notes may not be converted unless the Company maintains a current Registration Statement on file with the Commission through post-effective amendments to the Registration Statement containing this Prospectus. The Class B Warrants may not be redeemed by the Company at any time when a current registration is not maintained. However, the failure to maintain an effective registration statement will not extend the term of the Class B Warrants, the Public Warrants, the Underwriter's Warrants and the Class Z Warrants. Although the Company plans to file appropriate post-effective amendments to the Registration Statement containing this Prospectus, and to maintain a current Registration Statement on file with the Commission relating to the Class B Warrants, the Public Warrants, the Underwriter's Warrants, the Class Z Warrants, the shares of Common Stock underlying such Class B Warrants and the 1994 Private Placement Conversion Shares, there can be no assurance that such will be accomplished or that the Class B Warrants, the Public Warrants, the Underwriter's Warrants or the Class Z Warrants will continue to be so registered. See "Description of Securities - Warrants."



      In addition to the Class B Warrants, the Public Warrants, the Underwriter's Warrants, the Class Z Warrants, the shares of Common Stock underlying such Warrants and the 1995 Private Placement Conversion Shares, the Company has undertaken to maintain a current registration statement with regard to the other Selling Securityholders' securities after the date of this Prospectus until all such securities have been resold or are otherwise capable of being resold pursuant to an exemption from the registration requirements of the Securities Act. The obligation to maintain a current registration statement may impose a financial burden on the Company and create a contractual liability of the Company to the Selling Securityholders.


AUTHORIZATION OF PREFERRED STOCK

      The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock (the "Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of this Prospectus, there are outstanding 7,550 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock, and 800,000 shares of Series E Preferred Stock, which are convertible, at the option of the holders, into an aggregate of approximately 1,036,440 shares of Common Stock. There can be no assurance that additional Preferred Stock of the Company will not be issued in the future.

                                USE OF PROCEEDS


      Other than proceeds received from the sale of up to 2,975,000 Company Shares and/or upon exercise of outstanding options and/or warrants, the Company will not receive any of the proceeds from the sale of any 1994 Private Placement Conversion Shares, 1995 Private Placement Shares, Creditor Shares, Class B Warrants, Underwriter's Warrants or other securities offered hereby. Any net proceeds received by the Company from the sale of any or all of up to 2,975,000 Company Shares (estimated at up to approximately $2,477,500 after payment of maximum selling commissions of $297,500 (10% of the gross proceeds) and approximately $200,000 in other offering expenses) will be used by the
Company: (i) to repay up to $550,000 of accrued obligations retained by the Company related to its former Conquest Air subsidiary; (ii) to pay up to $547,500 to holders of the Private Placement Notes who agree to exchange such notes for the Company's 12% non-convertible Exchange Notes, and up to $273,750 to Rickel & Associates, Inc., as soliciting agent in connection with such note exchange offer; and (iii) the balance for working capital purposes.


      The $550,000 of accrued obligations are represented by approximately $350,000 due to an unaffiliated former aircraft lessor to Conquest Air and $200,000 due to an unaffiliated third party who rendered aircraft maintenance services to Conquest Air prior to June 1995. Both such obligations are due and payable in full, without interest, on or before January 31, 1996.


      To the extent that less than all 2,975,000 Company Shares are sold, the Company will: (i) first allocate up to $550,000 of such net proceeds to retire the accrued obligations incurred by Conquest Air, (ii) second, to make required payments (up to a maximum of $821,250) in connection with 12% non-convertible Exchange Notes accepted in exchange for the Company's currently outstanding convertible 10% Private Placement Notes, and (iii) the balance, if any, for working capital and general corporate purposes.



      Any proceeds received from the exercise of the Class B Warrants, Underwriter's Warrants and Class Z Warrants offered hereby, together with net proceeds from the sale of Company Shares allocated to working capital, will be initially used to the extent of up to $800,000 to redeem shares of outstanding Series E Preferred Stock of the Company, if and as required. The balance, if any, together with any proceeds received from the exercise of the Public Warrants and other outstanding options and Warrants, shall be used for working capital and general corporate purposes. See "Risk Factors - Potential
Obligation to Redeem Certain Securities."   The issuance of the 881,631
Creditors Shares reduced existing Company indebtedness and accounts payable by as much as $981,631. See "Business - Settlement with Certain Creditors."



      The maximum amount of proceeds receivable from the exercise of the Class B Warrants, Public Warrants and Underwriter's Warrants (and underlying Class Z Warrants) is approximately $10,000,000. However, inasmuch as the current per share exercise prices of the Class B Warrants, Public Warrants, Underwriter's Warrants and Class Z Warrants is significantly in excess of the current market price of the Company's Common Stock, it is unlikely that such Warrants will be exercised in the near future unless there is an appreciable increase in the market price of the Company's outstanding Common Stock. Such market price may be significantly adversely affected by the large number of additional shares of Common Stock being registered for sale in this Prospectus. See "Risk

Factors - Significant Dilution to Present Stockholders and Depressive Effect on Market Price of Common Stock; Shares Eligible for Future Sale" and "Selling Securityholders."

           MARKET PRICES OF THE COMPANY'S PUBLICLY TRADED SECURITIES

      The Company's Common Stock is traded on NASDAQ under the symbol "CAIR." NASDAQ is the principal market for all of the Company's securities. The Company's Common Stock is also listed on the Boston Stock Exchange ("BSE") under the symbol "CAC."

      The Company's 195,000 Public Warrants are included in NASDAQ under the symbol "CAIRW." Such Warrants are also listed on the BSE under the symbol "CACWS." The Public Warrants are exercisable at $5.00 per share and expire on June 20, 1999. In accordance with their original terms, the Public Warrants are redeemable in whole or in part at a price of $.10 per Public Warrant, at the option of the Company, upon 30 days' written notice at any time, provided the closing bid price of the Company's Common Stock, as traded on NASDAQ or in the over-the-counter market, is at least $6.84 for five consecutive days ending on the day prior to the date of any notice of redemption. The Public Warrants are exercisable until the close of business on the day preceding the date fixed for redemption.

      The Company's Series A Preferred Stock is traded on the BSE under the symbol "CACP" and was traded on NASDAQ in the first and second quarters of the Company's fiscal year ended September 30, 1993. The NASDAQ quotes are noted with an asterisk in the table below.


[the balance of this page intentionally left blank]

      The following table sets forth high and low sale prices for the Common Stock, Public Warrants and Series A Preferred Stock, as reported on NASDAQ and on the BSE (with respect to the Series A Preferred Stock). Reported prices are adjusted to reflect the reverse one-for-ten stock split of the Company's common stock effective in November 1994.

                                                                    Public              Series A
                                           Common Stock            Warrants             Preferred
                                       -------------------------------------------------------------
  Fiscal Year 1993                       High         Low        High      Low       High       Low
----------------------------------------------------------------------------------------------------
       1st Quarter  . . . . . . . .    43 3/4       23 3/4    14 3/8      5         32 1/2       17
       2nd Quarter  . . . . . . . .    25            6 7/8     6 7/8     3 1/8      17            8
       3rd Quarter  . . . . . . . .    18 1/8        9 3/8   5 19/20     1 5/8      12            7
       4th Quarter  . . . . . . . .     3 7/8       1 1/16     1 3/8      5/16      24            7
  Fiscal Year 1994                       High         Low        High      Low       High       Low
----------------------------------------------------------------------------------------------------
       1st Quarter  . . . . . . . .    38 1/8       17 1/2    14 3/8     6 1/4          24       14
       2nd Quarter  . . . . . . . .    23 3/4       12 1/2     8 1/4     3 3/4          16       10
       3rd Quarter  . . . . . . . .    18 3/8        6 1/2     6 1/4     1 1/4          10        7
       4th Quarter  . . . . . . . .        1           1/2       3/8      1/16           8        4
  Fiscal Year 1995                       High         Low        High      Low       High       Low
----------------------------------------------------------------------------------------------------
       1st Quarter  . . . . . . . .       3           5/8        1/8      1/32         6         4
       2nd Quarter  . . . . . . . .     1 7/8        13/16        1       1/32         6         4
       3rd Quarter  . . . . . . . .     3 1/8         7/8        7/8       1/8         6         4
       4th Quarter    . . . . . . .    3 11/16       1 1/2       7/8       1/8         8         2


      As of November 8, 1995, the closing sale price of the Common Stock was $1.1875, the closing sale price of the Public Warrants was $0.25, and the closing sale price of the Series A Preferred Stock was $3.00.



      The number of record holders of Common Stock, Public Warrants and Series A Preferred Stock as of November 8, 1995 was approximately 667, one and four, respectively.


                                DIVIDEND POLICY

      The payment of dividends, if any, on the Company's Common Stock rests within the discretion of the Company's Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any dividends since inception, and has no present intention of paying any dividends on its Common Stock in the foreseeable future. The Company intends to use earnings, if any, to further the growth of its business. Wico and the Company's principal operating subsidiaries, are also prohibited by the terms of its credit agreements from declaring or paying any dividends to Company stockholders.

[the balance of this page intentionally left blank]

                            SELECTED FINANCIAL DATA

      The selected financial data as of September 30, 1994, 1993 and 1992 and for each of the three years in the period ended September 30, 1994 has been abstracted from the audited financial statements of the Company included elsewhere herein; the selected financial data as of September 30, 1992 and September 30, 1991 and for the period ended September 30, 1990 has been abstracted from audited financial statements of the Company not presented herein. The selected financial data as of June 30, 1995 and for the nine-month periods ended June 30, 1995 and 1994 are derived from the Company's unaudited financial statements, and, in the opinion of management have been prepared on the same basis as the Company's audited financial statements and include all adjustments, consisting of normal recurring items, necessary for a fair presentation of such interim financial data. The results of operations for the interim periods presented are not necessarily indicative of results of operations that may be expected for the year ending September 30, 1995. The selected financial data should be read in conjunction with such financial statements and related notes included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Statement of Operations Data (3)

                                                   (In thousands, except per share data)
                               Nine Months Ended
                                    June 30,                           Years Ended September 30,
                             --------------------------------------------------------------------------------
                                 1995       1994            1994       1993      1992       1991      1990
                                 ----       ----            ----       ----      ----       ----      ----

  Net sales . . . . . . . .   $29,341    $30,677         $41,992   $38,783    $38,653   $39,277    $45,747
  Cost of sales . . . . . .    18,780     18,748          26,078    23,675     24,078    24,282     28,413
  Net income (loss) . . . .    (4,045)       550             284       443       (741)   (1,742)      (703)
  Pro forma net income         (4,045)       550             284       508       (516)   (1,137)      (488)
  (loss)(1) . . . . . . . .

  Pro forma net income
  (loss)                      $  (.46)    $.  06          $  .00    $  .06    $  (.07)  $  (.16)   $  (.07)
    per share (2) . . . . .
  Number of shares used
    in computation  . . . .     9,345      7,181           7,675     7,181      7,181     7,181      7,181

Balance Sheet Data (4)

                                   June 30,                          September 30,
                                 -----------     ----------------------------------------------------
                                     1995            1994       1993       1992       1991       1990
                                     ----            ----       ----       ----       ----       ----
  Current assets  . . . . . .       $ 15,307     $ 15,757   $ 15,099   $ 15,713   $ 15,642   $ 18,145
  Total assets  . . . . . . .         28,528       27,811     19,912     21,384     23,158     27,394
  Current liabilities . . . .         10,415        9,491      6,487      6,598      7,465      7,715
  Long term debt  . . . . . .         17,443       16,706     23,850     27,450     28,608     31,300
  Stockholders' equity                   670        1,614    (10,425)   (13,664)   (12,915)   (11,621)
  (deficiency)  . . . . . . .

---------------------------------
(1) Pro forma net income (loss) has been calculated after giving effect to the pro forma adjustments to the income tax provision as if the Company had not operated as an "S" corporation. As of January 1, 1994, the Company ceased operating as an "S" corporation.

(2) Pro forma net income (loss) per share reflects the recapitalization of the Company as a result of the Wico Merger. Common Stock equivalents have been included in years where they produce a dilutive effect.


(3) Includes the results of operations for the acquired Langworthy businesses since June 20, 1994. Results of airline operations are excluded from sales and cost of sales, but are included in net income (loss) and pro forma net income (loss).


(4) Includes the assets and liabilities resulting from the Wico Merger and acquisition of Langworthy which have been valued at their estimated fair values as of June 20, 1994.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto and "Selected Financial Data" included elsewhere in this Prospectus. Prior to the Wico Merger, the Company's primary business was the operation of its turbo-prop airline operations and its jet airline operations. The Company sold its jet operations in June 1994 (prior to the Wico Merger) and has sold its turbo-prop operations in June 1995. See "Business - Sale of Conquest Airlines."


OVERVIEW

      The Company's results of operations are impacted by trends in the coin-operated machine market as well as those of consumer video game entertainment activities. Sales of the Company's distribution segment have been essentially flat reflecting the soft condition of the coin-operated machine market. Although sales of the Company's consumer segment are less in the nine months ended June 30, 1995 than for the comparable nine-month period in fiscal 1994, management expects an increase in consumer products sales in the fourth quarter of fiscal 1995 so that total sales of consumer products in fiscal 1995 will equal or exceed sales levels in such segment for fiscal 1994. Management believes that consumer products sales will continue to reflect the increased popularity of personal computer based video entertainment.

RESULTS OF OPERATIONS

Nine months ended June 30, 1995 compared to Nine months ended June 30, 1994:

                                                                                                 June 30,
                                                                                       1995                    1994
                                                                                   ---------------------------------------
                                                                                              (In Thousands)
                                                                                   ---------------------------------------
               Sales:
                                Distribution                                              $23,230                $24,836
                                Consumer products                                           4,451                  5,841
                                Gaming                                                      1,660                      _
                                                                                   ---------------------------------------
                                                                                           29,341                 30,677
               Gross Profit:
                                Distribution                                                8,456                  9,539
                                Consumer products                                           1,952                  2,390
                                Gaming                                                        153                      -
                                                                                   ---------------------------------------
                                                                                           10,561                 11,929
               Selling, Distribution and Administrative                                    10,655                  9,218
               Amortization                                                                   392                    232
               Loss From Commuter Airline Operation                                         2,703                      _
               Interest Expense                                                             1,639                  1,310
               Amortization of Debt Discount                                                  775                    -0-
               Other Expense                                                                  181                    296

               Income (Loss) From Before Income Taxes (Benefit)                            (5,784)                   873
               Net Income (Loss)                                                           (4,045)                   550

      Sales for the nine months ended June 30, 1995 were $29,341,000 as compared to $30,677,000 for the comparable 1994 nine month period. The aggregate $1,336,000 decrease (4.4%) was the result of distribution sales decreasing by $1,606,000 and consumer product sales decreasing by $1,390,000 from the comparable nine month period in 1994, including the discontinuation of certain Sega and Nintendo products which represented an immaterial portion of the consumer products business. Consumer products sales were adversely affected primarily by production difficulties experienced by one of the Company's vendors located in the Far East. Although the Company continues to purchase products from such vendor, it is currently seeking alternative sources of supply and believes that such alternatives sources will be available by the end of the second quarter of fiscal 1996. During the nine months ended June 30, 1995, decreased Company sales were partially offset by $1,660,000 of sales of Wico Gaming subsequent to its acquisition in June 1994.


      Distribution sales decreased 6.5% to $23,230,000. Distribution sales continued to be hampered by soft conditions in the coin machine market. Consumer sales declined 23.8% from the comparable prior year period. This decline is attributable to the soft Christmas market and the decline in consumer OEM sales.

      Additionally, sales of both coin-operated parts and consumer joysticks were negatively affected in the quarter due to a decreased availability of inventory, in part a result of working capital constraints. Such lost sales will not be recouped. Wico Gaming's sales were also negatively impacted by licensing requirements of individual states and the length of time required in obtaining such licenses. While applications have been submitted in all major gaming states, the approval process is continuing.

      Gross profit for the nine months ended June 30, 1995 was $10,561,000 as compared to $11,929,000 for the comparable prior year period. Distribution gross margin percentage for the nine months ended June 30, 1995 was 36.4% as compared to 38.4% for the comparable prior year period. The decline was the result of increased price competition in an overall soft market. The consumer products division's gross margin percentage increased from 40.9% to 43.9%.
Wico Gaming's gross margin of $153,000 represented a gross margin percentage of approximately 9.2% of its net sales for the period.

      Selling, distribution and administration expenses for the nine months ended June 30, 1995 were $10,655,000 (approximately 36.3% of sales) as compared to $9,218,000 (30.0% of sales) for the comparable prior year. This increase was largely the result of the inclusion of Wico Gaming, which accounted for $634,000 of expenses.

      Amortization of intangibles was approximately $392,000 in the nine months ended June 30, 1995, as compared to approximately $232,000 in the comparable prior year period. This increase is primarily attributable to amortization of goodwill incurred in connection with acquisitions and amortization of debt financing costs.

      During the nine months ended June 30, 1995, the Company recorded losses from its commuter air operation conducted by Conquest Air of approximately $2,703,000, including cumulative adjustments of $1,916,000 which have been treated as a reallocation of the purchase price of the commuter air operation.

      Interest expense (including amortization of debt discounts) increased from $1,310,000 to $2,414,000. The increase is a combination of higher borrowings as well as higher interest rates. Amortization of debt discounts and deferred loan costs was $775,000 in the current year period (none in the comparable prior year period). The debt discounts were recorded in the fourth quarter of fiscal 1994 as a result of the Company's refinancing of its principal bank debt and the private placement of securities (see Note F to Notes to Financial Statements).


      The Company recorded a loss from operations before tax benefit of $5,784,000 and a net loss of $4,045,000 for the nine months ended June 30, 1995. The result was due to reduced parts and supplies sales and gross margins, as well as the reorganization of Wico Gaming, a charge of $775,000 relating to the amortization of debt discounts recorded in the fourth quarter of fiscal 1994, and a provision for loss on the Company's commuter airline operations of $2,703,000. A deferred income tax benefit of approximately $1,739,000 was recorded during the nine months ended June 30, 1995 as a result of the tax benefits of the operating losses incurred during this period. Management believes that the deferred tax benefits will be recovered by the generation of financial reporting and taxable income prior to the expiration of such net operating losses.

Fiscal years Ended September 30, 1994, 1993 and 1992

  Year Ended September 30,                               1994              1993               1992
-------------------------------------------------------------------------------------------------------
                                                       (Dollars in thousands, except per share data)
  Sales:

    Distribution  . . . . . . . . . . . . . . .        $ 32,203            $32,981            $32,480
    Consumer  . . . . . . . . . . . . . . . . .           8,595              5,802              5,173
    Gaming (1)  . . . . . . . . . . . . . . . .           1,194                ---                ---
                                                       --------             ------             ------
                                                         41,992             38,783             38,653

  Gross Profit:
    Distribution  . . . . . . . . . . . . . . .          12,639             12,706             12,359
    Consumer  . . . . . . . . . . . . . . . . .           3,163              2,402              2,217
    Gaming  . . . . . . . . . . . . . . . . . .             111                ---                ---
                                                         ------             ------             ------

                                                         15,913             15,108             14,576
  Selling, Distribution and
    Administrative  . . . . . . . . . . . . . .          12,593             11,620             10,895
  Amortization of Intangibles . . . . . . . . .             375                689                978
  Amortization of Debt Discount . . . . . . . .             282                 --                 --
  Interest Expense  . . . . . . . . . . . . . .           1,732              2,063              2,684
  Other Charges . . . . . . . . . . . . . . . .             441                  8                608
  Net Income (loss) before income taxes . . . .             490                728               (738)
  Pro Forma Net Income (loss) (1) . . . . . . .             284                508               (516)
  Pro Forma Net Income (loss)
   per share (1)  . . . . . . . . . . . . . . .             .00               0.06              (0.07)

---------------------

(1)   For the period June 20, 1994 through September 30, 1994.

Fiscal Year Ended September 30, 1994 Compared with Fiscal Year Ended September 30, 1993

      Distribution sales decreased 2.4% to $32,203,000 while consumer sales increased 48.1% to $8,595,000, and gaming amounted to $1,194,000. Distribution sales continued to be hampered by soft conditions in the coin-operated machine market, particularly amusement games. The consumer sales increase of 48.1% was attributable to the increased acceptance of Suncom products at retail as well as significant OEM sales.

      Gross profit for the twelve months ended September 30, 1994 was $15,913,000, as compared with $15,108,000 in the twelve months ended September 30, 1993. This 5.3% increase was due to higher consumer sales at gross margins of 36.8%, as compared with 41.4% consumer margins in the previous year. The change reflected higher volume to an OEM customer at lower gross margins. Distribution margins increased slightly to 39.2% from 38.5% in the previous year.

      Selling, distribution and administrative expenses were approximately $12,593,000 for the twelve months ended September 30, 1994 versus $11,620,000 for the twelve months ended September 30, 1993, which was approximately 30% of total sales in each year. The 8.4% increase in expenses was the largely the result of an increase in variable advertising and freight expenses associated with improved consumer sales. Depreciation and amortization expense declined to $375,000 as compared with $689,000 in the previous twelve-month period, as certain intangibles were fully amortized. Due to debt discounts and related amortization, the Company anticipates amortization charges of approximately $1.3 million in the fiscal year ending September 30, 1995.

      During the twelve months ended September 30, 1994, interest expense declined to $1,732,000 as a result of lower principal amounts outstanding, as well as lower interest rates. High and low per annum interest rates were 8.5% and 6.7%, respectively, in the twelve months ended September 30, 1994, they were 10% and 7%, respectively, in the twelve months ended September 30, 1993.

      Other charges in 1994 included approximately $175,000 and $240,000 related to the write-offs of deferred registration costs and deferred financing fees, respectively.

      As a result of the aforementioned, the Company recorded income from operations before taxes of $490,000 in the twelve months ended September 30, 1994 as compared with income from operations before taxes of $728,000 in the twelve months ended September 30, 1993.

Fiscal Year Ended September 30, 1993 Compared with Fiscal Year Ended September 30, 1992

      Distribution sales increased 1.5% to $32,981,000, while consumer sales increased 12.2% to $5,802,000. Distribution sales increases were adversely affected by the slow economic recovery and the continued popularity of home-based video games. The consumer sales increase of $629,000 was largely attributable to the increased popularity of personal computer-based video entertainment.

      Gross profit for the fiscal year ended September 30, 1993 was $15,108,000, compared with $14,576,000 in the fiscal year ended September 30, 1992. This 3.6% increase was primarily the result of an increase in consumer gross margin from 42.9% to 41.4% of sales. This increase occurred due to the introduction of higher-margin new products and a reduction in the amount of close-out merchandise.

      Selling, general and administrative expenses were $11,620,000 in fiscal 1993, approximately 30% of sales, as compared with $10,895,000 in fiscal 1992, or 28.1% of sales. The 6.6% increase in expenses was the result of marketing and product development expenditures for new consumer products, as well as increased distribution marketing expenditures to support market share in the coin- operated machine parts and billiards markets. The amortization of intangibles resulting from acquisitions declined to $689,000 in fiscal 1993 as compared with $978,000 in fiscal 1992, as certain intangibles were fully amortized during 1992.

      During fiscal 1993, interest expense declined to $2,063,000 as a result of lower principal amounts outstanding, as well as lower interest rates. High and low per annum interest rates were 8% and 6.7%, respectively, in fiscal 1993, and 10% and 7%, respectively, in fiscal 1992.

      Wico recorded income before income taxes in fiscal 1993 of $728,000, as compared with a loss before income taxes of ($738,000) in fiscal 1992. Improved sales and gross margins in the distribution segment, as well as reduced interest expense and amortization, contributed most significantly to this result.

LIQUIDITY AND CAPITAL RESOURCES

   General

      During the year ended September 30, 1994, the Company's continuing operations operated with positive cash flow. However, as a result of continuing cash demands of the Company's airline operation, as well as costs associated with the consolidation of the Company's recently acquired gaming subsidiary and a general softening of the coin-operated machine market, Wico generated lower than expected sales volume in the fourth quarter of fiscal 1994 and the first three quarters of fiscal 1995, resulting in a negative cash flow in the 1995 fiscal year to date and a shortage of working capital. The Company's principal sources of liquidity and working capital have been cash flow from operations for the fiscal years ending 1994 and loans and equity provided by investors, including certain affiliates, since September 30, 1994. Wico's operations generated positive cash flow in fiscal 1994, 1993 and 1992 in the amounts of approximately $1,761,000, $1,832,000 and $1,329,000, respectively. However, for the nine months ended June 30, 1995, operating cash flow was negative by $363,000 and total cash flow was positive by $901,000.

   Senior Secured Financings

      Prior Credit Agreement

      In addition to the private placements of securities described below, until October 20, 1995, the Company's principal sources of capital for operations was a combined term loan and revolving credit loan granted by National Westminster Bank USA (the "Bank") pursuant to a credit agreement between Wico and its operating subsidiaries and the Bank. The term loan, maturing in October 1998, had a principal balance of approximately $6,211,000
at June 30, 1995.   The revolving credit loan provided for a maximum borrowing of $13,000,000 (inclusive of outstanding letters of credit established for the Company). At June 30, 1995 and September 30, 1995, the full $13,000,000 maximum line of credit borrowing had been drawn
upon by the Company.   At June 30, 1995, the aggregate amount of borrowings
under the credit agreement was approximately $18,786,000. The maximum annual interest rates on both credit facilities was the Bank's prime rate plus 3.0% or
LIBOR plus 4.75%.   Both loans were secured by a first lien on substantially
all of the Company's consolidated assets, limited unsecured personal guarantees, each in the amount of $1,000,000, from Stephen R. Feldman, Chairman of the Board, and Bentley J. Blum, a principal stockholder and director of the Company, and stock pledges covering all of the Company's Common Stock now owned or hereafter acquired by certain of the Company's principal stockholders.

      Under the terms of the prior credit agreement, the Company was required to be in compliance with certain financial covenants, including attaining a minimum operating income before amortization of intangibles and other assets (as defined), a current ratio of 1.75:1 and minimum working capital of $6,300,000. At June 30, 1995 and at September 30, 1995, the Company was not in compliance with the minimum operating income and ratio of interest expense to
operating income covenant.   The Company obtained a waiver of its financial
covenant defaults at June 30, 1995 and such defaults at September 30, 1995 were waived in connection with the refinancing described below.

      The Refinancing

      On October 20, 1995, the Company consummated a refinancing of its senior secured indebtedness with Sanwa Business Credit Corp. ("Sanwa") and the Bank. Set forth below is a summary of the terms of the refinancing.


      Sanwa has provided a maximum $14,000,000 secured line of credit having a three year term expiring September 30, 1998. Advances under such line of credit are based upon percentages of eligible accounts receivable (85%), eligible raw materials and finished goods inventories (55%) and eligible work-in-process inventories (20%) of the "Borrower" (defined in the credit agreement as Wico Corporation). The Borrower also received a $500,000 overadvance line which must be repaid on an annual basis. The line of credit facility bears interest at a bank prime rate plus 1.5% or (at the Borrower's option) based on the LIBOR rate plus 4.25%.



      At the October 20, 1995 closing of the revolving credit facility, the Borrower drew down advances of approximately $7,400,000, of which approximately $6,000,000 was used to retire its revolving credit indebtedness to the Bank under its existing credit agreement, and the balance was retained for working capital purposes and the payment of certain accrued obligations.



      Under the Sanwa line of credit facility, the following financial covenants are required to be complied with:



      *          The Borrower and its parent corporation, Wico Holding Corp.
                 (the "Parent") are obligated to maintain an interest coverage ratio of not less than 1.00 to 1.00. "Interest coverage ratio" is defined as the ratio of (i) consolidated net income of the Parent for the applicable period, plus interest and income taxes deducted for such period, to (ii) interest of the Borrower paid or accrued for such period.



      * The Parent is obligated to maintain a debt service ratio of not less than 1.25 to 1. "Debt service ratio" is defined as the ratio of (i) consolidated net income of the Parent plus interest, income taxes, depreciation, amortization and losses attributable to the sale of assets outside the ordinary course of business which are deducted in determinating such consolidated net income in such period, to (ii) interest, capital leases, taxes and preferred dividend payments by the Parent and principal payments of indebtedness and capital expenditures.



      * For each of the fiscal periods set forth below, the Parent is required to maintain not less than the following "EBITDA" (defined as the Parent's consolidated net income (or loss) before deductions for interest, taxes, depreciation and amortization for such period):


                                  Period                      Amount
                                  ------                   -----------
                          10/1/95 through 12/31/95          $1,410,000
                          10/1/95 through  3/31/96          $2,270,000
                          10/1/95 through  6/30/96          $2,700,000

                          10/1/95 through  9/30/96          $3,567,100
                          10/1/96 through 12/31/96          $1,460,000
                          10/1/96 through  3/31/97          $2,360,000
                          10/1/96 through  6/30/97          $2,810,000
                          10/1/96 through  10/1/97          $3,717,000
                          Each October 1 thereafter
                          through the immediately
                          following December 31             $1,460,000
                          Each October 1 thereafter
                          through the immediately
                          following March 31                $2,360,000
                          Each October 1 thereafter
                          through the immediately
                          following June 30                 $2,810,000
                          Each October 1 thereafter
                          through the immediately
                          following September 30            $3,717,000


      * For each of the fiscal periods set forth below, the Company is required to maintain not less than the following "Adjusted Net Worth" (defined as the consolidated net worth of the Company and its consolidated subsidiaries, including the Parent, Wico Corporation and the subsidiaries of Wico Corporation):


                                  Period                       Amount
                                  ------                    -----------
                          10/20/95 through 12/31/95         $1,800,000
                          1/1/96 through  3/31/96           $2,200,000
                          4/1/96 through  12/31/96          $2,800,000
                          1/1/97 through  3/31/97           $3,300,000
                          4/1/97 through  9/30/97           $3,700,000
                          10/1/97 through 12/31/97          $4,000,000
                          1/1/98 through  3/31/98           $4,300,000
                          From 4/1/98 and thereafter        $4,700,000


      With respect to the foregoing covenants, the Adjusted Net Worth covenant is the only financial covenant which is based upon the consolidated stockholders' equity of the Company and its consolidated subsidiaries. All of the remaining covenants are measured by the operating results of the Parent and its subsidiaries. The interest coverage ratio, debt service ratio and minimum EBITDA requirements under the credit agreement exclude corporate expenses attributable to the Company which are unrelated to the Parent and its subsidiaries, or any losses attributable to the business operated by Conquest
Air or resulting from its sale to Air LA.   On a pro-forma basis, the Company's
Adjusted Net Worth was $2,463,000 at June 30, 1995. See "Pro-Forma Consolidated Balance Sheet." The Company also believes that it and Wico and its consolidated subsidiaries will be in compliance with such financial covenants as at December 31, 1995 (the first such compliance period required under the credit agreement). There is, however, no assurance that the Company or its subsidiaries will not be in default of any or all of such financial covenants at December 31, 1995 or in future fiscal periods. See "Risk Factors
- Security Interests and Restrictive Loan Covenants."


      Simultaneous with the closing of the contemplated Sanwa revolving credit facility, Wico and its subsidiaries entered into an amended and restated term loan agreement with the Bank, pursuant to which the outstanding balance of approximately $12,536,000 owed to the Bank (net of the $6,000,000 payment from the Sanwa line of credit) was extended to September 2000 requiring the payment of interest only (at an annual rate of the Bank's prime rate plus 1.5%) through September 1996 and thereafter amortizing on a monthly basis as to principal in the annual amount of $250,000 in fiscal 1997, $500,000 in fiscal 1998, $750,000 in fiscal 1999, $1,000,000 in fiscal 2000, with a final balloon payment of approximately $10,100,000 due in September 2000.


      Repayment of the Sanwa revolving credit facility is secured by a first priority lien and security interest on all accounts receivables, inventories, contract rights and general intangibles of the Borrower and other
subsidiaries of the Parent.   Repayment of the Bank's restated term loan is
secured by a first priority lien and security interest on all real property, machinery, equipment, leasehold improvements other fixed assets of Wico and its subsidiaries, by a second lien and security interest on the assets securing the Sanwa revolving credit facility, and by the limited personal guarantees of Stephen R. Feldman, Chairman of the Board of the Company (in the amount of $1,000,000), and of Bentley J. Blum, a principal stockholder and director of the Company (in the amount of $3,000,000), together with stock pledges in favor of the Bank covering all of the outstanding shares of Common Stock of the Company now owned or hereafter acquired by certain of its principal stockholders, including Bentley J. Blum and Iris Feldman, the wife of Stephen
R. Feldman. In addition, Mr. Blum pledged to the Bank certain personal real estate related assets as collateral for his $3,000,000 guaranty. See "Management - Compensation Committee Interlocks and Insider Participation."



     The lending agreements with both Sanwa and the Bank contain other restrictions on the Parent, the Borrower and its subsidiaries, requiring the consent of the lenders in connection with the making of any acquisition, incurred of additional indebtedness (other than specified permitted indebtedness) payment of dividends, issuance of additional securities or making of annual capital expenditures in excess of prescribed amounts.


   Private Placements

      In November 1994, the Company sold $2,737,500 of its securities in a private placement of units. Each unit ("Unit") consisted of a $25,000 principal amount 10% convertible promissory note (the "Private Placement Notes") due September 1996. The Private Placement Notes are convertible into shares of the Company's Common Stock at a price per share equal to 80% of the closing bid price of the Common Stock on the date of conversion. Pursuant to the terms of the 1994 Private Placement, in the event and to the extent that holders of the Private Placement Notes convert such notes into shares of Company Common Stock, they would also receive warrants (the "1994 Private Placement Warrants"), entitling them to purchase 0.02 shares of Company Common Stock for each $1.00 of 10% Private Placement Notes so converted (a maximum of 54,750 warrants if all $2,737,500 of Private Placement Notes are converted), at an exercise price of $11.75 per share. The 1994 Private Placement Warrants, if and to the extent issued are exercisable through June 20, 1999.

      In June 1995, the Company entered into an agreement with Rickel, pursuant to which Rickel agreed to use its best efforts to solicit from the holders of the Private Placement Notes their written consents to exchange their 10% convertible Private Placement Notes for 12% non-convertible Exchange Notes.

      In consideration of accepting such exchange offer of 12% non-convertible Exchange Notes for 10% Private Placement Notes, the Company has agreed to pay to holders of Private Placement Notes an amount in cash equal to $0.20 for each $1.00 of Private Placement Notes exchanged for a like principal amount of 12% Exchange Notes (an aggregate of $547,500 if all $2,737,500 of Private Placement Notes are exchanged for $2,737,500 of 12% Exchange Notes). Cash payments are to be made by the Company on or before the December 31, 1995 expiration date of the exchange offer. Such cash payments are in addition to, and not in lieu of, the Company's obligation to pay principal and interest on the 12% Exchange Notes, when due.


      In May 1995, pursuant to agreements entered into in April 1995, the Company authorized for issuance 800,000 shares of redeemable Series E Preferred Stock, in exchange for a like number of shares of Series B Preferred Stock.
The holders of the Series E Preferred Stock are entitled to demand redemption of such securities, at par, in the event that the Company receives gross proceeds of $3,000,000 or more from any public offering of securities.
Although the Company will not receive $3,000,000 of gross proceeds from the sale of the 2,975,000 Company Shares, the holders of the Series E Preferred Stock may seek to compel redemption in the event the Company receives proceeds from the exercise of any or all of the 2,068,407 Class B Warrants, Underwriter's Warrants and/or Class Z Warrants offered hereby. The Company (i) does not believe that the intent of the agreement with the holders of the Series E Preferred Stock was that cash proceeds which may be received at some indefinite time in the future from exercise of an offering of Warrants were to have been included in the $3,000,000 threshold, and (ii) based on an average exercise price of approximately $5.02 per Warrant Share, does not anticipate that such Class B Warrants, Underwriter's Warrants or Class Z Warrants will be exercised in the foreseeable future.

See "Risk Factors-Potential Obligation to Redeem Certain Securities."


      In June and July, 1995, the Company sold an aggregate of 2,082,147 shares of Common Stock in the 1995 Private Placement, yielding gross proceeds of approximately $2,935,827. Out of such gross proceeds, $350,000 has been utilized to redeem $200,000 of the Company's Series D Preferred Stock held by an affiliate of Bentley J. Blum and to repay a $150,000 loan made to the Company by such affiliate, and the balance of such proceeds has been and continues to be utilized for working capital.

   Sale of Conquest Air

      From and after the Wico Merger, the Company's airline operation used approximately $2,200,000 in cash through June 30, 1995. The airline operation has continued to operate unprofitably and generate negative cash flow from its operations. On January 1, 1995, the Company implemented across the board fare increases, and in February 1995, the Company was successful in negotiating with its lessors to terminate the leases of three of its aircraft which reduced the fleet to six aircraft (compared with 16 aircraft at the time of the Wico Merger). In connection with its termination of the leases on the three aircraft, the Company agreed to settle the outstanding balance due under the remaining term of such lease for approximately $350,000 and agreed to pay a former supplier of maintenance services approximately $200,000. Both such amounts are due by January 31, 1996. See "Use of Proceeds."

      The foregoing measures, together with other cost reductions, reduced (but did not eliminate) the continuing losses in the airline operation. Due to the negative cash flow in the airline operation, Conquest Air was also in default of its lease payments under the leases for its six aircraft, and has received default notices from the lessors in respect of four of the six aircraft. On June 30, 1995, the Company sold the stock of Conquest Air to Air LA in consideration for (i) a $3,000,000 convertible promissory note of Air LA (automatically convertible into $3,000,000 of convertible preferred stock of Air LA upon authorization of such shares by the Air LA stockholders), (ii) an 8% $1,000,000 Air LA note, and (iii) Air LA's assumption of the obligation to repay to the Company $2,000,000 of accrued indebtedness of the former Conquest
Air subsidiary, evidenced by a separate 8% Air LA note.   The $3,000,000
convertible note (and any preferred stock into which the note is converted) will be convertible, at the option of the Company, either (a) commencing not later than December 31, 1995, into shares of common stock of Air LA over a two-year period at prevailing market prices for such common stock, or (b) if Air LA has not completed a contemplated public financing by such date, the preferred stock will be convertible at any time in whole or in part by the Company from and after January 1, 1996 at prevailing market prices of Air LA common stock. The $1,000,000 note and $2,000,000 note will, subject to certain mandatory prepayments out of the proceeds of equity offerings by Air LA, be repayable in quarterly principal installments of $75,000 each (in the aggregate as between the two notes) commencing not later than September 30, 1996, with all remaining unpaid principal becoming due and payable in a balloon payment due June 30, 2000. To assist Air LA in closing the transaction pending receipt of an anticipated debt refinancing of Air LA to be secured by both its assets and the acquired Conquest Air assets, at the closing of the sale to Air LA, the Company made Air LA a $250,000 loan due on the earlier of such refinancing or July 31, 1995. Such loan remains outstanding, and the Company has not demanded repayment pending Air LA's pursuit of debt refinancing.

      Under the terms of the sale of Conquest Air, Air LA: (i) agreed to cure certain defaults of Conquest Air to its six remaining aircraft lessors incurred during prior to the June 30, 1995 sale date (an aggregate of approximately $400,000 of overdue lease payment installments as at June 30, 1995), and (ii) assumed the ongoing obligations under such aircraft leases. However, to date, Air LA has been unable to cure $192,000 of such pre-existing defaults, and the Company has been advised by certain of such lessors that Air LA has been late in making approximately $248,000 of periodic monthly installment payments due from July 1, 1995 to October 31, 1995. Monthly payments under each of the remaining six aircraft leases, which have remaining terms at October 31, 1995 of between 18 and 24 months, range from $15,000 per month to $20,500 per month, and aggregate $105,500 per month as to all such leases. Accordingly, the Company remains contingently liable for such defaults in the aggregate amount of $2,206,000 of rental payments, plus costs of collection and late fees,
unless paid by Air LA.   Although Air LA has advised that it intends to bring
current all aircraft lease payment obligations incurred both prior and subsequent to June 30, 1995 upon completion of its contemplated debt refinancing, such refinancing and other projected financing which Air LA is seeking to obtain have been delayed, and there is no assurance that it will be successful in obtaining any financing or otherwise curing such lease payment defaults. See "Risk Factors - Sale of Conquest Air; Continuing Substantial Liabilities and Risks of Non-Payment" and "Business - Sale of Conquest Air."

OFFER OF CREDITORS SHARES


      In order to reduce its indebtedness and improve its equity position, the Company has entered into agreements with certain of its creditors, including two law firms and the stockholders of Feldman Radin & Co., P.C., an accounting firm with which Stephen R. Feldman is a principal stockholder, who hold accounts payable and other indebtedness of the Company aggregating $981,631 at October 31, 1995, to purchase from the Company an aggregate of 881,631 Creditors Shares. All 881,631 Creditors Shares are being registered under the Registration Statement of which this Prospectus is a part. See "Selling Securityholders."

RESULTS AND PLAN OF OPERATIONS OF AIR LA


      The following summarized financial data and discussion relates to the financial statements, results of operations and plan of operations of Air LA for the nine months ended March 31, 1995. Such information has been derived from Air LA's Form 10-QSB filed with Securities and Exchange Commission for the quarter ended March 31, 1995. The financial information as of March 31, 1995 and for the nine months then ended for Air LA is the most current financial information on record with the Securities and Exchange Commission.




      Summary Results of Operations Data  (In thousands)
      ----------------------------------
      Operating revenues                           $ 3,175
      Operating expenses                             8,325
      Operating loss                                (5,150)
                                                     ------
      Net Loss                                     $(5,376)
                                                     =====
      Net Loss per share                           $  (.66)
                                                      =====
      Certain Balance Sheet Data
      --------------------------
      Current assets                               $   672
      Total assets                                   2,564
      Current liabilities                            3,577
      Working capital deficiency                    (2,905)
      Stockholders' equity                         $(1,013)



Comparison of Nine Months Ended March 31, 1995 to Nine Months Ended March 31, 1994.

Operating Revenues. Revenues increased to $3,175,224 during the 1995 period compared to $621,167 during the 1994 period. In the 1994 period, Air LA operated two Metro 23 aircraft put into service late in March 1994. In the 1995 period, Air LA operated six Metro 23 aircraft and served 15 cities during the period.

Operating Expenses. Flight operations increased to $3,575,113 in the nine months ending March 31, 1995 compared to $777,648 in the nine months ended March 31, 1994. This is primarily due to the additional aircraft and Air LA's expansion of service.

      Maintenance expenses increased to $1,297,377 for the nine months ended March 31, 1995, compared to $479,680 for the nine months ended March 31, 1994. A Metro 23 based in St. Paul required substantially more maintenance than normal in the 1995 period. In April, 1995, the aircraft was returned to the lessor.

      Aircraft and traffic services increased to $1,394,879 during the nine months ended March 31, 1994 compared to $368,402 for the nine months ended March 31, 1994. The increase was due primarily to the addition of service to new cities.

      Sales and marketing increased substantially to $884,841 during the 1995 period compared with only $187,559 during the 1994 period.

      General and administration increased to $1,175,073 during the nine months March 31, 1995 compared with $182,559 for the nine months ended March 31, 1994. Most of this increase was attributable to the increase in the number of personnel required to run Air LA's expanded operations.

      Other expenses increased overall to $124,367 for the nine months ended March 31, 1995 compared with $24,128 for the nine months ended March 31, 1994.

Liquidity and Capital Resources

      On December 31, 1994 Air LA had $75,738 in cash and $289,289 in accounts receivable. On March 31, 1995 Air LA had $(138,430) in cash and $423,165 in accounts receivable. The reduction in cash resulted from losses incurred in the quarter. Revenue increased from $231,725 in the three months ended December 31, 1994 to $1,149,075 for the three months ended March 31, 1994. Notwithstanding continuing growth in revenue, management views current cash as inadequate to meet the ongoing operational requirements of Air

LA. further, Air LA is seriously in arrears with many of its vendors. For the most part, key vendors have continued to provide services and products, many being paid on cash basis. However, several key vendors including Fairchild aircraft, the lessor of Air L.A.'s five Metroliner aircraft, and the Los Angeles Department of Airports have recently sent default notices to Air LA requiring timely payment under threat of withdrawal of the goods or services that they provide.

      In order to raise additional cash for current operations and continuing expansion, Air LA reduced the exercise price on 1.25 million options from $1.50 to $1.00. This offer, originally limited to the one month between November 15 and December 15, 1994 was extended until February 15, 1995. Air LA raised $1,004,758 in additional working capital through the exercise of these options. Further, through May 8, 1995, Spelman & Co., Inc. secured a $575,000 loan for Air LA, based on a secured note. Air LA has sought an additional $500,000 in debt financing and anticipates that, based on forecast cost reductions and revenue growth, that it may still need to raise an additional $250,000 in order to meet ongoing operational requirements for the next 60 to 90 days at which time it is forecast that Air LA will have significantly reduced its losses or achieved a breakeven. Preliminary indications of approval for this loan have been received by Air LA, but there can be no guarantee that this transaction will be completed. Furthermore, critical to the continuation of the business will be the cooperation of current vendors with whom Air LA must reach agreements for the continuing provision of goods and services until such time as a larger financing or adequate positive cash flows can be achieved to settle accounts owing.

      In order to offset the continued losses incurred through its west coast operations, on January 30, 1995 Air LA entered into a transaction to purchase the assets, principally the goodwill and ongoing service, of Capitol Air serving routes in the midwest between St. Paul, Chicago Midway Airport and Milwaukee. Capital Air, whose assets were purchased in a non-cash transaction in exchange for 800,000 shares of Air LA common stock and options to buy an additional 700,000 shares at $1.75 per share, while not profitable at the time of the acquisition, was generating significantly higher revenue per aircraft in serve than Air LA on the west coast.

      In June, 1994, with funds raised in its public offering, Air LA began an expansion with the goal of having ten new aircraft in service within twelve months. The business plan, based predominantly on an expansion into Mexico, was modified to incorporate the recommendations of a consultant provided by Fairchild Aircraft and an operational hub and maintenance facility was established at Ontario Airport. Ontario had been newly designated an international facility in February, 1994. Due to disappointing traffic, within months all international service into Ontario. Due to disappointing traffic, within months all international service into Ontario was withdrawn. Because of continuing lease obligations on its maintenance facility, Air LA was the last carrier to discontinue international service into Ontario. Air LA's operations continued until Fall, 1994. It was not until February, 1995 that Air LA was able to move, albeit on a temporary basis, its maintenance operations to Long Beach. The disappointing results at Ontario ultimately resulting in the company having to significantly change its hub-based strategy and resulted in significant losses in second and third quarters of fiscal 1995.

      Additional events outside the control of Air LA included financial problems at Aeromexico, weather problems and heavy flooding in California from the worst winter in decades, heavy competition and fare wars between Southwest Airlines and the newly formed United Shuttle resulted in continuing high losses as Air LA sought to find and establish itself in markets where it was relatively protected from completion. As a result of rapidly accelerating changes in the west coast market place and Air LA's deteriorating financial condition, management sought to diversify its operations into other areas as a way to broaden the base of Air LA's business. Air LA purchased the Capitol Air routes based in St. Paul, Minnesota, and on January 27, 1995 began to deploy a portion of its fleet to the midwest with the initiation of service on the route between St. Paul City Airport and Chicago Midway Airport. Additional service to Warroad, Minnesota is scheduled to commence in May, 1995.

      In April, 1995, a number of the senior executive officers of Air LA resigned their positions. A new management team was appointed by the Board of directors based on a their plan to significantly reduce Air LA's expenses while increasing revenue. At the time of the public offering it was difficult to acquire reliable used Metroliner aircraft. Further, management believed that as a start up operation Air LA's performance would be greatly enhanced through the reliability of new aircraft and the warranties and other support from the manufacturer would significantly reduce direct operating cost. Management believed that the higher cost of new aircraft would be offset by these factors. As a result Air LA entered into a contract to purchase ten new Fairchild Metro-23 aircraft. At March 31, 1995, Air LA owes significant back payments for aircraft leases to Fairchild, which has already notified Air LA of its default, and there can be no guarantee that Air

LA will be successful in its negotiations with Fairchild to retain the use of the aircraft while replacements are sought.

      Although the new management team's plan is for Air LA to achieve approximately break even financial results within 60 to 90 days, those results are predicated on Air LA successfully raising additional working capital of between $500,000 and $750,000 in addition to the loans arranged through Spelman & Co., Inc. There can be no guarantee that such additional funds will be raised. The success of the plan is also predicated on continuing cooperation from vendors, some of whom have already notified Air LA that a default exists. There can be no guarantee that vendors will continue to provide goods and services on an ongoing basis. Without additional working capital and the ongoing provision of goods and services from vendors, the continuation of Air LA's business will be in serious jeopardy.

EFFECTS OF CONQUEST AIR ON FUTURE COMPANY RESULTS OF OPERATIONS

      The Company will account for its investment in Air L.A. on the equity method. As the present time, based upon information provided by Air L.A., the Company has been informed that its equity ownership for purposes of accruing losses is 15%. In addition, the Company will quarterly evaluate the carrying value of its investment for impairment based upon its estimate of the undiscounted cash flows it expects to receive from Air L.A.

SEASONALITY

      Wico's consumer products segment experiences its peak sales relating to the Christmas holiday selling season. Due to the importance of the Christmas selling season, net sales relating thereto constitute a disproportionate amount of net sales for the entire year and all of Wico's income from operations of this segment. Unfavorable economic conditions affecting retailers generally during the Christmas selling season in any year could materially adversely affect Wico's results of operations for this segment. Wico must also make decisions regarding how much inventory to buy in advance of the season in which it will be sold. Significant deviations from projected demand for products can have an adverse effect on Wico's sales and profitability for this segment.

INFLATION

      To date, inflation has not had a material effect on the Company's operations.

                  CONQUEST INDUSTRIES INC. AND SUBSIDIARIES

                 PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                JUNE 30, 1995
                                 (UNAUDITED)

      The following pro-forma consolidated financial statements sets forth on a pro-forma basis the Company's consolidated balance sheet as at June 30, 1995 its results of operations for the nine months then ended and the year ended September 30, 1994 after giving effect to: (i) the completion of the sale of the 2,082,147 Private Placement Shares in July 1995, (ii) the redemption for $200,000 of 600,000 shares of Series D Preferred Stock owned by an affiliate,
iii) the repayment of a $150,000 loan owed to an affiliate, (iv) the exchange of an aggregate of $981,631 of Company obligations for 881,631 Creditors Shares, (v) the exchange offer related to the 10% Private Placement Notes and
(vi) for the year ended September 30, 1994, the acquisition of certain assets (subject to certain liabilities) of Langworthy Casino Supply on June 20, 1994.

                                                      PROFORMA BALANCE SHEET
                                                                               Pro-Forma Adjustments
                                                                     --------------------------------------
                                                     Historical              Dr.                    Cr.           As Adjusted
                                                  ---------------    -----------------       --------------     --------------
                       ASSETS
                       ------
  CURRENT ASSETS:
    Cash                                           $ 1,909,276             1,180,000   (1)      350,000     (2) $ 1,633,526
                                                                                                273,750     (3)
                                                                                                547,000     (4)
                                                                                                285,000     (5)
    Trade accounts receivable                        4,364,708                                                    4,364,708
    Other receivables                                  209,227                                                      209,227
    Inventories                                      7,942,219                                                    7,942,219
    Prepaid expenses and other current assets          881,741                                                      881,741
                                                    ----------            ----------        -----------          ----------

    TOTAL CURRENT ASSETS                            15,307,171             1,180,000          1,455,750          15,031,421

  MACHINERY AND EQUIPMENT - NET                        961,414                                                      961,414

  DEFERRED TAX ASSET                                 1,857,900                                                    1,857,900

  INTANGIBLE AND OTHER ASSETS - NET                  6,151,820               562,500(6)                           6,714,320

  NET ASSETS OF BUSINESS TRANSFERRED (B)             4,250,000                                                    4,250,000
                                                   -----------            ----------        -----------         -----------

                                                   $28,528,305            $1,742,500         $1,455,750         $28,815,055
                                                    ==========             =========          =========          ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
  CURRENT LIABILITIES
    Accounts payable                               $ 6,083,625              $810,000   (10)  $                  $ 5,273,625
    Accrued expenses                                 2,681,776                                                    2,681,776
    Current portion of long-term debt                1,500,000             1,500,000   (11)                            -
    Notes payable - stockholder                        150,000               150,000    (2)                            -
                                                       -------             ---------
       TOTAL CURRENT LIABILITIES                    10,415,401             2,460,000                              7,955,401
                                                    ----------                                                    ---------

  LONG-TERM DEBT                                    17,443,349               547,000   (4)    1,500,000    (11)  18,396,349
                                                   -----------               -------          ---------          ----------

  STOCKHOLDERS' EQUITY:
    Preferred stock-Series A                               755                                                          755
    Preferred stock-Series B and E                   2,800,000                                                    2,800,000
    Preferred stock-Series D                           200,000               200,000   (2)                            -
    Common stock                                       102,739                                    9,773     (1)     123,380
                                                                                                  5,625     (6)
                                                                                                  5,243    (10)
    Additional paid-in capital                      15,846,430                                1,170,227     (1)  18,378,389
                                                                                                556,875     (6)
                                                                                                804,757    (10)
    Accumulated deficit                            (18,200,633)              273,750   (3)                      (18,759,383)
                                                                             285,000   (5)

    Foreign currency translation adjustment            (79,736)                                                     (79,736)
                                                  -----------             ----------          ---------          ----------
                                                       669,555             1,305,750                              2,463,305
                                                  ------------                                                  -----------
                                                   $28,528,305            $3,765,750         $4,052,500         $28,815,055
                                                    ==========             =========          =========          ==========

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS

                    FOR THE NINE MONTHS ENDED JUNE 30, 1995

                                  (UNAUDITED)


                                                                               Pro-Forma Adjustments
                                                                     --------------------------------------
                                                     Historical              Dr.                    Cr.           As Adjusted
                                                  ---------------    -----------------       --------------     --------------
  NET SALES                                        $29,341,087                                                  $29,341,087

  COST OF SALES                                     18,779,667                                                   18,779,667
                                                    ----------           -----------         ----------         -----------

  GROSS PROFITS                                     10,561,420                -                   -              10,561,420
                                                    ----------           -----------         ----------          ----------

  OPERATING EXPENSES:
    Selling, distribution and administrative        10,655,338                                                   10,665,338
  expenses                                             391,985                                                      391,985
    Depreciation and amortization expenses           2,703,059                                                    2,703,059
                                                    ----------           -----------         ----------          ----------
    Loss from airline operations
                                                    13,750,382                 -                  -              13,750,387
                                                    ----------           -----------         ----------          ----------


  OPERATING INCOME (LOSS)                           (3,188,692)               -                   -              (3,188,962)
                                                    -----------          -----------        -----------          -----------


  OTHER EXPENSES (INCOME):
    Interest Expense                                 1,639,115      (7)      230,000                              1,869,115
    Amortization of debt discount                      775,000      (8)       84,375                                859,375
    Other-net                                          181,036                                                      181,036
                                                     ---------             ---------          ---------         -----------

                                                     2,595,151               314,375               -              2,909,526
                                                    ----------             ---------          ---------           ---------

  INCOME (LOSS) BEFORE INCOME TAXES                 (5,784,113)              314,375               -             (6,098,488)

  PROVISION FOR INCOME TAXES (BENEFIT)              (1,739,000)                        (9)      119,463          (4,240,025)
                                                   ------------            ---------          ---------         ------------


  NET INCOME (LOSS)                                $(4,045,113)            $ 314,375          $ 119,463         $(4,240,025
                                                    ===========              =======            =======          ==========

  EARNINGS (LOSS PER SHARE)                        $     (0.46)                                                 $     (0.48)
                                                     ==========                                                  ===========


  WEIGHTED AVERAGE NUMBER OF SHARES                  9,345,000                                                    9,345,000
                                                    ==========                                                   ==========

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                         (FORMERLY WICO HOLDING CORP.)

                 CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS

                       FOR YEAR ENDED SEPTEMBER 30, 1994



                                                   Conquest
                                                Industries, Inc.                       Pro-Forma Adjustments
                                                and subsidiaries                    ---------------------------
                                                   as reported     Langworthy         Dr.                 Cr.         As Adjusted
                                                  ------------     ----------       -----------        ---------      ------------
  NET SALES                                        $41,991,512      $3,315,207                                       $45,306,719
  COST OF SALES                                     26,078,087       2,323,663                                        28,401,750
                                                    ----------      ----------        ----------       --------      -----------

  GROSS PROFITS                                     15,913,425         991,544           -               -            16,904,969
                                                    ----------      ----------        ----------       --------      -----------

  OPERATING EXPENSES:
    Selling, distribution and administrative
      expenses                                      12,592,710        683,948                                         13,276,658
    Moving costs                                       375,232                 (12)      58,000                          433,232
                                                    ----------      ----------        ----------       --------      -----------
    Amortization expense
                                                    12,967,942        683,948            58,000           -           13,709,890
                                                    ----------      ----------        ----------       --------      -----------

  OPERATING INCOME                                   2,945,483        307,596            58,000           -            3,195,079
                                                    ----------      ----------        ----------       --------      -----------

  OTHER EXPENSES (INCOME):
    Interest Expense                                 1,731,377                 (7)       20,000                        1,751,377
    Amortization of debt discount                      282,500                 (8)      112,500                          395,000
    Write off of registration costs                    175,394                                                           175,394
    Other                                              266,387                                                           266,387
                                                    ----------      ----------        ----------       --------      -----------

                                                     2,445,658                          132,500                       2,588,158
                                                    ----------      ----------        ----------       --------      -----------


  INCOME (LOSS) BEFORE INCOME TAXES                    489,825        307,596           190,500             -           606,921

  PROVISION FOR INCOME TAXES                           206,201        107,043                       (9) 79,244          234,000
                                                    ----------      ----------        ----------       --------      -----------

  NET INCOME (LOSS)                                    283,624        200,553           190,500         79,244          372,291

  PRO-FORMA INCOME TAXES (BENEFIT)                                                                                            -
                                                    ----------      ----------        ----------      --------      -----------

  PRO-FORMA NET INCOME                              $  283,624       $200,553         $ 190,500       $ 79,244      $   372,921
                                                     =========       ========         =========       ========      ===========

  PRO-FORMA EARNINGS (LOSS) PER SHARE               $     0.00                                                       $      .01
                                                     =========                                                       ==========

  WEIGHTED AVERAGE NUMBER OF SHARES                  7,675,000                                                        7,675,000
                                                    ==========                                                        =========

CONQUEST INDUSTRIES INC. AND SUBSIDIARIES
NOTES TO PRO-FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended June 30, 1995 and Year Ended September 30, 1995

(A) Pro-forma adjustments have been made to the historical June 30, 1995 unaudited consolidated financial statement to give effect to the following:

(1) The receipt in July 1995 of additional net proceeds of approximately $1,180,000 from the 1995 Private Placement.

(2) The redemption in July 1995 of $200,000 of Series D Preferred Stock for an aggregate price of $200,000 and the repayment in July 1995 of a $150,000 loan owed to an affiliate of a director.

(3) The payment of $273,750 made in October 1995 to the agent in connection with the restructuring of the Company's Private Placement Notes due October 1, 1996.

(4) The payment of $547,000 to the holders of the Private Placement Notes due October 1, 1996.


(5) The payment of expenses associated with the Nat West and Private Placement Notes refinancings.



(6) The issuance of 500,000 common shares to one of the Company's principal stockholders in connection with the Nat West refinancing, valued at 75% of the approximate fair market value of such shares on the date of their issuance.


(7) Additional interest expense calculated based upon the revised effective interest rate of the restructured Private Placement Notes due October 1, 1996.

(8) Amortization of deferred debt costs recorded in number 5 above as follows: (1) 84,375 for the nine months ended June 30, 1995 and (2) $112,500 for the year ended September 30, 1994.


(9) The tax benefit related to the additional interest and amortization in footnotes 7, 8 and 12.



(10) The conversion of accrued liabilities of $810,000 at June 30, 1995 and additional obligations of $171,630 incurred subsequent to June 30, 1995, in the approximate aggregate amount of $981,631 into an aggregate of 881,631 Creditors Shares of Common Stock.


(11) To reclassify the current portion of long term as a result of the Nat West refinancing.


(12) The amortization of goodwill related to the purchase of certain of the assets (subject to certain liabilities) of Langworthy Casino Supply over 30 years.


(B) In June 1995, the Company completed the sale of the common stock of Conquest Air for $6,000,000 in securities of the purchaser, Air LA. The carrying value of the airline has not been adjusted for pro-forma purposes. See "Business - Sale of Conquest Air."

                                    BUSINESS

INTRODUCTION

      The Company, through Wico Corporation and its wholly-owned operating subsidiaries, is a leading manufacturer and distributor of replacement parts, accessories, and supplies to game operators and distributors of coin-operated amusement/arcade games, billiard tables, vending machines, such as food, soft drink and snack machines, and gaming machines. It also supplies parts and accessories to original equipment manufacturers ("OEMs") of arcade games. An indirect subsidiary, Wico Gaming, is a manufacturer and distributor of casino supplies, including layouts, dice, casino furniture, custom-built casino tables, playing chips, playing cards, casino equipment and roulette and other wheel games.

      The Company's broad range of products enables the Company to offer single sourcing to its customers. In 1988, the Company acquired Penn-Ray Sutra Corporation ("Penn-Ray"), one of the largest competitors of its distribution business in the areas of video monitors, power supplies and billiard equipment. Penn-Ray sold its products by means of a telemarketing operation, primarily to large game operators, distributors and small OEMs. Its telemarketing sales strategy complemented the Company's then existing direct sales force, which historically serviced smaller game operators. This portion of the Company's business, referred to as its distribution business, accounted for approximately 85%, 85% and 80% of net sales, respectively, in 1992, 1993 and 1994.

      The Company is also a leading U.S. manufacturer and distributor of consumer joysticks, which are entertainment computer control devices, and related accessories, that it sells directly to retailers and distributors located principally in the United States. This portion of its business, referred to as its consumer business, accounted for approximately 15%, 15% and 20% of net sales, respectively, in 1992, 1993 and 1994. In 1989, the Company acquired Suncom Corporation ("Suncom"), a manufacturer and distributor of joysticks and related accessories sold primarily to the consumer market. This complemented and enhanced the Company's existing consumer joystick business, which now markets both Suncom and Wico branded products. The Company's strategy is to be a market leader by offering a broad selection of high quality products. Presently, the Company believes that it offers one of the most complete lines of joysticks available in the consumer market.


      Until it consummated the Wico Merger, the Company was primarily engaged in the business of operating a regional airline providing regularly scheduled turbo-prop service to cities within the State of Texas. The Company's wholly-owned subsidiary, Conquest Air, is still engaged in conducting limited aviation operations in Texas on a reduced basis. In August 1994, the Company announced its intention to sell Conquest Air. The airline business of Conquest Air incurred significant operating losses through June 30, 1995 (approximately $2,703,000 for the nine months then ended), and represented a drain on the Company's cash flow. In addition, the Company has recently been notified by certain of its aircraft lessors of defaults under the current leases.


      On June 30, 1995, Air LA purchased the stock of Conquest Air from the Company. The consideration received by the Company, and Air LA thereby indirectly assumed responsibility for Conquest Air's aircraft leases (although the Company remains contingently liable thereon as of the date of this Prospectus). The consideration received by the Company consisted of three separate notes aggregating $6,000,000, one of which in $3,000,000 principal amount (currently payable on demand) will be automatically exchanged for $3,000,000 of Air LA non-dividend paying voting convertible preferred stock upon authorization of such securities by the Air LA stockholders. The remaining two notes, aggregating $3,000,000, bear interest at 8% per annum and are payable in installments through June 2000 (subject to certain mandatory prepayment provisions), and include $2,000,000 of intercompany obligations from Conquest Air to the Company which have been assumed by Air LA. See "Business - Sale of Conquest Air."

THE WICO MERGER

      Until June 20, 1994, the Company was primarily engaged in the business of operating a regional airline providing regularly scheduled turbo-prop service to cities within the State of Texas. On June 20, 1994, CAC Acquisition, Inc. ("CAC"), a Delaware corporation and newly formed wholly-owned subsidiary of the Company, merged with Wico Holding Corp. ("Wico"), a privately-held Delaware corporation, pursuant to a Restated Agreement and Plan of Merger dated June 8, 1994. Upon consummation of the merger on June 20, 1994, Wico became a wholly-owned subsidiary of the Company and the separate existence of CAC ceased. In addition, simultaneous with the merger, Wico Gaming Supply Corp. ("Wico Gaming"), a wholly-owned subsidiary of Wico, acquired certain assets, liabilities and divisions of Langworthy Casino Supply, Inc. ("Langworthy").

      Concurrent with the Wico Merger, the stockholders of Wico exchanged their Wico securities for Company securities and became the controlling stockholders of the Company. The basis of the control is that the former stockholders of Wico became the owners of approximately 80% of the issued and outstanding capital stock of the Company. Under the terms of the merger, following exchanges of Wico securities for Company securities, the following Company securities were issued: (i) the holders of Wico common stock acquired record ownership of approximately 6,900,000 shares of Company Common Stock in exchange for 2,944,000 shares of Wico common stock; (ii) certain holders of Wico preferred stock acquired record ownership of 2,800,000 shares of Company Series B Preferred Stock in exchange for 2,800,000 shares of Wico 10% Series AA convertible preferred stock ("Wico AA Preferred Stock") and Wico 10% Series A convertible preferred stock; and (iii) certain other holders of Wico AA Preferred Stock acquired record ownership of 313,043 shares of Company Common Stock in exchange for 1,200,000 shares of Wico AA Preferred Stock. All of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan were converted into options to acquire 536,000 shares of Company Common Stock.

      The Company also agreed to issue five year Class B Warrants to purchase an aggregate of 1,961,925 shares of Common Stock to the stockholders of record of the Company on the close of business on June 20, 1994 (not including any persons or entities affiliated with Wico receiving shares or rights to shares of Common Stock in connection with the Wico Merger). The Class B Warrants are issuable subject to the effectiveness of a registration statement covering such Class B Warrants and the underlying Warrant Shares. Originally intended to be exercisable at a price of $11.875 per share, in June 1995 the Company agreed to reduce the exercise price of such 1,961,925 Class B Warrants to $5.00 per
share.   Such Class B Warrants, when issued, will be exercisable by the holder at any time until their June 20, 1999 expiration date, subject to the right of the Company to redeem such Class B Warrants under certain conditions. See "Description of Securities - Class B Warrants." In addition, on closing of the Wico Merger, the Company issued, for nominal consideration, to its institutional lender 400,000 Bank Warrants and to Blue Diamond Trading, Ltd., an affiliate of its former law firm, 200,000 Warrants. The Blue Diamond Warrants were exercised for $200 in June 1995.

      After giving effect to the Wico Merger, and the pro forma conversion of all shares of Series B Preferred Stock, the nineteen former stockholders of Wico owned approximately 80% of the Company's outstanding Common Stock. The stockholders of the Company who prior to the effectiveness of the Wico Merger held all of its capital stock continued to hold approximately 20% of its capital stock giving effect to the Wico Merger and the aforesaid issuance and pro forma conversion.

      For accounting purposes, the merger with Wico has been treated as a reverse acquisition. This resulted in the recapitalization of Wico with Wico being treated as the continuing entity. The historical financial statements contained herein are those of the business and operations of Wico. The acquisition of Langworthy has been treated as a purchase. Assets received in the transactions (inclusive of Conquest Air and Langworthy) have been valued at their fair value at the date of acquisition.


      On August 10, 1994, the Board of Directors of the Company elected to change the Company's fiscal year end from May 31 to September 30 in order to coincide with that of Wico. In addition, on August 17, 1994, the Board of Directors of the Company determined to dispose of the airline operating unit within the next twelve months. The Company's plan contemplated the continuation of airline operations until the sale was consummated.


THE DISTRIBUTION BUSINESS

      The Company is a supplier of replacement parts, accessories and related supplies to the coin-operated machine market generally. The Company is focused on supplying operators with replacement parts and accessories in the shortest possible period of time in order to limit the downtime of their machines. Operators purchase the machines from regional distributors or directly from the machine manufacturers. Typically, amusement, billiards and vending operators purchase machines from a variety of regional distributors and operate them in factories, offices, bars, convenience stores, and arcades.

Marketing and Sales

      Providing customers with a single source for a broad variety of parts and accessories is a key component of the Company's marketing approach. While the Company believes that its products are priced competitively, low prices are not the overriding consideration of its marketing program. Operators of coin-operated machines strive to minimize machine downtime, and therefore prompt availability of parts is critical to the profitability of their operation. A single source of supply eliminates the costs and delay involved in dealing with multiple suppliers. While the Company is required to maintain levels of inventory consistent with this plan, the variety of product offerings, together with timely deliveries, becomes a value-added feature which often supports a price premium.

      The Company estimates that more than 80% of all orders are shipped within 24 to 48 hours. Customers are provided toll-free telephone numbers, and orders are entered by an on-line data entry system. The Company attempts to provide customers with personalized business relationships through regional salesmen, supplemented by a telemarketing staff. The distribution segment is not dependent on any customer and no customer of this segment accounts for more than 3% of its net sales. Historically, bad debts for customers have not been significant, and accounts receivable are normally outstanding between 45 and 60 days, which the Company believes are within industry norms.

      In 1988, the Company acquired Penn-Ray, one of its largest competitors in the areas of video monitors, power supplies and billiard equipment, selling its products by means of a telemarketing operation. Penn-Ray's expertise in the amusement and billiards segments of the market complemented the Company's then existing product mix in this area. Penn-Ray had strong product offerings in these areas with an emphasis on large game operators, distributors and small OEMs, which the Company was able to service through its regular field sales force. In February 1991, the coin-operated amusement customers of Penn-Ray were integrated into the Company's marketing system. The Penn-Ray division now focuses exclusively on the sale and distribution of billiard supplies to retail billiard outlets.

      Within the Company's distribution segment. approximately 9% of 1994 sales were derived from direct sales of products to OEMs. Due to the Company's position as a manufacturer of joysticks and related control products, video game manufacturers requested that the Company supply parts directly to their manufacturing facilities. As a result, the majority of sales in the OEM segment have been generated by the supply of joysticks and related accessories.

      The Company has a direct sales staff of 41 employees, differentiating it from its competitors, which the Company believes rely heavily on telemarketing operations, with a limited direct sales force. The Company has completed a major upgrade in its sales communication effort by implementing an electronic voice mail and message system with beeper interface to allow prompt salesperson/customer communication, order processing and similar functions.

      Within the Company's parts distribution business, salespersons focus primarily on the operators of coinoperated machines and are granted exclusive territories. They are paid commissions averaging 6% of net sales, and salespersons pay their own expenses, although the Company pays for health and fringe benefits.

      The Company also utilizes a telemarketing sales force of approximately 10 persons. Telemarketers provide double coverage for large accounts and are also able to provide service for smaller customers. The telemarketing sales force is paid an hourly wage plus a small commission.

      Additionally, the Company receives incoming orders for its products through its 648-page catalog, which is distributed annually to over 15,000 customers worldwide and offers more than 16,000 products. The Company also distributes specialty catalogs annually for the vending, gaming and OEM industries, and Penn-Ray produces a separate catalog for its more than 2,000 customers.

      The Company periodically offers special promotions for a variety of products. The Company's advertising department produces monthly brochures that are mailed to active customers and inserted with merchandise shipments. These mailings inform customers of newly available parts as well as special pricing programs.

      In an effort to provide customers with prompt deliveries, the Company maintains five additional distribution centers throughout the United States and one in the United Kingdom where it maintains an inventory of its most popular products. All distribution branches are linked to the main Niles, Illinois facility through the IBM System 4381 main frame computer that provides on-line information and support. This system is capable of performing multiple tasks simultaneously. It processes and stores the purchase orders for billing purposes and develops complete accounts receivable data. Approximately 800 proprietary programs process orders, replenish inventories and provide management information.

Competition

      The Company's distribution segment has approximately eight principal competitors, none of which carry all of the product lines maintained by the Company and none of which have multiple distribution centers similar to those of the Company. In order to enter this industry segment, it would be necessary to accumulate broad knowledge regarding the product lines and customer bases and would likely require substantial capital in order to maintain necessary levels of inventory. The Company believes that these factors constitute substantial barriers to entry.

THE CONSUMER BUSINESS

      The Company has developed its consumer joystick business through the acquisition of Suncom, new product development, and marketing. The Company is a supplier of analog-based entertainment control devices designed for use with personal computer based entertainment software, including joysticks, palm-held game pads, and yokes, which resemble aircraft controllers (collectively, "joysticks"). This segment currently markets a diversified line of the Company and Suncom joysticks to consumers primarily using the Suncom name, and management believes that it maintains a market share estimated by the Company at 20%.

      In late 1992, Suncom launched two new products, the FX 2000 joystick and the Command Control game pad. The FX 2000 is an ergonomic joystick and the Command Control pad allows computer games to be played with a controller similar to those used with home video game systems. In mid-1993, Suncom introduced a G Force Yoke, "My First Joystick," and AXYS joystick. The G Force Yoke is targeted at the flight simulation computer software market. "My First Joystick" is targeted at parents who buy educational computer software for their children. AXYS was the first joystick with an "office" appearance, which is installed on personal computers to allow entertainment programs to be controlled by joysticks designed to incorporate ergonomic wrist strain relief features, more generally found in office oriented products. This product may also be used with production-based office and business programs, such as graphic design and spread sheet programs. In late 1993, the Flight Max platform joystick and Gameport 2000 game card were introduced. Product development is also ongoing to respond to the developing joystick market for Macintosh computers.

      In January 1995, the Company introduced a new line of four joysticks, designated as the F-15 line. These joysticks are each 80%- scale replicas of the joysticks equipped in F-15 fighter planes. The line was introduced at a major trade show, and the Company has received orders from major computer retailers and retail stores for the entire initial production run of these joysticks, which began to be shipped in May 1995. Since May 1995, the Company has sold approximately $3,100,000 of these items, representing approximately 75% of Suncom's total sales during such period.

      In June 1995, the Suncom division of the Company entered into an agreement with Spectrum Holobyte, Inc. a software developer for the marketing, sale and distribution of Suncom products in the United Kingdom, France and Germany.

Marketing and Sales

      The primary marketing strategy for the sale of consumer joysticks and related accessories is to provide a broad selection for the Company's customers and their retail customers. The major component of this strategy is single sourcing for virtually all joysticks and entertainment controller needs, providing a focus on high quality and value pricing. The Company has targeted the high-volume personal computer mass market rather than high-tech "ultra niche" products. Accordingly, ten customers accounted for 59% and 49% of the Company's net sales in this market segment for the fiscal years ended September 30, 1994 and 1993, respectively.

      The Company employs independent sales representatives to sell the Company's consumer joysticks and related products to distributors, retail representatives and major outlets. These representatives are assigned exclusive sales territories covering the United States and also market other complementary noncompetitive products manufactured by others. The sales representatives are paid commissions of approximately 5% of net sales of products sold and are not paid any salary or furnished any benefits.

      Advertising and promotional efforts are comprised of a number of key elements. The Company uses print media to target specific end users and enters into cooperative advertising retail programs to generate retail support and customer awareness. In addition, the Company utilizes comprehensive catalog and collateral materials for sales support and participates in all major domestic and foreign trade shows.

Competition

      The Company competes with approximately six other companies in this industry segment. Competition is based primarily on price and product features. Manufacturers and vendors of personal computers, many of whom are substantially larger than the Company, are potential competitors of the Company in this segment.

WICO GAMING

      In June 1994, and in conjunction with the Wico Merger, Wico Gaming, a wholly-owned subsidiary of Wico, acquired certain divisions of Langworthy, a 56-year-old manufacturer and distributor of casino supplies, located in Las Vegas, Nevada. The purchase price for the Langworthy acquisition was $1,750,000 and assumption of certain liabilities to trade creditors. The assets acquired were Langworthy's layout business, dice manufacturing, furniture business, including custom-built casino tables and other furniture items and accessories, playing chips, and playing cards businesses. Layouts are specially screened felt pieces of billiard cloth for gaming tables, such as blackjack, roulette and poker tables. At the time of acquisition, most of the Langworthy business was transacted with casinos located in Nevada, and Wico Gaming presently has the necessary regulatory authorizations to continue substantially all of this business. Wico Gaming plans to expand the operation and distribute these products in other states in which casinos operate in the United States. Such plans require that the Company obtain various additional licenses or authorizations.

      The Langworthy acquisition constituted a substantial product line expansion for the Company's existing business in the gaming industry, consisting principally of replacement parts for slot machines and certain non-gaming supplies and products used by casinos. In addition to a dedicated sales force for the gaming supply business, the Company's distribution business' national sales force and telemarketing operation will provide immediate sales support on a national basis.

      The Langworthy business supplies casinos with products for table games (including blackjack, roulette and poker). Langworthy's sales were historically divided between replacement parts and new installations. The replacement business involved two custom manufacturing operations, dice and layouts. New installation products consist of furniture, gaming tables, slot machine stands, change racks and similar items. Products not manufactured by Wico Gaming are acquired from various suppliers. Wico Gaming is not dependent upon any individual supplier.

      Management believes that the Langworthy acquisition enabled the Company to position itself as a single-source casino gaming parts supplier, of particular significance to smaller locations such as riverboat operations and Native American casinos. The useful lives of Wico Gaming's products range from several hours in the case of playing cards and dice to several months in the case of layouts and several years in the case of casino chips and gaming furniture.

      In April 1995, Wico Gaming purchased the operating assets of the Dice Division of Shuffle Master, Inc. ("SMI"). Annual sales of the SMI Dice Division were approximately $300,000 in its fiscal year ended immediately prior to the purchase by Wico Gaming. The purchase price for the assets was $240,000, of which $60,000 was paid in cash, with the balance payable in quarterly installments (with interest at 6% per annum) through April 2000.
This acquisition expands Wico Gaming's customer base in its dice business, with the customers of the acquired business including casinos, riverboats and other gaming establishments located primarily in Nevada, Mississippi and New Jersey.

      There are a number of companies that are in competition with Wico Gaming in each of its product lines. With regard to layouts, management believes that the key competitive factors are cloth quality, enhanced graphics, and clarity and range of colors. The primary competitive factor for dice sales are quality and pricing, and casinos generally purchase dice from more than one supplier. In the area of gaming furniture, competition is based on quality, price and durability. The key competitive factor for playing chips are durability, graphics, ease of handling and security, and with regard to playing cards, the key competitive factors are price, ease of handling, durability, brand name identification and reputation.

      Approximately 50% of Wico Gaming's business is comprised of sales to casinos located in Las Vegas, Nevada. Wico Gaming is not dependent upon any individual customer.

      The casino industry, and the gaming industry in general, have experienced substantial growth in recent years. As interest in gambling establishments continues to grow, the demand for machines and parts is expected to increase significantly. Management believes, although there can be no assurance, that the growth prospects for the acquired Langworthy and SMI businesses are favorable, and should mirror developments in the gaming industry generally. Management believes, although there can be no assurance, that with a more aggressive sales and marketing effort, which is planned, Wico Gaming will be able to expand its market share even if the gambling industry is unable to sustain its recent growth rate.

      The manufacture and distribution of gaming equipment and supplies are subject to certain federal, state and local regulations. Regulations may vary significantly among jurisdictions, although virtually all require licenses, permits and approvals in connection with the manufacture, distribution or supply of some or all of the Wico Gaming products.

      The manufacture and distribution of gaming equipment and associated products in Nevada are subject to extensive state and local regulations. Except with respect to the manufacture and sale of roulette and other gaming wheels, Wico Gaming holds the necessary authorizations required for its gaming supply business to continue the Langworthy and SMI business in Nevada. However, sales of roulette wheels and similar devices have not historically been material to Langworthy. Wico Gaming is subject to licensing and regulatory control by the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local regulatory agencies.

      Under the New Jersey Casino Control Act, a license to sell the Langworthy products must be obtained, since an existing New Jersey license maintained for the Company's distribution business does not permit the sale of these products in New Jersey. Wico Gaming has submitted the appropriate applications in New Jersey, and has received a conditional license to sell its products in that state.

      Wico Gaming also plans to operate the gaming supply business in other jurisdictions, including Connecticut, Indiana, Iowa, Louisiana, Missouri and Mississippi, where gambling is authorized. It will be necessary that Wico Gaming qualify and obtain licenses in each of these jurisdictions, and in this connection, Wico Gaming has been approved for licensing in Wisconsin and Mississippi, and has submitted applications in substantially all of its other intended jurisdictions for business. Although the regulatory schemes in these jurisdictions are not identical, their material attributes are substantially similar. There can be no assurance that such licenses, approvals or findings of suitability will be obtained and, if obtained, will not be revoked, suspended or conditional or that Wico Gaming will be able to obtain the necessary approvals for its future products as they are developed. If a license, approval or finding of suitability is required by a regulatory authority and Wico Gaming fails to seek or does not receive the necessary license, approval or finding of suitability, Wico Gaming may be prohibited from selling its products in such jurisdiction or may be required to sell its products through other entities at a reduced margin.

MANUFACTURING OPERATIONS

      With respect to the Company's parts distribution business, approximately 90% of the products sold by the Company are purchased from other manufacturers or distributors, and approximately 10% are internally produced or assembled. Approximately 73% of the products purchased by the Company in this segment are purchased domestically. Within the Company's consumer segment, approximately 90% of the products sold are produced for the Company using company-owned molds and dies and relying upon utility and design patents and specifications owned by the Company. Substantially all of such products are produced in Taiwan and China. All foreign transactions are denominated in U.S. dollars, thereby reducing transactional risks associated with fluctuations in foreign currency exchange. Within the consumer segment, approximately 10% of the products sold are assembled at the Company's facilities in Niles, Illinois.

      Taken as a whole, the Company deals with over 1,000 suppliers. In 1994, the top 10 suppliers accounted for approximately 38% of total purchases. The Company believes that it maintains good relationships with all of its major vendors and has relationships with secondary vendors for all major product categories and believes that it could obtain products from alternative sources at comparable prices and terms.

PRODUCT LIABILITY

      The Company currently has $1,000,000 of product liability insurance for its current products and does not intend to increase coverage. There can be no assurance that the Company's existing coverage will be sufficient to cover any liability resulting from any product liability claims or that the Company would have available funds to pay any claims over the limit of its insurance. Either an underinsured or an uninsured claim could have a material adverse effect on the Company.

TRADEMARKS, PATENTS AND PROPRIETARY RIGHTS

      The Company is dependent upon the development and maintenance of strong brand recognition for its current and proposed products sold in the consumer segment. The Company maintains numerous trademark registrations in the United States and certain foreign countries. The Company believes that brand name identification differentiates its consumer products from those of its competitors and reflects the Company's marketing strategy of providing customers and consumers with a high-quality, value oriented product.

      The Company also holds numerous utility and design patents in the United States and certain foreign countries for its distribution and consumer segment products. All such patents and trademarks are owned by the Company, which is not obligated to pay any license or royalty fees in connection therewith. No one patent or small number of patents are material to either the Company's distribution or consumer products business segments.

GOVERNMENTAL REGULATION

      In order to sell a number of its products in New Jersey, the Company maintains a Casino Service Industry License, authorizing it to offer casinos or casino applicants goods and services not directly related to casino or gaming activity. No other jurisdictions where the Company currently sells its products requires licensure for such associated gaming products. The sale of products comprising the business of Wico Gaming requires that additional licenses and authorizations be obtained, subjecting the Company to additional governmental regulation. Any beneficial holder of securities of the Company may be subject to investigation by the gaming authorities in any or all of the jurisdictions in which Wico Gaming operates or sells products if such authorities have reason to believe that their ownership may be inconsistent with such state's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of securities will be subject to certain reporting and qualification procedures established by such gaming authorities as well as local licensing authorities.

EMPLOYEES

      As at June 30, 1995 the Company employed approximately 193 full-time employees, 128 of whom are located at the Niles, Illinois facility, 27 in its six distribution branches, and 38 in field sales. Of such employees, 51 persons are salaried and the balance are employed on an hourly basis. The executive, administrative, central warehouse, distribution branches, sales and marketing, and purchasing and manufacturing departments, employ 3, 28, 29, 27, 97 and 9 persons, respectively. None of the Company's employees are represented by a labor union, and management believes that the Company's relations with its employees are good. In connection with the Company's gaming supply business resulting from the Langworthy acquisition, the Company employs 34 additional persons consisting of 10 salaried sales and administrative employees and 24 hourly warehouse and production employees. None of such employees are represented by any union, and management believes that labor relations are also satisfactory.

SALE OF CONQUEST AIR

      Conquest Air is a regional airline providing regularly scheduled non-stop and connecting service to seven cities. Conquest Air provides service to Abilene, Austin, Beaumont, Corpus Christi, McAllen, San Antonio and Tyler, Texas, operating as a point-to-point, low-cost carrier offering one-class seating and convenience for business and leisure travelers.

      Until the sale of Conquest Air to Air LA, the Company leased six Metro III commuter aircraft on behalf of Conquest Air. All aircraft were leased from unaffiliated third parties. Exclusive of residual or penalty payments in respect of aircraft for which the Company effected an early termination of its lease, the aggregate monthly lease cost of all such aircraft leases is approximately $106,000. In addition, the Company was required to pay varying rates per engine hour which is deposited in an engine reserve account maintained by the lessors which is utilized for engine overhauls. In May and June 1995, the Company received default notices from the lessors of four of its six aircraft.

      On June 30, 1995, the Company consummated the sale of the capital stock of Conquest Air to Air LA, for consideration consisting of a $3,000,000 convertible promissory note of Air LA, and an additional 8% promissory note in the principal amount of $1,000,000. The Company also received from Air LA an additional 8% promissory note in the amount of $2,000,000, representing Air LA's assumption of certain intercompany indebtedness previously owed by Conquest Air to the Company. In conjunction with the closing, the Company loaned to Conquest Air the sum of $250,000, which will be repayable (together with interest at 8% per annum) out of the proceeds of Air LA's next public or private equity offering, or otherwise on demand made at any time after July 31, 1995. Such $250,000 loan remains outstanding on the date of this Prospectus, and the Company has not demanded repayment thereof pending Air LA's pursuit of its debt refinancing. In consideration of such $250,000 loan, Air LA issued to the Company options, exercisable at $.50 per share through June 30, 2000, to purchase 250,000 shares of Air LA common stock. All of the $6,000,000 of promissory notes issued to the Company by Air LA in the transaction are secured by all of the assets of Air LA and Conquest Air, except that the $250,000 loan made by the Company to Air LA is secured solely by the assets of Conquest Air.

      The $3,000,000 convertible promissory note is currently payable on demand and bears interest at a bank prime rate plus 1%. Such convertible note will, upon Air LA's authorization of preferred stock (anticipated to occur in November 1995), be automatically converted into $3,000,000 of non-dividend bearing convertible preferred stock of Air LA. Such preferred stock is convertible, at the option of the Company over a two year period commencing December 31, 1995 if Air LA completes a contemplated public financing by such date. If, as expected, such Air LA public financing is delayed beyond calendar 1995, the preferred stock will then be convertible, at the option of the Company, at any time or from time to time (without restriction of the conversion period), into shares of Air LA common stock at prevailing market prices for such common stock. Such convertible promissory note, and the preferred stock into which it is convertible, entitles the Company, in its discretion, to elect two members to the Board of Directors of Air LA. The Company has no present intention of electing any members to the Air LA Board of Directors.

      Subject to certain mandatory prepayments out of the proceeds of equity offerings by Air LA, the $1,000,000 promissory note and the $2,000,000 promissory note issued as part of the sale of Conquest Air will be repayable in quarterly installments of $75,000 each (in the aggregate as between the two notes) commencing not later than September 30, 1996, with all remaining unpaid principal becoming due and payable in a balloon payment due June 30, 2000.

      As part of the sale to Air LA, Air LA has agreed to cure the existing defaults under the leases for the six aircraft being operated by Conquest Air at the time of the sale, although the Company will remain contingently liable under such leases unless and until Air LA provides satisfactory deposits and/or other assurances to the lessors, in order to obtain the release of the Company from the obligations under such leases. The Company has been advised by certain of such aircraft lessors that Air LA has only paid $192,000 of approximately $400,000 of lease payments in arrears during the Company's operation of

Conquest Air. In addition, Air LA has been late in making certain of the $105,500 aggregate monthly installment payments due under such leases. At October 31, 1995, approximately $248,000 in monthly lease payment installments are overdue. Air LA's obligation to make the required lease payments and obtain the release of the Company from liability under the leases is secured by a pledge of the outstanding capital stock of Conquest Air.

      Air LA has received a financing commitment from a lender to provide a refinancing of its indebtedness secured by all of its assets, including the acquired assets owned by its Conquest Air subsidiary. In light of its significant recent losses from operations, the consummation of such debt financing within the next 90 days, as well as a contemplated public offering of Air LA equity securities (estimated to occur in the first half of calendar
1996), will be of material importance to Air LA's ability to both cure the Company's defaults to the Conquest Air aircraft lessors and to meet its purchase price obligations to the Company. See "Risk Factors -Sale of Conquest Air; Continuing Liabilities and Risk of Non-Payment."

PROPERTIES

      The Company occupies a 115,000 square foot facility located in Niles, Illinois, approximately 10 miles outside of Chicago, Illinois, which contains its main distribution and manufacturing facilities and executive offices. The facilities are leased through June 1996 and the Company has a ten-year lease extension option upon substantially the same terms and conditions presently in effect. The current monthly rent is approximately $53,000 (inclusive of real estate taxes and other charges).

      The Company also maintains six other distribution centers which are located in New Jersey, California, Georgia, Texas, Nevada and the United Kingdom. These facilities vary in size from approximately 4,800 square feet to approximately 15,000 square feet, with a current aggregate monthly rent of approximately $24,000. These are all leased facilities that warehouse and stock the fastest moving inventory items.

      The Company has combined its existing Las Vegas, Nevada operations with the acquired businesses of Langworthy and relocated to a single facility of approximately 21,000 square feet located in the Hughes Airport Center adjacent to McCarran Airport. The terms of the five-year lease require rental payments at the rate of $11,000 per month, plus payment of certain operating expenses.

LEGAL PROCEEDINGS

      The Company is not currently involved in any material legal proceedings. However, litigation has been threatened against the Company for non-payment of certain obligations by a number of creditors, including the lessors of certain of the six remaining aircraft. The Company believes that it will be able to settle certain of such threatened litigation in connection with a portion of the proceeds of this Offering, and anticipates that Air LA will, upon completion of its contemplated financings, be able to relieve the Company from its contingent liabilities in respect of the remaining aircraft leases. There is no assurance, however, that Air LA will complete such intended financings or otherwise be able to reestablish and maintain current payments under such assumed aircraft leases. See "Use of Proceeds," "Risk Factors - Sale of Conquest Air; Continuing Substantial Liabilities and Risk of Non-Payment" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results and Plan of Operations of Air LA."

SETTLEMENTS WITH CERTAIN CREDITORS


      In order to reduce its indebtedness and improve its equity position, the Company has entered into agreements with certain of its creditors holding accounts payable and other indebtedness of the Company aggregating approximately $981,631 at October 31, 1995, including professionals who rendered services to the Company, pursuant to which such creditors agreed to purchase from the Company an aggregate of 881,631 Creditors Shares.



      All of the Creditors Shares have been exchanged at $1.00 per share, except for one creditor which has agreed to accept 100,000 Creditors Shares for $200,000 of Company obligations.



      An aggregate of 15 creditors, including two law firms and stockholders of Messrs. Feldman Radin & Co., P.C., an accounting firm with which Stephen R. Feldman is a principal stockholder, have accepted 881,631 Creditors Shares in exchange for all Company obligations owed to such creditors.



      The holders of 881,631 of the Creditors Shares are Selling Securityholders in this Prospectus. See "Selling Securityholders." As such, each such creditor and any broker/dealer that may act on its behalf in connection with the sale of any Creditors Shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Under the terms of the Company's agreements with each of such creditors who are Selling Securityholders, the Company agreed to deliver to such creditor a current prospectus, either through a new registration statement or a post-effective amendment to the

Registration Statement of which this Prospectus is a part. The Company also agreed to indemnify each creditor from certain liabilities under the Securities Act.


1994 PRIVATE PLACEMENT

      In September 1994, the Company completed a private placement of $2,737,500 principal amount of 10% convertible Private Placement Notes due October 1, 1996. The Private Placement Notes are convertible into shares of Common Stock at 80% of the prevailing market price of such Common Stock on the date such notes are converted. Assuming a prevailing market price of $1.50 per share, if fully converted, an aggregate of 2,281,250 1994 Private Placement Conversion Shares would be issuable if all Private Placement Notes were converted by the holders. An aggregate of 109.5 units of securities were sold in the 1994 Private Placement, consisting of the 10% Private Placement Notes and 54,750 1994 Private Placement Warrants issuable (at the rate of 0.02 Private Placement Warrants for each $1.00 of Private Placement Notes converted into Common Stock) only upon conversion of the Private Placement Notes into Common Stock. Such 1994 Private Placement Warrants, if and to the extent issued upon conversion of 10% Private Placement Notes, are exercisable at $11.75 per share and expire June 20, 1999, to the extent unexercised.

      In June 1995, the Company entered into an agreement with Rickel, pursuant to which Rickel agreed to use its best efforts to solicit from the holders of the Private Placement Notes their written consents to exchange their 10% convertible Private Placement Notes for 12% non-convertible Exchange Notes.

      In consideration of accepting such exchange offer of 12% non-convertible Exchange Notes for 10% Private Placement Notes, the Company has agreed to pay to holders of Private Placement Notes an amount in cash equal to $0.20 for each $1.00 of Private Placement Notes exchanged for a like principal amount of 12% Exchange Notes (an aggregate of $547,500 if all $2,737,500 of Private Placement Notes are exchanged for 12% Exchange Notes). Cash payments are to be made by the Company on or before December 31, 1995, when the exchange offer will expire. Such cash payments are in addition to, and not in lieu of, the Company's obligation to pay principal and interest on the 12% Exchange Notes, when due.

      Each holder of 10% Private Placement Notes has been requested to execute and deliver to the Company an Election to Exchange setting forth their agreement to participate in the exchange offer described above. The period of the exchange offer of notes expires on December 31, 1995.

      In consideration of its acting as soliciting agent for the Company in connection with the exchange offer, the Company has agreed to pay to Rickel $0.10 for each $1.00 principal amount of Private Placement Notes exchanged for 12% Exchange Notes. Accordingly, if the holders of all of the $2,737,500 of Private Placement Notes elect to exchange such Private Placement Notes for 12% Exchange Notes and cash payments, Rickel & Associates, Inc. will receive fees aggregating $273,750.

      Holders of 10% Private Placement Notes who accept the 12% non-convertible notes will represent to the Company that such 12% non- convertible notes have been acquired for investment purposes only and are restricted securities within the meaning of the Securities Act. The Company believes that the exchange of the Company's 10% Private Placement Notes for a like amount of 12% non-convertible notes due October 1, 1996 and the other consideration paid to the holders of the Private Placement Notes is a private transaction exempt from the registration requirements of the Securities Act.

      To the extent that holders of 10% Private Placement Notes exchange such notes for 12% Exchange Notes and cash, the Company will remove a like principal amount of 10% Private Placement Conversion Shares from the registration statement of which this Prospectus is a part. See "Selling Securityholders."

1995 PRIVATE PLACEMENT

      In June and July 1995, the Company sold an aggregate of 2,082,147 shares of its Common Stock for approximately $2,935,827 ($1.41 per share) in a private placement to 50 unaffiliated accredited investors and to Steffen I. Magnell, the President and Chief Executive Officer of the Company, who purchased 142,000 of such 1995 Private Placement Shares. Under the terms of a securities purchase agreement with such investors, the Company agreed to register, at its expense, the 1995 Private Placement Shares under the Securities Act in connection with any registration statement covering securities being offered for the account of any persons other than the Company. The Company has included such 1995 Private Placement Shares in the registration statement of which this Prospectus is a part. See "Selling Securityholders."

      Mr. Magnell purchased his 142,000 1995 Private Placement Shares by delivering to the Company his $200,000 8% promissory note due December 31, 1995, which is secured by a pledge of such 142,000 shares. Mr. Magnell has agreed not to publicly sell any of his 142,000 1995 Private Placement Shares for a period of two years from the date of purchase (July 1997). All other investors in the 1995 Private Placement paid cash for their 1995 Private Placement Shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The executive officers and directors of the Company and key personnel are as follows:

                    Name                             Age                             Office
                    ----                             ---                             ------
  Stephen R. Feldman(1) . . . . . . . . .            52            Chairman of the Board

  Victor M. Rivas(2)  . . . . . . . . . .            51            Director

  Steffen I. Magnell. . . . . . . . . . .            50            Chief Executive Officer of the Company and
                                                                   Wico, President of the Company, and
                                                                   Director

  Jerry Karlik  . . . . . . . . . . . . .            40            Chief Financial Officer

  Nolan A. Lameka . . . . . . . . . . . .            57            Vice President and Chief Financial Officer
                                                                   of Wico

  Bentley J. Blum . . . . . . . . . . . .            54            Director

  David Schoon(1). . . . . .                         43            Director

  Harry E. McKillop(2)  . . . . . . . . .            64            Director

--------------------------

(1)   Member of the Audit Committee

(2)   Member of the Compensation Committee

      Under the Company's Certificate of Incorporation, the Board of Directors is divided into classes with the members of each class (one-third of the Board) elected each year at the Company's annual meeting of stockholders to serve for a period of three years and until their respective successors have been duly elected and qualified. Since no annual meeting has been held in the previous three years, the term of each director will expire at the next annual meeting. The provisions of the Certificate of Incorporation which provide for the staggered Board of Directors may not be amended or repealed without the affirmative vote of at least 75% of the Company's outstanding shares entitled to vote. Since this provision extends the time required to change a majority of the Board of Directors to at least two years, it may have the effect of discouraging a tender offer for the Company's stock or other takeover bid. The Company's officers are appointed at the first Board meeting following the annual meeting of stockholders and serve at the pleasure of the Board of Directors.

      Stephen R. Feldman has served as Chairman of the Board of the Company since June 1994 and of Wico since 1986. From such respective dates until April 1995, he was also Chief Executive Officer of the Company and Wico. From 1986 until the Wico Merger, he was Chairman of the Board and Chief Executive Officer of Wico Holding Corp. He is also a certified public accountant and a principal shareholder of the accounting firm, Feldman Radin & Co., P.C., New York, New York. Mr. Feldman devotes approximately 80% of his time to the business of Feldman Radin & Co., P.C. and approximately 20% of his time to the business of the Company.

      Victor M. Rivas has served as Chairman of the Board and Chief Executive Officer of the Company from inception until June 1994, and as President of Conquest Air until the sale of Conquest Air to Air LA on June 30, 1995.

      Steffen I. Magnell has been Chief Executive Officer of the Company and Wico and President of the Company since April 1, 1995. From January 1994 to March 1995, Mr. Magnell was President of Tol-O-Matic, Inc., a supplier of fluid power components for factory automation systems. For five years immediately prior to his association with Tol-O-Matic, Mr. Magnell was President and Chief Operating Officer of Sanborn Compressor Company, Inc., a manufacturer of air compressors and related products, located in Minneapolis, Minnesota.

      Jerry Karlik has been Chief Financial Officer of the Company since September 1994. He is the treasurer and a director of Commodore Environmental Services, Inc., a publicly held corporation providing environmental services, headquartered in

New York. He serves as an officer and director of various companies owned or controlled by or affiliated with Bentley J. Blum, a director and principal stockholder of the Company. Mr. Karlik devotes approximately 20% of his business and professional time to the affairs of the Company.

      Nolan A. Lameka joined Wico in 1975 as Corporate Controller and Vice President-Finance, and was promoted to his current position in 1986. Prior thereto, he held senior positions in accounting and finance with Mason-Barron Laboratories and Ampex Corporation.

      Bentley J. Blum has been a Director of the Company since June 1994. Previously, Mr. Blum was a Director and principal stockholder of Wico Holding Corp. He is Chairman of the Board and majority stockholder of Commodore Environmental Services, Inc., a corporation providing environmental services, headquartered in New York, and a director and principal stockholder of Lanxide Corporation, a developer of patented ceramic composite technology and materials. He is also Chairman of the Board and majority stockholder of Federal Resources Corp., a corporation engaged in the mining business, located in Utah. In addition, he is Chairman of the Board of Specialty Retail Services, Inc., a corporation formerly engaged in specialty retailing and presently inactive. He also manages numerous personal investments in the areas of real estate and oil and gas properties.

      David Schoon has been providing financial consulting services since 1992 as a principal of Stock Portfolio Management, Inc., Grand Rapids, Michigan. A chartered life insurance underwriter, certified financial planner and chartered financial analyst, Mr Schoon has been involved in insurance and financial consulting since 1983 in the Michigan area. He is a director of Sparton Corporation (NYSE), a manufacturer of electronic surveillance and automotive parts.

      Harry E. McKillop has served as a Director of the Company since June 1994. He had previously served as a Director of Conquest Air since August 1989. Mr. McKillop is presently President of Alliance International, Inc. where he has been employed since 1993. Prior to joining Alliance, Mr. McKillop was the director of travel for EDS Corporation, a subsidiary of General Motors Corporation. Prior to joining EDS, he served as a Vice President of Pan American Airways ("Pan Am") for Commuter Affairs. Prior to joining Pan Am, Mr. McKillop was employed by Braniff International for 15 years and served as Vice President International based in Paris and London. Mr. McKillop also was employed by United Airlines for 15 years in various capacities in the passenger and cargo fields.

EXECUTIVE COMPENSATION

CASH COMPENSATION

      The following table sets forth the aggregate cash compensation (including incentive compensation) paid by the Company and its subsidiaries for services rendered during the fiscal year ended September 30, 1995 to its Chief Executive Officer and to each of the three other most highly compensated executive officers of the Company whose aggregate cash compensation from the Company and its subsidiaries for that period exceeded $100,000. As the Company only had two other executive officers whose aggregate compensation in 1995 exceeded $100,000, only those persons are reported here.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS

                                                              ANNUAL
                                                         COMPENSATION (1)          Securities
                                                                                   Underlying      All Other
Name and Principal Position             Year          Salary          Bonus        Options #     Compensation
---------------------------             ----          ------          -----        ---------     ------------
  Stephen R. Feldman  . . . . . .       1995           ---             ---           ---            ---
    Chairman of the Board of Directors  1994           ---             ---         300,000(3)       ---
    Former Chief Executive Officer      1993           ---             ---           ---            ---

  Steffan I. Magnell  . . . . . .       1995        $138,461        $25,000        350,000(6)     $5,600
    President, Chief Executive Officer  1994           ---             ---           ---            ---
    and Director                        1993           ---             ---           ---            ---

  Victor M. Rivas(2)  . . . . . .       1995        $127,500           ---           ---         $10,000(4)
    President and Director                                                          50,500(5)
                                        1994        $127,500           ---          70,000       $10,000(4)
                                        1993        $125,500        $25,000         35,000       $10,000(4)

  Edward G. Sokolofski (7)  . . .       1995        $165,422           ---                         $7,660
    President of Wico                   1994        $198,093           ---         236,000(3)       ---
                                        1993        $188,834           ---           ---            ---

(1) The Company did not grant any restricted stock awards or long term incentive plan payouts ("LTIPs") to any of the named executive officers in this table nor does the Company maintain any LTIPs. Additionally, certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in interacting with the financial community and identifying potential acquisition targets. The above summary compensation table does not describe such incidental personal benefits made available to executive officers during 1995, because the incremental cost to the Company of such benefits is below the Securities and Exchange Commission disclosure threshold. These benefits may include personal use of automobiles leased by the Company and its subsidiaries.

(2) Victor M. Rivas had been an officer and director of the Company prior to the Wico Merger, and his compensation prior to such date reflects that paid to him by Conquest Air.

(3) On June 30, 1993 and prior to the Wico Merger, Mr. Feldman was granted options to purchase 150,000 shares of common stock of Wico at an exercise price of $5.00 per share and Mr. Sokolofski was granted options to purchase 118,000 shares of common stock of Wico at $5.00 per share. Subsequently, coinciding with the Wico Merger, Mr. Feldman's and Mr. Sokolofski's options were exchanged, so that each of Mr. Feldman and Mr. Sokolofski would have options to purchase the same percentage of shares of the Company and at the same relative price as they had in Wico. As a result, Mr. Feldman was issued options to purchase 300,000 shares and Mr. Sokolofski was issued options to purchase 236,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. In addition, Mr. Sokolofski and the Company agreed that, in the event of his resignation as an officer of the Company, Mr. Sokolofski would receive warrants to purchase 250,000 shares of Common Stock at $2.50 per share, which warrants will expire on December 31, 1997, and unless exercised, may be redeemed by the Company at $.20 each at any time after January 1, 1996. On September 29, 1995, Mr. Sokolofski tendered his resignation as an officer of the Company and Wico and received such redeemable warrants.
      As a result of his resignation, all 236,000 stock options previously issued to him, and unexercised, were terminated.

(4) Consists of the payment of $10,000 life insurance premiums paid by the Company for the benefit of Mr. Rivas to be repaid only out of the proceeds of such policy upon his death. Simultaneously with the Wico Merger, the Company agreed to forego repayment of these amounts until such repayment can be made out of the proceeds of the policy.

(5) In July 1989, Mr. Rivas received options to purchase 2,000 shares of Common Stock at an exercise price of $19.25 per share. In March 1990, March 1991, March 1992, and March 1993, he received options to purchase 4,500, 4,500, 4,500 and 5,000 shares, respectively, at exercise prices of $15.80 per share. In March 1993, he was also issued options to purchase 30,000 shares at $10.80 per share. On August 31, 1994, all of Mr. Rivas's options to purchase an aggregate of 50,500 shares of Common Stock were cancelled and Mr. Rivas was issued options to purchase 50,500 shares of Common Stock at an exercise price of $11.875 per share. In June 1995, the exercise price of such options was reduced to $5.00 per share.

(6) Consists of options to purchase up to 350,000 shares of Common Stock at a price of $1.25 per share (subject to adjustment under certain circumstances) which were issued in connection with Mr. Magnell's employment agreement. Mr. Magnell became President and Chief Executive Officer of the Company effective April 1, 1995. See "Employment Agreements."

(7) Mr. Sokolofski resigned as an officer of the Company on September 29, 1995.

STOCK OPTION GRANTS

      The following table sets forth the information noted for all grants of stock options made to each of the executive officers of the Company named in the Summary Compensation Table during fiscal year 1995. The 236,000 stock options previously granted to Edward Sokolofski have not been exercised and terminated on September 29, 1995, simultaneous with his resignation as an officer of the Company.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rate of
                                                                                              Stock Price Appreciation
                                                                                                    for Option Term
                                                                                              ---------------------------
          Name(5)             Number of       % of Total      Exercise    Expiration        5% ($)          10% ($)
                               Options          Options        Price         Date           ------          -------
                               Granted          Granted        -----          ---
                               -------          -------

  Stephen R. Feldman  . .      100,000(1)       12.50         $0.875        3/31/00        $24,175          $53,420

  Edward Sokolofski . . .      250,000(2)       31.25           2.50      12/31/97(2)      $64,063          $131,250

  Steffan I. Magnell  . .      350,000(3)       43.75          $1.25        3/31/04        $241,606         $594,102

  Steffan I. Magnell  . .      100,000(3)       12.50          $1.41        6/30/00        $38,956          $86,082

  Victor M. Rivas . . . .          -0-(5)         ---            ---         ---

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                     AND FISCAL YEAR END OPTION/SAR VALUES

                               # of
                              Shares                           Number of
                             Acquired                         Securities                Value of Unexercised
            Name                on         Value          Underlying Unexercised        in-the money Options at
            ----             Exercise      Realized     Options at Fiscal Year-End         Fiscal Year-End
                             --------      --------     Exercisable/Unexercisable      Exercisable/Unexercisable
                                                        ----------- -------------      ----------- -------------

  Stephen R. Feldman  . .          0         0            400,000(1)(4)      n/a           $350,000           n/a

  Edward Sokolofski (2) .          0         0            236,000            n/a                n/a           n/a

  Steffen I. Magnell (3)           0         0            250,000        200,000           $109,000      $100,000

  Victor M. Rivas (5) . .          0         0            120,500            n/a                n/a           n/a

      In accordance with rules promulgated by the Securities and Exchange Commission, this table reflects hypothetical gains or "options spreads" that would exist for the respective options based on assumed annual compound stock price appreciations of 5% and 10% from the date the options were granted over the full option term until expiration.

(1) Includes 100,000 Directors Warrants issued to Mr. Feldman in April 1995. See "Compensation Committee Interlocks and Insider Participation."

(2) Includes warrants to purchase 250,000 shares of Common Stock at $2.50 per share issued to Mr. Sokolofski in connection with the resignation of his employment on September 29, 1995. Such warrants will expire on December 31, 1997, and unless exercised, may be redeemed by the Company at $.20 each at any time after January 1, 1996. On September 29, 1995, Mr. Sokolofski tendered his resignation as an officer of the Company and Wico and as a result, all 236,000 stock options previously issued to him, and unexercised, were terminated.

(3) Includes (i) options to purchase an aggregate of 350,000 shares of Common Stock at $1.25 per share issued to Mr. Magnell in connection with his employment agreement effective as of April 1, 1995, of which 150,000 options are immediately exercisable, 100,000 options are subject to a three-year extension of his employment agreement commencing April 1, 1998, and the remaining 100,000 options are exercisable subject to a second three year extension of such employment agreement, commencing April 1, 2001; and (ii) 100,000 immediately exercisable five year warrants at $1.41 per share issued to Mr. Magnell in June 1995. See "Employment Agreements" and "Compensation Committee Interlocks and Insider Participation."

(4) Includes 300,000 options originally issued to Mr. Feldman in connection with the Wico Merger and subsequently repriced in April 1995 to $0.875 per share. See "Compensation Committee Interlocks and Insider Participation."

(5) On August 31, 1994, the Company cancelled options to purchase 50,500 shares of the Company's Common Stock belonging to Mr. Rivas with an exercise price ranging from $19.25 per share to $10.80 per share and in their place issued options to purchase 50,500 shares of the Company's Common Stock at an exercise price of $11.875 per share. In June 1995, the exercise price of such options was reduced to $5.00 per share.

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with Steffen I. Magnell, pursuant to which Mr. Magnell is to serve as Chief Executive Officer of the Company and of Wico through March 31, 1998. Mr. Magnell is also serving as President of the Company at this time. The employment agreement provides for a base salary of $240,000 per annum (subject to annual cost-of-living increases), a $25,000 bonus payable on September 30, 1995, additional annual bonuses tied to the Company's achievement of net income targets, and benefits comparable to those provided to other senior executives of the Company.

      In conjunction with Mr. Magnell's employment agreement, the Company granted to Mr. Magnell options to purchase up to 350,000 shares of Common Stock at a price of $1.25 per share (subject to adjustment under certain circumstances). Such options are exercisable (a) as to the first 150,000 shares, at any time prior to the expiration of the options, (b) as to the next 100,000 shares, subject to and after the execution of the first three-year extension of Mr. Magnell's employment agreement with the Company, and (c) as to the final 100,000 shares, subject to and after the execution of the second three-year extension of Mr. Magnell's employment agreement. Subject to prior termination as provided in the option agreement, all such options expire on March 31, 2004.

      The Company entered into an agreement in June 1994 with Mr. Rivas, terminating a prior employment agreement and retaining Mr. Rivas to serve as President of Conquest Air until January 17, 1995, and thereafter subject to termination following sixty days' notice. Pursuant to this agreement, the Company is obligated to pay Mr. Rivas $10,625 per month and issue options to purchase 70,000 shares of Common Stock at an exercise price of $6.5625 per share, subject to the 1994 Stock Option Plan. In connection with this agreement, the Company also agreed to pay Mr. Rivas an aggregate amount of $250,000 in consideration of his agreement and release of the Company's obligations pursuant to his prior employment agreement with the Company. Of such amount, $85,000 has been paid to date in the 1995 fiscal year, with the balance of $165,000 remaining owing. The Company also agreed that certain indebtedness of Mr. Rivas to the Company not in excess of $65,000 arising from the Company's payment of life insurance premiums on his behalf shall be payable only upon his death from the proceeds of such life insurance policy. In addition, the Company is required to provide Mr. Rivas with the use of his present automobile.

      Since June 1989, Stephen R. Feldman, Chairman of the Board of Directors, has had an oral management consulting agreement with the Company, entitling him to payment of a fee of $150,000 per annum for services provided to the Company. Mr. Feldman has agreed with the Company's institutional lender that any such payments would not be paid in any fiscal year in which the Company's consolidated income before interest and taxes in the prior year was not equal to or greater than $5,000,000. As a result, no payments under this consulting agreement have been paid to date.

STOCK OPTION PLANS

      Prior to the Wico Merger, the Company had adopted several stock option plans, pursuant to which a total of 158,000 options were outstanding on the date of the Wico Merger. In connection with the Wico Merger, the Company terminated all of such plans and adopted the 1994 Stock Option Plan described below. Accordingly, no further options may be granted under the terminated plans.

      The Company undertook to adopt the 1994 Stock Option Plan to permit the holders of Wico stock options at the time of the Wico Merger to convert them into options to purchase Common Stock of the Company. All of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan have been converted into options to acquire 536,000 shares of Common Stock.

      The 1994 Stock Option Plan was adopted on June 16, 1994 and provides for the grant of options to acquire an aggregate of 2,000,000 shares of Common
Stock to employees, officers or directors of, or counsel to, the Company.   The
1994 Stock Option Plan authorized the Board to issue incentive stock options ("ISO's"), as defined in Section 422A of the Internal Revenue Code (the "Code"), and stock options that do not conform to the requirements of that Code section ("Non-ISO's"). Officers, directors and consultants who are not employees of the Company or any subsidiary thereof may only be granted Non-ISO's.

      The Board administers the 1994 Stock Option Plan with full power and authority to take any action required or permitted to be taken under the 1994 Stock Option Plan. The Board has discretionary authority to determine the types of stock options to be granted, the persons among those eligible to whom options will be granted, the number of shares to be subject to such options and the terms of the stock option agreements.

      The exercise price of each ISO shall not be less than 100% of the fair market value of the Company's Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Code Section 422A(b)(6)) 10% or more of the outstanding stock of the Company (a "10% Stockholder"), the exercise price shall not be less than 110% of such fair market value. For purposes of the 1994 Stock Option Plan, the fair market value of shares of the Company's Common Stock on a given date is the average of the closing bid and asked prices per share of Common Stock as reported on NASDAQ. The exercise price of each Non-ISO is determined by the Board at the time of the grant of the Non-ISO.

      Options may be exercised in the manner and at such times as may be fixed by the Board, but may not be exercisable on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% Stockholder) of the grant of such options. Payment by option holders upon exercise of an option may be made (as determined by the Board), in cash, or by check, promissory note, delivery of shares of stock or cancelling an appropriate portion of the options.

      No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. Upon the termination of the option holder's employment or other relationship with the Company and any subsidiary, his options, to the extent not theretofore exercised, will expire immediately or, in certain cases, after a three or six month period.

      As at September 30, 1995, options to purchase 800,500 shares of Common Stock, including 770,500 options held by officers and directors of the Company, were issued and outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Directors of the Company who are not employees each received $300 for each meeting attended by them for their services as such during the 1994 fiscal year. Such fees have been increased to $500 per meeting attended in the 1995 fiscal year.

      Salvatore Palacino, who was the Secretary and a director of the Company until his resignation on June 17, 1994, had served on the compensation committee of the Board. Although Mr. Palacino served as Secretary of the Company during its last fiscal year, he received no compensation for serving as such.

      In April 1995, the Board of Directors appointed an Audit Committee and a Compensation Committee. Messrs. Feldman and Schoon were appointed to the Audit Committee and Messrs. Rivas and McKillop were appointed to the Compensation Committee.

      In April 1995, the Board of Directors of the Company authorized for issuance of 100,000 five-year warrants to each of Messrs. Feldman, Blum, Schoon and McKillop (an aggregate of 400,000 warrants), in their capacities as members of the Company's Board of Directors (the "Directors Warrants"), and 250,000 five-year warrants to Jerry Karlik, the Company's Chief Financial Officer. All 400,000 Directors Warrants and the 250,000 warrants issued to Mr. Karlik are exercisable at $0.875 per share (the closing sale price of the Company's Common Stock on NASDAQ on the date of grant of such warrants).

      All warrants issuable to directors as authorized by the Company's Board of Directors in April 1995 are exercisable at $0.875 per share, the closing sale price of the Company's Common Stock on the date of grant, and expire on March 31, 2000. In addition, in April 1995, the 300,000 stock options issued to Stephen R. Feldman in connection with the Wico Merger and exercisable at $2.50 per share, were repriced as 300,000 stock options exercisable at $0.875 per share.

      In February 1995, The Blum Asset Trust ("BAT"), an affiliate of Bentley
J. Blum, made a non-interest-bearing demand loan to the Company in the amount of $200,000. In May 1995, pursuant to a prior agreement between the Company and BAT, the Company issued to BAT, in repayment of the demand loan, 600,000 shares of new Series D Preferred Stock of the Company. In conjunction with the issuance of the Series D Preferred Stock, the Company issued to BAT warrants entitling the holder to purchase, at any time on or before February 15, 2000, up to 600,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain circumstances). In July 1995, the Company redeemed all of the Series D Preferred Stock, and in connection therewith, 200,000 of the 600,000 warrants were cancelled.

      In May 1995, BAT also lent to the Company the additional sum of $150,000. In consideration of such additional loan, the Company issued to BAT additional five-year warrants to purchase 450,000 shares of Common Stock at a price of $.3333 per share. On July 5, 1995, the Company repaid such loan in full, and in connection therewith, 225,000 of the 450,000 warrants were cancelled.

      In June 1995, the Company issued to Steffen I. Magnell, the Company's President and Chief Executive Officer, five-year warrants to purchase an aggregate of 100,000 shares of Company Common Stock at an exercise price of $1.41 per share, the same price per share at which he purchased 142,000 shares of Common Stock in the 1995 Private Placement.

      In connection with the contemplated refinancing of the Company's senior indebtedness, Bentley J. Blum had been requested by the Bank to increase his limited personal guaranty of the proposed restated term loan due 2000 from $1,000,000 to $3,000,000, and had also been requested to collateralize the $2,000,000 increase in his personal guaranty with certain personal assets independent of his equity in the Company. Mr. Blum agreed to furnish such increased guaranty and collateral. In consideration for such commitment, in September 1995 the Company's Board of Directors agreed to issue to Mr. Blum, simultaneous with the closing of such refinancing and issuance of his increased guaranty and pledge of collateral an aggregate of 500,000 shares of Company
Common Stock at $.001 per share.   In addition, on each anniversary of the date
of closing of such refinancing, to the extent that Mr. Blum's guaranty continues to remain in force and is collateralized by his personal assets (excluding his equity in the Company), he shall receive five year warrants to purchase an additional 250,000 Company shares. Inasmuch as the proposed terms of the refinancing contemplate a five year maximum term loan from the Bank, Mr. Blum would potentially be entitled to receive warrants to purchase an aggregate of 1,250,000 additional Company shares. On October 20, 1995, such refinancing was consummated and Mr. Blum increased his personal guaranty of the restated term loan to $3.0 million, provided the bank with a collateral assignment of certain personal real estate assets owned by him, and received 500,000 shares of Company Common Stock for $500. All of the 1,250,000 warrants issuable to Mr. Blum, if and to the extent issued pursuant to his agreement with the Company, will expire five years from their respective dates of issuance and will be exercisable at the closing sale price of the Company's publicly traded Common Stock on the date of issuance of such warrants. On November 8, 1995, the closing sale price of the Company's Common Stock, as reported on NASDAQ, was $1.1875 per share.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Preferred Stock as of the Effective Date by (i) each stockholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock or any Series of Preferred Stock, (ii) each of the directors of the Company, (iii) the Company's President, and (iv) all directors and officers of the Company as a group. The 12,622,454 shares of Common Stock outstanding as at the Effective Date of this Prospectus, include the recently issued 881,631 Creditors Shares, but do not include any of the 2,975,000 Company Shares to be offered for sale by the Company through January 31, 1996. Unless otherwise indicated, all shares are directly owned as of October 31, 1995.



                                   Name and Address            Amount & Nature of        Percent        Percent       Percent
           Title of Class       of Beneficial Ownership       Beneficial Ownership(1)    Common        Preferred      Voting
           --------------       -----------------------       -----------------------    -------       ---------      -------
           Common            Iris Feldman                          2,918,842(2)           23.1%             __          23.1%
                             6400 West Gross Point Road
                             Niles, IL  60714

           Common            Bentley J. Blum                       3,828,050(3)           28.6%              *          28.6%
                             150 East 58th Street
                             New York, NY  10155

           Common            Paul E. Hannesson                       858,483              6.8%              __           6.8%
                             150 East 58th Street
                             New York, NY  10155

           Preferred         Ignace Rey and                        2,000,000(4)           -0-%           71.2%           -0-%
                             Georges Bonvin,
                             Trustees

           Common            Ignace Rey and                          736,000(5)           5.8%              __           5.8%
                             Georges Bonvin,
                             Trustees,

           Preferred         Felice F. Mischel                       300,000(6)           -0-%           10.7%           -0-%
                             1285 Avenue of the Americas
                             New York, NY 10019

           Common            Felice F. Mischel                       412,900(7)           3.2%              __           3.2%
                             1285 Avenue of the Americas
                             New York, NY  10019

           Common            Stephen R. Feldman                    3,405,842(8)           26.2%             __          26.2%
                             6400 West Gross Point Road
                             Niles, IL  60515

           Common            Steffen I. Magnell                      392,000(9)            3.1%             __           3.1%
                             6400 West Gross Point Road
                             Niles, IL 60515

           Common            Victor M. Rivas                         125,500(10)          1.0%              __           1.0%
                             2215 E.M. Franklin Avenue
                             Austin, TX  78723

           Common            Strategic Growth                        900,000(11)          6.7%              --           6.7%
                             International, Inc.
                             111 Great Neck Road
                             Great Neck NY 11021

           Common            Harry McKillop                          115,670(12)          1.0%              __           1.0%
                             801 North College Street
                             McKinney, TX  75089

           Common            David Schoon                            100,000(13)          1.0%              __           1.0%
                             6400 West Gross Point Road
                             Niles, IL  60741-4508

           Common            All directors and executive           8,192,062(14)          57.5%              *          57.5%
                             officers as a group
                             (8 persons)


--------------

*Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes generally voting power or investment power with respect to securities. Shares of Common Stock subject to warrants and options currently exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in footnotes to this table, the persons named in the table above have sole investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Excludes an option to purchase 300,000 shares and a Directors Warrant to purchase 100,000 shares at $0.875 per share held by Ms. Feldman's husband, Stephen R. Feldman, at $0.875 per share (see "Compensation Committee Interlocks and Insider Participation.") Mrs. Feldman disclaims beneficial ownership of the options or warrants and the underlying shares of Common Stock to be acquired by Mr. Feldman upon exercise thereof.

(3) Includes (i) 3,075,450 shares of Common Stock owned of record by Mr. Blum (including 500,000 shares issued to him in connection with the October 20, 1995 Company debt refinancing), (ii) 75,000 shares of Series B Preferred Stock held by the Blum Family Trust U/A/D May 9, 1990 which are convertible into 27,600 shares of Common Stock, (iii) 100,000 Directors Warrants exercisable at $0.875 a share, and (iv) warrants held by BAT to purchase a maximum of 625,000 shares of Common Stock at $0.333 per share. Does not includes the potential issuance of warrants to purchase up to 1,250,000 additional shares of Common Stock issuable under certain conditions in connection with certain financing accomodations which will be provided by Mr. Blum in the event of the Company's contemplated debt
      refinancing.   See "Compensation Committee Interlocks and Insider
      Participation."

(4) Messrs. Rey and Bonvin are trustees of Caisse De Retraite Et De Prevoyance Du Personnel en Seignant Du Canton Du Valais, a Cantonal teachers' pension fund. At any time prior to any exercise of a certain warrant currently held by the Caisse De Retraite (see Note (5) below), the Series B Preferred Stock owned by the Caisse De Retraite may be converted into 736,000 shares of Common Stock. Such Trustees may presently be deemed the beneficial holders of such shares of Common Stock since they maintain the requisite votes to effectuate such conversion or exercise such warrant in lieu of conversion.

(5) At the holder's option, at any time prior to any exercise of a certain warrant currently held by the Caisse De Retraite, all shares of Series B Preferred Stock owned by each holder (but not a portion thereof) can be immediately converted into shares of Common Stock at the rate of .368 shares of Common Stock for each share of Series B Preferred Stock. Such warrant, issued in May 1995 as part of an amendment to the terms of the Series B Preferred Stock, is exercisable between September 30, 1995 and March 31, 2000, and may be exercised by the holder only in lieu of converting its or their shares of Series B Preferred Stock into Common Stock. The warrant entitles each holder to purchase the same number of shares of Common Stock into which its or their Series B Preferred Stock would be convertible (an aggregate of 736,000 shares) at an exercise price equal to $0.68 below the mean average closing price of the Company's publicly traded Common Stock over a 30 day period prior to exercise (subject to a minimum exercise price of $.50 per share). Such warrant and its underlying shares of Common Stock are restricted securities and will not be registered by the Company under the Securities Act of 1933, as amended, including the Registration Statement of which this Prospectus is a part. See "Description of Securities - Series B Preferred Stock."

(6) Consists of Series E Preferred Stock owned by Ms. Mischel which may be converted into 110,400 shares of Common Stock (at the rate of 0.368 shares of Common Stock for each share of Series E Preferred Stock). The Series E Preferred Stock is subject to mandatory redemption at $1.00 per share (plus all unpaid accrued dividends) under certain circumstances. See "Description of Securities - Series E Preferred Stock."


(7) Includes (i) 110,400 shares issuable upon conversion of Series E Preferred Stock owned by Ms. Mischel; (ii) 200,000 shares of Common Stock owned by Blue Diamond Trading, Ltd., a company owned by Ms. Mischel;
      (iii) 100,000 Creditors Shares issued to SWH&M, a law firm with which Ms. Mischel is affiliated; and (iv) 2,500 additional shares owned directly by Ms. Mischel. See "Selling Securityholders."

(8) Consists of (i) 300,000 shares of Common Stock issuable upon exercise of an option under the 1994 Stock Option Plan, (ii) 100,000 Directors Warrants exercisable at $0.875 per share, (iii) 87,000 Creditors Shares issued to Mr. Feldman; and (iv) 2,918,842 shares of Common Stock held by Mr. Feldman's wife, Iris Feldman. Mr. Feldman disclaims beneficial ownership of any shares held by Iris Feldman.

(9) Consists of 150,000 stock options issued in March 1995 which are immediately exercisable at $1.25 per share 142,000 shares purchased by Mr. Magnell for approximately $1.41 per share in the 1995 Private Placement, and an additional 100,000 five year warrants exercisable at $1.41 per share issued to Mr. Magnell in June 1995. Does not include 200,000 additional stock options at $1.25 per share through March 31, 2004, which were issued under Mr. Magnell's employment agreement and are exercisable, as to 50% in April 1998 and as to the balance commencing April 2001.

(10)  Includes options to purchase 120,500 shares of Common Stock.

(11) Consists of five year warrants issued as of October 11, 1995 entitling the holder to purchase an aggregate of 900,000 shares of Common Stock at an exercise price of $1.50 per share (the "SGI Warrants"). Such SGI Warrants were issued in partial consideration for investor relations services to be rendered pursuant to a one year consulting agreement with SGI. Messrs. Stanley Altshuler and Richard Cooper, the principals of SGI, are each the beneficial owners of 450,000 of such SGI Warrants. See "Certain Relationships and Related Transactions."

(12) Includes five year Directors Warrants exercisable at $0.875 per share to purchase 100,000 shares of Common Stock.

(13) Consists of five year Directors Warrants exercisable at $0.875 per share to purchase 100,000 shares of Common Stock.

(14) Includes all shares listed in the column entitled "Amount & Nature of Beneficial Ownership" for Messrs. Stephen R. Feldman, Blum, Magnell, Rivas, McKillop, Schoon, and Jerry Karlik, the Company's Chief Financial Officer who holds immediately exercisable warrants to purchase 250,000 shares at $0.875 per share, expiring April 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1989, the Board of Directors of Wico authorized a distribution of $12,000,000 to Wico's then stockholders. The stockholders gave Wico demand notes for the amount of the distribution, payable with interest at 12% per annum to commence following maturity. The loan was made with proceeds of Wico's bank debt refinancing in June 1989. In 1991, a dividend in the principal amount of the loans was declared in satisfaction of the stockholders' obligations thereunder.

      In 1992, Bentley J. Blum, a Director and principal stockholder of Wico, and Stephen R. Feldman, Chairman of the Board and Chief Executive Officer of Wico, made subordinated loans to Wico, each in the amount of $500,000, bearing interest at the prime rate plus 1-1/2%, not to exceed 10% per annum, maturing on July 31, 1994, and each furnished Wico's institutional lender with personal guarantees in the amount of $1,000,000, as additional collateral to secure Wico's obligations to the lender. Total interest expense relating to these loans for the year ended September 30, 1992, amounted to approximately $16,000. The principal amounts of these subordinated loans were cancelled in connection with the issuance and sale in 1993 of Wico Series A preferred stock described below.

      In 1993, Wico sold 656,250 shares, 1,000,000 shares and 343,750 shares of Wico Series A preferred stock to Iris Feldman, a principal stockholder of Wico and spouse of Stephen R. Feldman, the Blum Family Trust, of which Bentley J. Blum is a co-trustee and principal beneficiary, and Arthur Radin, who is a principal shareholder of Feldman Radin & Co., P.C., of which Stephen R. Feldman is also a principal shareholder, and is the spouse of Miriam E. Katowitz, a principal stockholder of Wico, respectively, for $1,800,000, the same net price paid by the unaffiliated purchaser discussed below, consisting of cash and cancellation of subordinated notes. During 1993, dividends with respect to Wico Series A preferred stock in the amounts of approximately $36,350, $23,850 and $12,500 were paid by Wico to the Blum Family Trust, Iris Feldman and Arthur Radin, respectively. In September 1993, 1,850,000 of the shares of preferred stock owned by such holders were sold at the full face amount of such shares ($1,850,000) to eight persons, none of whom was an officer, director, or affiliate of Wico.

      Simultaneously with the issuance of Wico Series A preferred stock described above, Wico issued 2,000,000 shares of Wico Series A preferred stock for $1,800,000 (net of selling commissions) cash to a foreign pension plan, unaffiliated with Wico. These shares of Wico Series A preferred stock were convertible into 368,000 shares of Wico common stock, approximately 9.2% of the then issued and outstanding Wico common stock.

      In January 1994, the eight persons who acquired Wico Series A preferred stock in September 1993 as described above, entered into agreements with Wico to exchange their shares of Wico preferred stock into Wico Series AA preferred stock on a share-for-share basis. This exchange was completed in March 1994. The Wico Series AA preferred stock did not contain voting rights or any liquidation preferences.

      In connection with the Wico Merger, the Company also agreed, subject to the effectiveness of the Registration Statement of which this Prospectus is a part, to issue the Class B Warrants to each Company stockholder of record on the close of business on June 20, 1994 (not including any persons or entities affiliated with Wico who received shares or rights to shares of Common Stock in connection with the Wico Merger).

      Concurrent with the Wico Merger, the stockholders of Wico exchanged their Wico securities for Company securities and became the controlling stockholders of the Company. The former holders of Wico Common Stock now own approximately 60% of the issued and outstanding Common Stock of the Company. More specifically, by the terms of the Wico Merger, and following the exchange of Wico securities for Company securities: (i) the holders of Wico common stock acquired record ownership of approximately 6,900,000 shares of Company Common Stock in exchange for 2,944,000 shares of Wico common stock; (ii) certain holders of Wico preferred stock acquired record ownership of 2,800,000 shares of Company Series B Preferred Stock in exchange for 2,800,000 shares of Wico preferred stock ; and (iii) certain other holders of Wico preferred stock acquired record ownership of 313,043 shares of Company Common Stock in exchange for 1,200,000 shares of such Wico preferred stock. All of the options to purchase Wico common stock granted to Stephen R. Feldman and Edward Sokolofski under Wico's 1993 Stock Option Plan were converted into options to acquire 536,000 shares of Company Common Stock. The 236,000 Company options issued to Mr. Sokolofski terminated in September 1995 upon his resignation as an officer of the Company.

      The table on the following page sets forth (i) the number of shares of Wico common stock owed by the principal owners of Wico common stock and Wico preferred stock immediately prior to the Wico Merger, (ii) the number of shares of Company Common Stock (including shares underlying options and Company Series B Preferred Stock) issued to the owners of such Wico securities pursuant to the Wico Merger, and (iii) shares of Common Stock then held by other directors and executive officers and holders of 5% or more of the Company's Common Stock at the time of the Wico Merger.

                                                                                                   Shares held in the Company
                                                                        Shares held in Wico                Immediately
                                                                        Prior to the Merger             After the Merger
                                                                        -------------------             ----------------
            Iris Feldman  . . . . . . . . . . . . . . . . . . .                 1,418,300(1)               2,918,842(1)
              Greater than 5% holder and
              wife of Stephen R. Feldman

            Bentley J. Blum . . . . . . . . . . . . . . . . . .                 1,251,200(1)               2,575,450(1)(2)
              Greater than 5% holder and Director

            Paul E. Hannesson . . . . . . . . . . . . . . . . .                   417,067(1)                 858,483(1)

            Miriam Katowitz . . . . . . . . . . . . . . . . . .                   250,288(1)                 515,090(1)(3)

            Victor M. Rivas . . . . . . . . . . . . . . . . . .                     ---                      125,500(4)
              Executive Officer and Director

            Stephen R. Feldman  . . . . . . . . . . . . . . . .                1,418,300 (5)               3,218,842(5)

            Felice F. Mischel   . . . . . . . . . . . . . . . .                   300,000(6)                 110,400(6)(7)

            Caisse De Retraite  . . . . . . . . . . . . . . . .                 2,000,000(6)                 736,000(6)
              Greater than 5% holder

--------------------------------

(1) Represents shares of Common Stock of Wico and of the Company, as indicated.

(2) Does not include an additional 752,600 shares of Common Stock issuable upon (i) conversion of 75,000 shares of Series B Preferred Stock held by the Blum Family Trust U/A/D May 9, 1990 which are convertible into 27,600 shares of Common Stock, (ii) exercise of 100,000 Directors Warrants at $0.875 a share, and (iii) exercise of warrants held by BAT to purchase a maximum of 625,000 shares of Common Stock at $0.333 per share. Also does not includes the issuance in October 1995 of 500,000 shares of Common Stock to Mr. Blum in connection with the Company senior debt refinancing, and warrants to purchase up to 1,250,000 additional shares of Common Stock issuable under certain conditions in connection with the financing accomodations provided by Mr. Blum at closing of such debt
      refinancing.   See "Compensation Committee Interlocks and Insider
      Participation."


(3) Does not include 75,000 shares of Wico preferred stock exchanged in the Wico Merger for 75,000 shares of Company Series B Preferred Stock which are owned by Arthur Radin, the husband of Miriam Katowitz. Such shares of Series B Preferred Stock are immediately convertible into 27,600 shares of Company Common Stock. Mr. Radin is a principal stockholder in Feldman Radin & Co., P.C., an accounting firm in which Stephen R. Feldman, the Chairman of the Board and principal stockholder of the Company is also a principal stockholder. Mr. Radin received an additional 87,000 Creditors Shares. Mr. Radin disclaims beneficial ownership of any shares held by Miriam Katowitz. See "Business - Settlement with Certain Creditors" and "Selling Securityholders."


(4) Consists of 5,000 shares of Common Stock and options to purchase 120,500 additional shares of Common Stock


(5) Consists of (i) 300,000 shares of Common Stock issuable upon exercise of options under the 1994 Stock Option Plan granted to Stephen R. Feldman in the Wico Merger, and (ii) 2,918,842 shares of Common Stock issued to Iris Feldman in the Wico Merger in exchange for 1,418,300 shares of Wico common stock owned by her. Iris Feldman is the wife of Stephen R. Feldman. Mr. Feldman disclaims beneficial ownership of any shares held by Iris Feldman. Does not include: (i) 100,000 Directors Warrants exercisable at $0.875 per share, which were subsequently issued to Stephen R. Feldman, or (ii) 87,000 Creditors Shares issued to Mr. Feldman. See "Management - Compensation Committee Interlocks and Insider Participation" and "Selling Securityholders."


(6) Represents (i) 2,000,000 shares of Wico preferred stock owned by Caisse De Retraite exchanged for 2,000,000 shares of Company Series B Preferred Stock in the Wico Merger; which Series B Preferred Stock is immediately convertible into 736,000 shares of Common Stock; and (ii) 300,000 shares of Wico preferred stock owned by Felice F. Mischel exchanged for 300,000 shares of Company Series B

      Preferred Stock in the Wico Merger; which Series B Preferred Stock is immediately convertible into 110,400 shares of Common Stock.

(7) Does not include: (i) 100,000 shares of Wico preferred stock exchanged in the Wico Merger for 100,000 shares of Company Series B Preferred Stock (immediately convertible into 36,800 shares of Common Stock) which was owned by Edward Weltman, the law partner of Felice F. Mischel; (ii) 202,500 shares of Company Common Stock issued to Ms. Mischel, for nominal consideration, upon exercise of warrants granted to her in connection with the Wico Merger; and (iii) 100,000 Creditors Shares issuable to Schneck Weltman Hasmall & Mischel LLP, a law firm in which Ms. Mischel and Mr. Weltman are partners. The shares of Series B Preferred Stock issued to Ms. Mischel and Mr. Weltman, together with 400,000 additional shares of Series B Preferred Stock issued to certain other individuals were exchanged by the Company in June 1995 for Series E Preferred Stock (convertible into the same number of shares of Company Common Stock) which Series E Preferred Stock is redeemable at the option of the holders under certain conditions. See below and "Selling Securityholders."

      In connection with the loan agreement dated June 14, 1989, as amended, between Wico Corporation and the Bank, Bentley J. Blum, Iris Feldman, Miriam Katowitz and Paul E. Hannesson (collectively, the "Pledgors") pledged to the Bank, for itself and as agent, all of the outstanding capital stock of Wico Corporation then owned or thereafter acquired by each of them. On June 20, 1994, such shares of capital stock were exchanged into shares of capital stock of the Company in accordance with the Wico Merger. Upon the occurrence of an event of default (as defined), any and all shares of pledged stock held by the Bank may, at the option of the Bank or its nominee, be registered in the name of the Bank or its nominee, and the Bank or its nominee will succeed to all rights pertaining to such shares. Events of default under the credit agreement include any failure to pay installments of principal or interest when due (including indebtedness to the Company's revolving credit lender), failure to comply with various financial ratios and earnings tests beyond any applicable grace periods, and customary cross-default and bankruptcy-related occurrences.

      In connection with the October 20, 1995 refinancing of the Company's senior secured indebtedness the Bank, as Wico's term lender under the restated senior secured term loan continued to retain under a restated pledge agreement all such shares of Company Common Stock now or hereafter owned by the Pledgors.

      In connection with the Wico Merger, Wico was required by the Bank to prepay $4,000,000 of the term loan and either (a) prepay an additional $1,000,000 and repurchase the Bank Warrant for an additional $1,000,000, or (b) pay the Bank a fee of $375,000 and increase the rate of interest payable under the term loan by 1-1/2% per annum. The Company selected the second option and paid $200,000 on December 15, 1994. In connection with the senior debt refinancing in October 1995, the Company agreed to pay the Bank the $175,000 balance, without interest, in 16 equal quarterly installments of $10,937.50, commencing January 1997 and payable on the first day of each succeeding April, July, October and January.

      Felice F. Mischel and Edward Weltman, partners in the law firm of Schneck Weltman Hashmall & Mischel LLP ("SWH&M"), owned 300,000 and 100,000 shares of Series B Preferred Stock, respectively, which they received upon the Wico Merger, in exchange for an identical number of shares of Wico Series AA preferred stock which had been purchased by them in 1993 for $300,000 and $100,000, respectively. Such shares of Series B Preferred Stock were convertible into 110,400 and 36,800 shares of Common Stock. In June 1995, the holders of 800,000 shares of Series B Preferred Stock, including Ms. Mischel and Mr. Weltman, exchanged such shares for 800,000 shares of Series E
Preferred Stock.  Each share of Series E Preferred Stock is convertible into
0.368 shares of Common Stock (the same conversion ratio as the Series B Preferred Stock). However, the holders of the Series E Preferred Stock have the right to compel redemption of such Series E Preferred Stock at $1.00 per share (a maximum of $800,000) in the event that the Company consummates a public offering of securities (including this offering) and receives proceeds of $3,000,000 or more. See "Description of Securities - Series E Preferred Stock." The 294,400 shares of Common Stock issuable upon conversion of the Series E Preferred Stock are being registered for sale in the Registration Statement of which this Prospectus is a part. See "Selling Securityholders."

      In connection with the Wico Merger, Blue Diamond Trading Ltd., a company owned by Ms. Mischel, was granted warrants to purchase 200,000 shares of Common Stock, exercisable for a period of ten years at a price of $.001 per share (the "Blue Diamond Warrant"), as a fee for the introduction of the Company to

Wico. In June 1995, the Blue Diamond Warrant was exercised in full. In addition, in July 1994, Ms. Mischel arranged for a private secured loan to be made to her in the amount of $500,000, which in turn, was loaned to the Company on an unsecured basis. This loan has been repaid. In consideration for making such loan, the Company paid a fee of $50,000 to Ms. Mischel which fee was paid over by her directly to the private lender. The Company also issued warrants to purchase 2,500 shares of Common Stock, exercisable at a price of $.001 per share for a period of five years to each the private lender and Ms. Mischel. Prior to the Wico Merger, SWH&M acted as general counsel to each of Wico and the Company. Ms. Mischel was also a director of the Company until June 20, 1994 (although she abstained from voting in connection with the Wico Merger). SWH&M did not act as counsel to either Wico or the Company in connection with the Wico Merger.


      In April 1995, the Company entered into an agreement with SWH&M pursuant to which SWH&M agreed to accept an aggregate of 100,000 shares of Common Stock (at a price of $2.00 per share) in exchange for the extinguishment of approximately $200,000 of accrued professional fees owed to such firm by the Company. Such agreement also provided that SWH&M would be a Selling Securityholder with respect to such 100,000 Creditors Shares.



      In 1994, the Company accrued approximately $163,000 for professional accounting and tax services rendered to Wico by Feldman Radin & Co., P.C., approximately $38,000 of which has been paid to date. An additional $125,000 of accounting and tax services were rendered by such firm to the Company in fiscal 1995. Stockholders of Feldman Radin & Co., P.C. have agreed to accept an aggregate of 250,000 Creditors Shares in exchange for $250,000 of accrued obligations owed to Feldman Radin & Co., P.C. by the Company and assigned by such firm to its stockholders in September 1995. It is anticipated that Feldman Radin & Co., P.C. will continue to furnish professional accounting and tax services to the Company upon competitive terms.


      On October 12, 1995, the Company entered into a one year consulting agreement effective as of October 11, 1995 with SGI, pursuant to which SGI agreed to establish a comprehensive investor relations program for the Company, including relations with the financial community, providing research coverage and general public and investor relations. For its services, the Company agreed to pay SGI a fee of $7,000 per month and issued the SGI Warrants. Such SGI warrants expire October 11, 2000, and entitle SGI and its affiliates to purchase up to 900,000 shares of Company Common Stock at an exercise price of $1.50 per share (the closing sale price of the Company's Common Stock on NASDAQ on the effective date of grant). Pursuant to the terms of the consulting agreement, the Company granted SGI certain future registration rights with respect to shares of Common Stock issuable upon exercise of such SGI Warrants.

                           DESCRIPTION OF SECURITIES

GENERAL


      The Company's Certificate of Incorporation authorizes the Company to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company's outstanding capital stock as of the date hereof consists of 12,622,454 shares of Common Stock (including 2,082,147 shares sold in the 1995 Private Placement), 7,550 shares of convertible Series A Preferred Stock, 2,000,000 shares of convertible Series B Preferred Stock, and 800,000 shares of convertible Series E Preferred Stock.


COMMON STOCK

      Subject to the rights of the holders of the Preferred Stock, and any shares of Preferred Stock which may be issued in the future, holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors.

      Common stockholders have the right to share ratably in such dividends on shares of Common Stock as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to stockholders after the payment of all debts and liabilities, subject to the rights of the holders of Preferred Stock then outstanding.

      Common stockholders have no preemptive rights. There are no conversion or redemption privileges or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock issued upon conversion of currently outstanding Preferred Stock will be, validly issued, fully paid and non-assessable.

      The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the Company's voting securities (including the Series A, Series B and Series E Preferred Stock, voting one vote per share with the Common Stock as a single class), voting for the election of Directors, can elect all of the Directors to be elected, if they so choose; and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

      Section 203 of the Delaware General Corporation Law provides that a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder (the "Date"). An interested stockholder is defined as an owner of 15% or more of the outstanding voting stock of the corporation. A business combination is allowed under certain circumstances, including, among other provisions, if prior to the Date, the Board of Directors of the corporation approved the business combination or the transaction which resulted in the stockholder becoming interested.
Accordingly, pursuant to Section 203, the Company cannot, for a period of three years commencing June 20, 1994, enter into a business combination with Iris Feldman or Bentley J. Blum. Both Ms. Feldman and Mr. Blum became interested stockholders pursuant to the Wico Merger.

PREFERRED STOCK

      The Board of Directors is authorized to issue shares of Preferred Stock, from time to time in one or more series. The Board may issue a series of Preferred Stock having the right to vote on any matter submitted to stockholders, including, without limitation, the right to vote by itself as a series, or as a class together with the Common Stock and/or any other or all series of Preferred Stock. The Board of Directors may determine that the holders of Preferred Stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors. In the event the holders of Preferred Stock are given the right to elect a majority of the Board of Directors, the holders of the Preferred Stock would be able to control the Company's policies and affairs.

      The Board of Directors may also grant to holders of any series of Preferred Stock, preferential rights to dividends and amounts payable in liquidation. Furthermore, the Board of Directors may determine whether the shares of any series of Preferred Stock may be convertible into shares of Common Stock or any other series of Preferred Stock at a specified conversion price or rate, and upon other terms and conditions as determined by the Board of Directors.

      The power of the Board of Directors to issue Preferred Stock with preferential voting, dividend and other rights may make the Company a less attractive acquisition candidate. Such power may also discourage or impede offers to acquire the Company not approved by the Board of Directors, including offers for some or all of the shares of any class or series of the Company's capital stock at substantial premiums above the then current market value of such shares.

      As at the date of this Prospectus, there were outstanding (i) 7,550 shares of Series A Preferred Stock convertible, at any time at the option of the holders, into a total of approximately 6,040 shares of Common Stock; (ii) 2,000,000 shares of Series B Preferred Stock convertible, at any time at the option of the holders, into a total of 736,000 shares of Common Stock (or in lieu thereof, subject to a warrant entitling the holder to purchase the same number of shares of Common Stock into which the Series B Preferred Stock is convertible), and (iii) 800,000 shares of Series E Preferred Stock convertible, at any time at the option of the holders, into a total of 294,400 shares of Common Stock.

Series A Preferred Stock

      The holders of Series A Preferred Stock are entitled to one vote per share voting together with holders of Common Stock as one class. Dividends are payable semiannually in cash or in additional shares of Series A Preferred Stock at the Company's discretion, when and if declared by the Board of Directors. Each share of Series A Preferred Stock is redeemable by the Company, at its option, for $9.25 per share plus accumulated dividends, upon not less than 30 days nor more than 60 days written notice, provided the closing bid price of the Company's Common Stock is at least $3.00 for 30 consecutive business days ending within 15 days prior to the notice of redemption. Each share of Series A Preferred Stock is convertible into 0.8 shares of

Common Stock, subject to adjustment under certain circumstances. There are currently 7,550 shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

      The holders of Series B Preferred Stock are entitled to one vote per share voting together with holders of Common Stock as one class. Dividends are payable semiannually before any dividends are declared and paid on the Common Stock, but after dividends are declared and paid on the Series A Preferred Stock, in cash only, when and if declared by the Board of Directors. Each share of Series B Preferred Stock is redeemable by the Company, at its option, for $1.00 per share plus accumulated dividends (payable in cash or other consideration as the Company and the holders of a majority of Series B Preferred Stock may agree), upon not less than 30 days written notice. In the event of such optional redemption by the Company, at least an aggregate of 100,000 shares, or an integral multiple thereof, must be redeemed and repurchased. The Series B Preferred Stock was also subject to mandatory redemption by the Company at $1.00 per share under certain conditions, if requested by the holders of a majority of such Series B Preferred Stock. The liquidation amount is subordinate to the Series A Preferred Stock and is $1.00 per share plus accumulated dividends. The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into Common Stock as described below.

      In April 1995, the Series B Preferred Stock was amended so as to eliminate all mandatory redemption rights of the holders of the Series B Preferred Stock. In consideration of such amendments, the holders of the outstanding shares of Series B Preferred Stock were issued warrants to purchase an aggregate of 1,030,400 shares of Common Stock (although 294,400 of such warrants were thereafter cancelled in conjunction with the exchange of 800,000 shares of Series B Preferred Stock for 800,000 shares of Series E Preferred Stock as described below). Such remaining outstanding warrants, entitling the holders to purchase an aggregate of 736,000 shares of Common Stock, are exercisable at any time from September 30, 1995 through March 31, 2000, at an exercise price per share equal to an amount which is $.68 less than the mean average closing price of the Common Stock during the 30 calendar day period ending on the day before the date of exercise (subject to a minimum price of $.50 per share).
Each holder of Series B Preferred Stock has reserved the right to convert, at any time prior to any exercise of any of such holder's warrants, all (but not less than all) of such holder's shares of Series B Preferred Stock into a number of shares of Common Stock equal to the total number of shares then issuable upon the exercise in full of such holder's aforesaid warrant (a conversion ratio of 0.368 shares of Common Stock for each share of Series B Preferred Stock). Upon each such conversion of Series B Preferred Stock into Common Stock, such holder's warrant automatically terminate.

Series E Preferred Stock

      In April 1995, the holders of 800,000 shares of Series B Preferred Stock agreed to exchange such shares of Series B Preferred Stock, on a share-for-share basis, for 800,000 shares of new Series E Preferred Stock of the Company. In conjunction with such exchange, the warrants issued to such holders in May 1995 (in conjunction with the amendment of the Series B Preferred Stock) were cancelled.

      The Series E Preferred Stock (a) is entitled to one vote per share, voting together with the Common Stock as a single class, (b) bears dividends payable semi-annually before any dividends are declared and paid on the Common Stock, but pari passu with the dividends on the Series B Preferred Stock, (c) is entitled to a preference of $1.00 per share on liquidation, dissolution or winding up of the Company (such amount to be junior to the liquidating preferences in respect of the Series A Preferred Stock, pari passu with the liquidation preferences in respect of the Series B Preferred Stock, and senior to any distributions in respect of the Common Stock), (d) is redeemable at the Company's option at any time and from time to time at a price of $1.00 per share, (e) may be converted into Common Stock at any time at the rate of 0.368 shares of Common Stock for each share of Series E Preferred Stock (subject to adjustment under certain circumstances), and (f) is subject to mandatory redemption, at the option of the holder, upon the consummation by the Company of a public offering of its securities in which the Company receives gross proceeds of $3,000,000 or more.

WARRANTS

      The description of the various warrants set forth below do not include the Company's 195,000 outstanding Public Warrants exercisable at $5.00 per share through June 20, 1999, and, in addition, do not include: (i) five year warrants to purchase an aggregate of 650,000 shares of Common Stock at $0.875 per share, including the Affiliate Warrant, which were issued in April 1995 to the Company's Chief Financial Officer and to four members of the Board of Directors of the Company, (ii) five year warrants to purchase 100,000 shares of Common Stock at $1.41 per share issued in June 1995 to the Company's President, or (iii) five year warrants which may be issued under certain conditions, at the rate of 250,000 warrants per year over a five year period, in connection with the proposed refinancing of the Company's senior secured indebtedness, which, if issued, would entitle Bentley J. Blum, a director and principal stockholder of the Company to purchase up to a maximum of 1,250,000 shares of Common Stock at exercises prices equal to the closing sale price of the Company's Common Stock, as reported on NASDAQ of each date such contingent warrants are issued. See "Management - Compensation Committee Interlocks and Insider Participation."

Class B Warrants

      In connection with the Wico Merger, and subject to the effectiveness of the Registration Statement of which this Prospectus is a part, in June 1994 the Company authorized for issuance an aggregate of 1,961,925 Class B Warrants to the holders of Common Stock on the close of business on the effective date of the Wico Merger (not including any persons or entities receiving shares or rights to shares of Common Stock in connection with the Wico Merger).

      Each of the Class B Warrants will entitle the holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share until June 20, 1999, when the warrants expire.

      The Company may redeem the Class B Warrants, at a price of $.10 each, in whole or in part, at the option of the Company, provided that the bid price of the Common Stock is at least $6.84 for five consecutive trading days ending 15 days prior to the date of the notice of redemption. The Class B Warrants may not be redeemed at any time when holders are unable to exercise due to the absence of a current registration statement although the absence of the registration statement will not extend the expiration date. In the event that the Company exercises its right to redeem the Class B Warrants, such Warrants will be exercisable until the close of business on the date immediately prior to the date fixed for redemption in such notice. If any Class B Warrant or Private Placement Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price.

      In order for a holder to exercise a Class B Warrant, there must be a current registration statement on file with the Commission relating to the shares of Common Stock underlying the Class B Warrants, and such shares must be registered or qualified for sale under the securities laws of the state in which such warrantholder resides. The Company will be required to file post-effective amendments to the Registration Statement filed in connection with the issuance of such Class B Warrants when events require such amendments. There can be no assurance that such Registration Statement (or any other registration statement filed by the Company to cover shares of Common Stock underlying the Class B Warrants) will be kept current. If a registration statement covering such shares of Common Stock is not kept current for any reason, or if the shares underlying the Class B Warrants are not registered in the state in which a holder resides, the Class B Warrants will not be exercisable and the holders thereof will be deprived of any value therefor.

1994 Private Placement Warrants

      Pursuant to the terms of the 1994 Private Placement, the holders of the Company's 10% $2,737,500 convertible Private Placement Notes due October 1, 1996 are entitled to receive, upon conversion of such Private Placement Notes into 1994 Private Placement Conversion Shares, a 1994 Private Placement Warrant entitling such holder to purchase shares of Company Common Stock, at the rate of 0.02 shares for each $1.00 of Private Placement Notes so converted int Private Placement Conversion Shares. In the event all $2,737,500 of 10% Private Placement Notes are converted into Private Placement Conversion Shares, an aggregate of 54,750 Private Placement Warrants would be issued. The Private Placement Warrants entitle the holder to purchase Company Common Stock at an exercise price of $11.75 per share at any time prior to June 20, 1999, when the 1994 Private Placement Warrants expire. The 1994 Private Placement Warrants are redeemable at the option of the Company, upon 30 days' written notice at any time, provided the closing bid price of the Company's Common Stock, as traded on NASDAQ or in the over-the-counter market, is at least $6.84 for five consecutive days ending on the day prior to the date of any notice of redemption. The Private Placement Warrants are exercisable until the close of business on the day preceding the date fixed for redemption. Holders of 1994 Private Placements Warrants, if and when issued, are entitled to certain registration rights related to such Warrants and the underlying shares of Common Stock.

BAT Warrants

      In conjunction with the issuance of Series D Preferred Stock and the borrowing of a $150,000 loan, the Company issued to the Blum Asset Trust ("BAT"), an affiliate of Bentley J. Blum, certain warrants (the "BAT Warrants"). The BAT Warrants originally entitled the holder thereof to purchase, at any time on or before February 15, 2000, up to 1,050,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain circumstances). In connection with the redemption of the Series D Preferred Stock and the repayment of such $150,000 loan in July 1995, 425,000 of the BAT Warrants were cancelled, leaving 625,000 BAT Warrants outstanding.

SGI Warrants

      In connection with a one year investor relations consulting agreement entered into as of October 11, 1995, the Company issued five year warrants entitling SGI to purchase an aggregate of 900,000 shares of Company Common Stock at an exercise price of $1.50 per share (the closing sale price of the Company's publicly traded Common Stock on the date of issuance). See "Certain Relationships and Related Transactions."

Underwriter's Warrants


      Pursuant to the Company's prospectus dated April 23, 1993, the Company sold to Lew Lieberbaum & Co., Inc., the underwriter in that transaction (the "Underwriter"), 53,241 common stock purchase warrants. In June 1994, such warrants were exchanged for 53,241 Warrants (the "Underwriter's Warrants") which entitled the Underwriter to purchase 53,241 units of securities (the "Units") at an aggregate exercise price of $10.00 per Unit for a period of four years commencing on the date of such prospectus. Each Unit consists of one share of Common Stock and one Class Z Warrant to purchase one share of Common Stock.


Class Z Warrants


      As a component of the 53,241 Underwriter's Warrants, the Underwriter may purchase units which are comprised of one share of Common Stock and one Class Z Warrant at an exercise price of $10.00 per Warrant. Each Class Z Warrant is exercisable for one share of Common Stock at an exercise price of $1.00 per share. Upon issuance the Class Z Warrants are exercisable until November 14, 1999, when such Class Z Warrants expire. If all 53,241 Underwriter's Warrants are exercised, an aggregate of 53,241 Class Z Warrants will be issued.


DIVIDENDS

      The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. The Company has never paid dividends on its Common Stock, and it currently intends to retain all earnings for use in its business. Accordingly, it is anticipated that no dividends will be paid in the foreseeable future.

STOCKHOLDER REPORTS

      The Company distributes annual reports to its stockholders containing audited financial statements with a report thereon by independent certified public accountants after the end of each fiscal year. In addition, the Company may furnish to its stockholders quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements and other information after the end of the fiscal quarter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors. This provision does not affect the standard of conduct with which directors must comply, the availability of equitable relief, and causes of action based upon federal law, including the federal securities laws.

      The Company maintains directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities and would reimburse the Company for such losses for which the Company has lawfully indemnified the directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER BANK AND REGISTRAR

      The transfer agent for the Common Stock and Warrant Bank for the Company's Warrants is American Stock Transfer & Trust Company, New York, New York.

                            SELLING SECURITYHOLDERS

      All securities offered for the account of Selling Securityholders (i) are issuable to such individuals pursuant to the terms of the Company's 1994 Private Placement, as amended, (ii) were issued as part of or in connection with the Wico Merger, (iii) were issued or are issuable upon the exercise of Warrants currently outstanding or to be issued on or immediately after the Effective Date, or upon conversion of outstanding Series B Preferred Stock and Series E Preferred Stock, (iv) are issuable to creditors of the Company who have agreed to accept Creditors Shares in payment of outstanding obligations owed to such creditors by the Company or (v) were issued pursuant to the 1995 Private Placement of 2,082,147 shares of Common Stock. Upon the sale of the securities offered by each Selling Securityholder, except as otherwise noted, he/she will, to the best of the Company's knowledge, have no further beneficial interest in the Company's securities.

                                                                                         Beneficial Ownership
                                                                                          after the Offering
                                                      Common                               if all Shares and
                  Stockholder                         Stock              Warrants          Warrants are Sold
                  -----------                         ------             --------        --------------------
  Steven M. Johnson                                    31,250(1)                                   *

  Helen G. Johnson

  Wood Alexander Breazeale III                         10,417(1)                                   *

  John A. Nelson                                       10,417(1)                                   *

  Robert W. Vonderhorst                                10,417(1)                                   *

  Mitchell S. Rothstein                                83,332(1)                                   *

  Terence D. Jung                                      10,417(1)                                   *

                                                                                         Beneficial Ownership
                                                                                          after the Offering
                                                      Common                               if all Shares and
                  Stockholder                         Stock              Warrants          Warrants are Sold
                  -----------                         ------             --------        --------------------
  Michael T. Merlob                                    20,833(1)                                   *

  Richard S. Gebelein                                  10,417(1)                                   *

  Jan Arnett                                           20,833(1)                                   *

  Scott W. Waters, Jr.                                 41,666(1)                                   *

  Julian Lee Johnson, IRA                              41,666(1)                                   *

  Oppenheimer & Company, Inc. C/F
  Marion J. Creel                                      10,417(1)                                   *

  Alexander Properties Group, Inc.
  c/o Andrew Alexander                                 10,417(1)                                   *

  Marvin Numeroff (TE)                                 83,332(1)                                   *

  Nancy Davis                                          83,332(1)                                   *

  Kenneth D. Rickel Trustee                            41,666(1)                                   *
  Evelyn Rickel Grantor
  Retired Income Trust

  Kenneth D. Rickel Trustee
  Robert Rickel Grantor
  Retired Income Trust                                 41,666(1)                                   *

  Oppenheimer & Company, Inc. C/
  Helen R. Hernandez                                   41,666(1)                                   *

  Oppenheimer & Company, Inc. C/F
  Luis Hernandez                                       20,833(1)                                   *

  William A. Cauldwell                                 20,833(1)                                   *

  Dennis P. Smith                                      20,833(1)                                   *

  Charles H. Vath                                      10,417(1)                                   *

  Theresa Karwacki C/F
  Nicole D. Karwacki                                   10,417(1)                                   *

  Theresa Karwacki C/F
  Jason P. Karwacki                                    10,417(1)                                   *

  Oppenheimer & Company, Inc. C/F
  M. Steven Shannon, IRA                               20,833(1)                                   *

  James B. Perry and
  Judith A. Perry                                      20,833(1)                                   *

  Hugh M. Lokey                                        10,417(1)                                   *

  David Safar C/F
  Elena Safar UGMA N.J.                                10,417(1)                                   *

  Rachelle Safar                                       10,417(1)                                   *

  David and Rachelle Safar (JT)                        10,417(1)                                   *

  Jeffrey E. Baker                                    187,497(1)                                   *

  Sol Feldman                                          83,332(1)                                   *

  Ken Holmgren and
  Alicia Holmgren (TE)                                 41,666(1)                                   *

  Oppenheimer & Company, Inc. C/F
  Alice W. Baldwin, IRA                                31,250(1)                                   *

  Alice W. Baldwin                                     72,916(1)                                   *

                                                                                         Beneficial Ownership
                                                                                          after the Offering
                                                      Common                               if all Shares and
                  Stockholder                         Stock              Warrants          Warrants are Sold
                  -----------                         ------             --------        --------------------
  Allen Thomas Davis, Jr.                              20,833(1)                                   *

  E. Hoke Sullivan                                     20,833(1)                                   *

  Del. Charter Guarantee & Trust Co.
  TTEE FBO: H. Werner Teichert                         20,833(1)                                   *

  Oppenheimer & Company, Inc. C/F
  Jaya Padmanabhan, MD (IRA)                          166,664(1)                                   *

  Jaya Padmanabhan                                    125,000(1)                                   *
  Oppenheimer & Company, Inc. C/F
  Waters Bros. Enterprises, Inc.

  Profit Sharing Plan & Trust                          83,332(1)                                   *

  Oppenheimer & Company, Inc. C/F
  Waters Bros. Ent., Inc.
  Pension Plan & Trust                                 41,666(1)                                   *

  Oppenheimer & Company, Inc. C/F
  Beauchamp Hardware Supply, Inc.
  Profit Sharing Plan & Trust
  F/B/O Eustis W. Beauchamp and
  Patricia Beauchamp co-TTES and
  co-Custodians DTD 2/25/92                            20,833(1)                                   *

  Oppenheimer & Company, Inc. C/F
  K.C. Padmanabhan, IRA                                10,417(1)                                   *

  O. Gray Sheppard, Jr.                                28,833(1)                                   *

  Donna Franco                                         10,417(1)                                   *

  Cornelius N. Vetten                                  10,417(1)                                   *

  Lois M. Ritter                                       41,666(1)                                   *

  Winifred L. Libby Trust
  Winifred L. Libby TTEE                               62,500(1)                                   *

  David G. and Maria Hauser (JT)                       10,417(1)                                   *

  Wayne Malen                                          83,332(1)                                   *

  Jeffrey Feldman                                      20,833(1)                                   *

  Saul and Shelly Pomerantz (TE)                       20,833(1)                                   *

  Alan Feldman                                         20,833(1)                                   *

  Kenneth Hollins                                      20,833(1)                                   *

  Frederic J. Paschkes                                 20,833(1)                                   *

  Michael Schneider                                    20,833(1)                                   *

  Wayne Batson                                         10,417(1)                                   *

  Wade H. Hicks III                                    20,833(1)                                   *

  Harold A. Wright and
  Sue Wright                                           10,417(1)                                   *

  Thomas A. Grillo                                     20,833(1)                                   *

  Robert E. Woodard                                    20,833(1)                                   *

  Trisha Hawthorne                                     41,666(1)                                   *

  Oppenheimer & Company, Inc. C/F
  William D. McGaha, IRA                               10,417(1)                                   *

                                                                                         Beneficial Ownership
                                                                                          after the Offering
                                                      Common                               if all Shares and
                  Stockholder                         Stock              Warrants          Warrants are Sold
                  -----------                         ------             --------        --------------------
  Robert R. Pavese                                     20,833(1)                                   *

  Robert R. Pavese TTEE u/w/o
  Lynn Kolp FBO Chris Kolp u/w/o                       10,417(1)                                   *

  Wesley Weili Pan and                                 10,417(1)                                   *
  Jian Zhang (JT)

  Hector E. Perez                                      10,417(1)                                   *

  Fred K. Ogilvie                                      10,417(1)                                   *

  Caisse De Retraite
  Et De Prevoyance
  Du Personnel en
  Seignant Du Canton
  Du Valais                                           736,000(2)                -                  *

  Felice F. Mischel                                   110,400(2)                                   *

  Edward Weltman                                       36,800(2)                                   *

  Arthur Radin                                         27,600(2)                                 *(13)

  Blum Family Trust                                    27,600(2)                                   *

  Richard M. Brooks                                     9,568(2)                                   *

  Howard Levin                                          5,152(2)                                   *

  Ronald Feldman
  as Trustee for Julie                                 22,080(2)                                   *
  and Melissa Levin

  717 Associates                                       55,200(2)                                     *

  Blue Diamond Trading Ltd.                           200,000(3)                                   *

  Felice F. Mischel                                     2,500(4)                                   *

  Jordan Barness                                        2,500(4)                                   *

  Bianca Trading, Inc.                                104,348                                       *

  Bjorn Trading, Inc.                                 104,348                                       *

  Ignot Holdings, SA                                  104,348                                       *

  National Westminster Bank USA                       400,000(5)                                    *

  Jerry Karlik                                        250,000(6)                                70,000

  Stephen R. Feldman(11)                               87,000(7)               __              400,000(12)

  Arthur Radin(11)                                     87,000(7)               __                *(13)

  Elliott Glass(11)                                    25,000(7)               __                  *

  Steven Sherb(11)                                     20,000(7)               __                  *

  Paul Ehrlich(11)                                     16,000(7)               __                  *

  Marsha Ellowitz(11)                                  10,000(7)               __                  *

  Carl Vogt(11)                                         5,000(7)               --                  *

  Schneck, Weltman, Hashmall & Mischel LLP            100,000(7)

  Potter Anderson & Corroon                            21,034(7)               --                  *

  Judson Enterprises Ltd.                               2,000(7)               __                  *

  Kronish, Lieb, Wiener                                                                            *
  & Hellman, L.L.P.                                   279,597(7)               __

                                                                                         Beneficial Ownership
                                                                                          after the Offering
                                                      Common                               if all Shares and
                  Stockholder                         Stock              Warrants          Warrants are Sold
                  -----------                         ------             --------        --------------------
  Packquisition Corp.                                  65,000(7)               --                  *

  Mark Gasarch, Esq.                                   31,000(7)               --                  *

  Lew Lieberbaum & Co., Inc.                          108,000(7)              ___                *(14)

  Gary Petrucci                                        71,000(10)              --                  *

  Burton Toles                                         35,500(10)              --                  *

  William Toles                                        71,000(10)              --                  *

  Tol-O-Matic, Inc. Profit Sharing Trust               71,000(10)              --                  *

  Delos v. Stenson                                     35,500(10)              --                  *

  Richard J. Stream                                    50,000(10)              --                  *

  R. Hunt Greene                                       35,500(10)              --                  *

  David Brink                                          50,000(10)              --                  *

  James A. Beltz                                       35,500(10)              --                  *

  Marshall Chernin                                     17,750(10)              --                  *

  Howard Goldberger                                    17,750(10)              --                  *

  Robert D. Goldberger                                 17,750(10)              --                  *

  Scott F. Drill                                       40,000(10)              --                  *

  Thomas A. Sherman                                    17,750(10)              --                  *

  R.J. Petrucci                                        17,750(10)              --                  *

  Todd M. Morgan Separate Property Trust               53,250(10)              --                  *

  Randall L. Johnson                                   20,000(10)              --                  *

  Peter A. Vogt                                        35,500(10)              --                  *

  Revis Stephenson, III                                17,750(10)              --                  *

  James Vieburg                                        17,750(10)              --                  *

  Applecrest Family Ltd. Partnership                   17,750(10)              --                  *

  Ed Koehler                                           35,500(10)              --                  *

  G & T Trading Co.                                    50,000(10)              --                  *

  Larry E. Miller                                      71,000(10)              --                  *

  Ralph Burnett                                        71,000(10)              --                  *

  Steven C. Simon                                      71,000(10)              --                  *

  Robert Paymar                                        71,000(10)              --                  *

  Thomas A. Sellars                                    17,750(10)              --                  *

  Gary Petrucci - IRA                                  24,849(10)              --                  *

  Bryan E. Zins - IRA                                  17,750(10)              --                  *

  Stephen M. Carnes                                    28,399(10)              --                  *

  Addison Piper                                        35,500(10)              --                  *

  Jack Swenson                                         42,500(10)              --                  *

  James T. Weinert                                     71,000(10)              --                  *

  Jerry R. Kenline                                     20,000(10)              --                  *

  Jonathon P. Wilke                                    71,000(10)              --                  *

  Reed E. Halladay                                     53,250(10)              --                  *

  Jeffrey Peterson - IRA                               17,750(10)              --                  *

                                                                                         Beneficial Ownership
                                                                                          after the Offering
                                                      Common                               if all Shares and
                  Stockholder                         Stock              Warrants          Warrants are Sold
                  -----------                         ------             --------        --------------------

  G. Terri McNellis                                    17,750(10)              --                  *

  Duane R. Jacobs                                      36,000(10)              --                  *

  Quynh v. Dang                                        21,299(10)              --                  *

  Ken Norman                                           24,850(10)              --                  *

  Daniel and Adele Bivona                              50,000(10)              __                  *

  Robert Weeman                                        50,000(10)              __                  *

  Thomas E. Miller                                     35,500(10)              __                  *

  J.P. Buldac                                         142,000(10)              __                  *

  Robert I. Karon                                      17,750(10)              --                  *

  Edward Sokolofski                                    30,000(10)              --            250,000(15)*

  Steffen I. Magnell                                  142,000(10)              --            250,000(16)*

  Lew Lieberbaum & Co., Inc.                          106,482(8)          106,482(9)               *

-----------------------------------------

*     Less than one percent


(1) The persons listed in the foregoing table are holders of $2,737,500 of the Company's outstanding 10% Private Placement Notes due October 1, 1996. The number of shares of Common Stock listed opposite the names of such persons assumes the issuance to each of them of 1994 Private Placement Conversion Shares at the rate of 20,833 Private Placement Conversion Shares issuable upon conversion (at an assumed conversion price of $1.20 per share) of each $25,000 principal amount of Private Placement Notes. The $2,737,500 of currently outstanding 10% Private Placement Notes are convertible at 80% of the closing bid price of the Company's Common Stock at each date that notice of conversion is given to the Company by a holder of such notes. The 2,281,250 Private Placement Conversion Shares referred to in this Prospectus, assumes a closing bid price of $1.50 and a conversion price of $1.20 per share. At November 8, 1995, such closing bid price was $1.1875 per share, and if all $2,737,500 of Private Placement Notes had been converted by the holders on such date, the conversion price would have been $0.95 per share and an aggregate of 2,881,579 Private Placement Conversion Shares would have been issued to the above persons, pro-rata based on their individual ownership of 1994 Private Placement Notes. The registration statement of which this Prospectus is a part includes an indeterminable number of 1994 Private Placement Conversion Shares which are potentially issuable at various conversion prices to the holders of Private Placement Notes. The Company has offered to exchange, at any time through December 31, 1995, all or any portion of such 10% convertible Private Placement Notes for 12% non-convertible Exchange Notes due October 1, 1996, plus additional cash payments to be made by December 31, 1995. See "Business - 1994 Private Placement."


(2) Represents (i) an aggregate of 736,000 shares of Common Stock issuable upon conversion of 2,000,000 shares of Series B Preferred Stock, and (ii) an aggregate of 294,400 shares of Common Stock issuable upon conversion of 800,000 shares of Series E Preferred Stock, at the rate of 0.368 shares of Common Stock for each full share of Series B Preferred Stock or Series E Preferred Stock. All shares of Series B Preferred Stock and Series E Preferred Stock are immediately convertible. The Series E Preferred Stock is subject to mandatory redemption under certain conditions. See "Description Securities - Series E Preferred Stock."

(3) Represents shares of Common Stock issued to Blue Diamond, an affiliate of Felice F. Mischel, upon exercise of the Blue Diamond Warrant.

(4) Represents shares of Common Stock issued pursuant to warrants issued to Ms. Mischel and Mr. Barness in connection with a $500,000 loan made by Mr. Barness to the Company in July 1994 and since repaid. The warrants representing these shares are immediately exercisable.

(5) Represents shares of Common Stock issuable to National Westminster Bank USA upon exercise of a warrant held by such bank, which warrant is immediately exercisable.


(6) Represents shares of Common Stock issuable pursuant to 250,000 Affiliate Warrants issued to Mr. Karlik.



(7) Represents Creditors Shares issued for indebtedness owed by the Company to such stockholders.


(8) Represents 53,241 shares of Common Stock at $10.00 per share issuable upon exercise of the Underwriter's Warrants, and 53,241 additional shares issuable at $1.00 per share upon exercise of the Class Z Warrants issuable (at the rate of one Class Z Warrant for each Underwriter's Warrant) upon the exercise of the Underwriter's Warrant.


(9) Consists of 53,241 Underwriter's Warrants and 53,241 Class Z Warrants issuable upon exercise of the Underwriter's Warrants. The Class Z Warrants, if issued, have an exercise price of $1.00 and are exercisable immediately upon issuance through November 13, 1999.


(10)  Represents the 1995 Private Placement Shares purchased in June and July
      1995.

(11) Represents Creditors Shares issuable for services rendered by Feldman Radin & Co., P.C., and distributed by such accounting firm to its stockholders, consisting of Messrs. Feldman Radin, Glass, Sherb, Ehrlich, Ellowitz and Vogt. Feldman Radin & Co., P.C. rendered $250,000 of accounting services to the Company and Wico through September 1995. In September 1995, such accounting firm assigned its accounts receivable from the Company to its stockholders, and such persons agreed to exchange such accrued accounts payable for 125,000 Creditors Shares. Mr. Feldman, Chairman of the Board and of the Company has advised the Company that he will not offer or sell any of his Selling Stockholders' Shares or other shares of Common Stock issuable upon exercise of options and warrants described in footnote (12) below for a period of at least six months from the date of this Prospectus.

(12) Represents (i) options to purchase 300,000 shares and (ii) a Directors Warrant to purchase 100,000 shares, which options and warrants are exercisable at $0.875 per share. (See "Management - Compensation Committee Interlocks and Insider Participation.") Does not include 2,918,842 shares of Common Stock owned of record and beneficially by Iris Feldman, the wife of Stephen R. Feldman. Mr. Feldman disclaims beneficial ownership in the 2,918,842 shares of Common Stock owned by his wife Iris Feldman.

(13) Does not include 515,090 shares owned of record and beneficially by Miriam Katowitz, the wife of Arthur Radin. Mr. Radin disclaims beneficial ownership in such shares.


(14) Represents Creditors Shares issued to Lew Lieberbaum & Co., Inc. in lieu of $108,000 of accrued financial consulting fees owed by the Company. Does not include 106,481 shares of Common Stock issuable upon exercise of the Underwriter's Warrants and upon exercise of the Class Z Warrants issuable upon exercise of the Underwriter's Warrants issued to such firm. See footnote (9) above.


(15) Represents immediately exercisable warrants granted to Mr. Sokolofsky to purchase 250,000 shares of Common Stock at $2.50 per share through December 31, 1997 issued in connection with his September 30, 1995 resignation as an officer of the Company. Such warrants may be redeemed for $50,000 ($.20 per warrant) by the Company at any time after January 1996 and prior to their December 31, 1997 expiration. See "Management - Executive Compensation."

(16) Represents (i) options expiring March 31, 2004 granted to Mr. Magnell to purchase 350,000 shares of Common Stock at $1.25 per share, of which 150,000 options are immediately exercisable, and (ii) 100,000 Directors Warrants issued to Mr. Magnell in June 1995 and exercisable at $1.41 per share.

                              PLAN OF DISTRIBUTION


By the Company


      A maximum of 3,276,482 shares of Common Stock are being offered by the Company for its own account.


      The Company intends to commence the offer and sale of the 2,975,000 Company Shares immediately upon the Effective Date of this Prospectus. Such Offering of Company Shares will terminate the earlier to occur of (i) the sale of all 2,975,000 Company Shares, or (ii) January 31, 1996 (the "Termination Date"). The Company intends to sell all or any portion of the Company Shares at a price of $1.00 per share. On November 8, 1995, the closing sale price of the Company's Common Stock, as traded on NASDAQ, was $1.1875 per share. The Company may engage registered broker/dealers to solicit and/or effect sales on the Company's behalf, and pay such broker/dealers commissions not to exceed 10% of the gross sales prices of the Company Shares. The Company does not presently have any agreements with any such broker/dealers with respect to the offer or sale of Company Shares, although the Company may hereafter do so, and in connection therewith, may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.


      No director, officer or affiliate of the Company is affiliated with any broker-dealer or shall receive any commissions or other compensation in connection with the sale of any of the Company Shares.


      If all 2,975,000 Company Shares are sold, the Company will receive gross proceeds aggregating $2,975,000, less selling commissions payable to registered broker/dealers aggregating not more than $297,500 (10% of the gross proceeds of the offering of Company Shares) and approximately $200,000 in other expenses of this Offering. On the Termination Date, the Company will retain the net proceeds (a maximum of $2,477,500 assuming all 2,975,000 Company Shares are sold and 10% selling commissions are paid in connection therewith) from the sale of the Company Shares sold as of the Termination Date, irrespective of the aggregate number of Company Shares then sold.


      The distribution of up to 301,482 of the Warrant Shares to holders of the 195,000 Public Warrants and the holders of the Underwriter's Warrants, as well as the distribution of up to 53,241 Class Z Warrants issuable upon exercise of the Underwriter's Warrants, will constitute primary distributions of these securities by the Company.


Selling Securityholders


      Each holder of any: (i) Class B Warrants, (ii) Underwriter's Warrants,
(iii) Class Z Warrants, (iv) Selling Stockholders' Shares, (v) 1994 Private Placement Conversion Shares or Preferred Stock Conversion Shares issuable upon conversion of the Private Placement Notes, Series B Preferred Stock or Series E Preferred Stock, or (vi) Warrant Shares issuable upon exercise of the Warrants (individually a "Selling Securityholder" and collectively, the "Selling Securityholders") is free to offer and sell his or her shares of Common Stock or Warrants at such times, in such manner and at such prices as he or she may determine. Such shares may be offered by Selling Securityholders in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The Selling Securityholders may also use Rule 144 under the Securities of 1933 (the "Securities Act"), to sell such securities, if they meet the criteria and conform to the requirements of such Rule. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares or warrants by the Selling Securityholders. It is unlikely that Class B Warrants, Underwriter's Warrants or Class Z Warrants will be exercised or that the shares of Common Stock underlying such Warrants will become subject to a distribution while the exercise prices for such Warrants exceed the market value of the Company's common stock ($1.1875 on November 8, 1995). However, those shares of Common Stock which are already outstanding and being offered hereunder by the Selling Securityholders may be expected to be distributed currently, although there can be no assurance as to whether, when or to what extent such distribution may occur.


      The Company has agreed to register the securities owned by the Selling Securityholders pursuant to the Registration Statement of which this Prospectus is a part and to pay all expenses in connection therewith, other than brokerage commissions and fees and expenses of counsel to the Selling Securityholders in connection with any subsequent sales of their securities.

      Under the Securities Act, each Selling Securityholder is obligated to deliver a current Prospectus on each occasion that such Selling Securityholder elects to offer or sell any of his or her securities; which Prospectus must indicate the name of the beneficial owner(s) of the securities and the aggregate amount of securities being offered. Accordingly, only the Selling Securityholders designated above may effect offers and sales of securities pursuant to this Prospectus.

      In accordance with its undertakings pursuant to Rule 415 under the Securities Act, the Company has agreed (i) to file, during any period in which offers or sales of Selling Securityholders' securities are being made, a post-effective amendment to the Registration Statement of which this Prospectus is a part, (ii) to make available a Prospectus to each Selling Securityholder upon request, (iii) to amend such Prospectus from time to time after the date hereof through post-effective amendments to such Registration Statement to reflect any facts or events which individually or in the aggregate, represent a fundamental change in the information set forth in the most recent Prospectus, and (iv) to remove from registration by means of a post-effective amendment of the Registration Statement any of the securities which remain unsold at the termination of the offering.

      The Company and each of the Selling Securityholders have entered into an agreement pursuant to which the Company has agreed to indemnify such Selling Securityholders and each person who controls such Selling Securityholders, generally against any and all losses, claims, damages, liabilities and expenses arising out of or based on a breach of covenant, agreement, representation or warranty made by the Company in such agreement or any untrue statement of a material fact in the Registration Statement, including this Prospectus, or any amendment or supplement thereto. Each of the Selling Securityholders has agreed to indemnify the Company, the officers and directors and each person who controls the Company, but only with respect to information relating to such Selling Securityholder expressly provided for use in the Registration Statement, Prospectus, or any amendment or supplement thereto, including but not limited to information contained in this section entitled "Selling Securityholders." In the event that any other securityholder subsequently elects to become a "Selling Securityholder," it is anticipated that the Company will enter into a similar indemnity agreement with such securityholder.

      The Selling Securityholders named above have advised the Company that sales of their securities may be effected from time to time in transactions (which may include block transactions), in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the securities directly to purchasers or through broker-dealers that act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Securityholders and any broker-dealers that act in connection with the sale of securities as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may elect to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the securities against certain liabilities, including liabilities under the Securities Act.

      The Company has not engaged the services of any broker-dealer either to purchase securities from Selling Securityholders or to act as agent for any of the Selling Securityholders in connection with any distribution of such securities.

      In order to comply with the securities laws of certain jurisdictions, the securities may not be offered or resold by any Selling Securityholder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the securities in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

      The Company will not receive any of the proceeds from sales of any of the securities by any of the Selling Securityholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Price Waterhouse LLP, the Company's former independent accountants, was dismissed, effective November 29, 1994, in an action approved by the Board of Directors of the Company. Price Waterhouse LLP has previously issued audit reports to the Company for the years ended May 31, 1994 and May 31, 1993, which reports did not contain any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles. There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in its reports.

      On November 29, 1994, the Company engaged Grant Thornton LLP as its independent accountants for the year ended September 30, 1994. Grant Thornton LLP had previously served as the independent accountants for Wico Holding Corp. and its wholly-owned subsidiaries.

      In October 1995, the Board of Directors engaged BDO Seidman, LLP as its independent accountants for the year ended September 30, 1995. The audit report for the year ended September 30, 1994 issued by Grant Thorton LLP did not contain any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles. There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thorton LLP, would have caused them to make reference to the subject matter of the disagreement in its reports.

                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Solomon, Fornari, Weiss & Moskowitz, P.C., 650 Fifth Avenue, New York, New York 10019.

                                    EXPERTS

      The financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part have been audited by Grant Thornton LLP, independent certified public accountants to the extent indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Said firm's opinion includes an explanatory paragraph.

      The financial statements of Langworthy Casino Supply included in this Prospectus have been audited by Allen G. Roth, independent certified public accountant, to the extent and for the period set forth in his report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said individual as an expert in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS


                   CONQUEST INDUSTRIES INC. AND SUBSIDIARIES



                                                                      Page
                                                                      ----
September 30, 1994, 1993 and 1992
     Independent Auditor's Report                                      F-2
     Consolidated Balance Sheet                                        F-3
     Consolidated Statements of Operations                             F-5
     Consolidated Statements of Changes in Stockholders' Deficit       F-6
     Consolidated Statements of Cash Flows                             F-7
     Notes to Financial Statements                                     F-9

June 30, 1995 (Unaudited)
     Consolidated Balance Sheet                                       F-25
     Consolidated Statements of Operations                            F-27
     Consolidated Statements of Changes in Stockholders' Deficit      F-28
     Consolidated Statements of Cash Flows                            F-29
     Notes to Financial Statements                                    F-31

LANGWORTHY CASINO SUPPLY

September 30, 1993
     Independent Auditor's Report                                     F-35
     Balance Sheet                                                    F-36
     Statement of Income                                              F-37
     Statement of Divisional Equity                                   F-38
     Statement of Cash Flows                                          F-39
     Notes to Financial Statements                                    F-40

September 30, 1992
     Independent Auditor's Report                                     F-43
     Balance Sheet                                                    F-44
     Statement of Income                                              F-45
     Statement of Divisional Equity                                   F-46
     Statement of Cash Flows                                          F-47
     Notes to Financial Statements                                    F-48

Pro-Forma Consolidated Statement of Operations                        F-50
     Notes to Pro-Forma Consolidated Statement of Operations          F-51


                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

To the Stockholders
  CONQUEST INDUSTRIES, INC.

We have audited the accompanying consolidated balance sheets of Conquest Industries, Inc. (formerly Wico Holding Corp.) as of September 30, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conquest
Industries, Inc. as of September 30, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles.

As described in Note L (1), the Company has recorded an estimate of the value upon the disposition of its aviation operations at $4,250,000. It is reasonably possible that the ultimate amount, if any, obtained upon disposition of the aviation operations could be lower than the carrying value.


/s/ GRANT THORNTON LLP
----------------------
GRANT THORNTON LLP


New York, New York
December 9, 1994, except as to Note L (1), which is as of January 20, 1995

                   CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                          (FORMERLY WICO HOLDING CORP.)

                           CONSOLIDATED BALANCE SHEETS

                                                              September 30,
                                                      --------------------------
                                                          1994            1993
                                                      -----------     -----------
                                        ASSETS
CURRENT ASSETS:
Cash                                                  $ 1,007,880     $   791,037
Trade accounts receivable, less allowance for
  doubtful accounts of $179,337 and $156,647 at
  September 30, 1994 and 1993, respectively             5,694,272       5,234,424
Other receivables, principally income tax refunds         323,843            --
Inventories                                             8,495,479       8,946,352
Prepaid expenses and other current assets                 235,344         126,818
                                                      -----------     -----------
      TOTAL CURRENT ASSETS                             15,756,818      15,098,631

MACHINERY AND EQUIPMENT - NET                           1,071,301       1,158,350

DEFERRED TAX ASSET                                        753,000            --

INTANGIBLE AND OTHER ASSETS - NET                       5,979,581       3,655,189

NET ASSETS OF DISCONTINUED OPERATIONS                   4,250,000            --
                                                      -----------     -----------
                                                      $27,810,700     $19,912,170
                                                      ===========     ===========


                       SEE NOTES TO FINANCIAL STATEMENTS.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                          CONSOLIDATED BALANCE SHEETS


                                                                                    September 30,
                                                                           ------------------------------
                                                                               1994              1993
                                                                           ------------      ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
    Accounts payable                                                       $  4,634,545      $  3,185,596
    Accrued expenses                                                          3,331,344         1,692,911
    Current portion of long-term debt                                         1,500,000         1,333,334
    Income taxes payable                                                         25,018           275,000
                                                                           ------------      ------------
            TOTAL CURRENT LIABILITIES                                         9,490,907         6,486,841

LONG-TERM DEBT                                                               16,705,849        23,850,000

COMMITMENTS AND CONTINGENCIES                                                      -                 -

STOCKHOLDERS' EQUITY (DEFICIENCY):
    Preferred stock, authorized 5,000,000 shares, issuable in series
        Series A, preferred stock, $.10 par value; 7,550 issued and
            outstanding (liquidation preference:  $93,257)                          755              -
        Series B, convertible redeemable preferred stock, no par
            value; 2,800,000 and 4,000,000 shares issued and outstanding
            in 1994 and 1993, respectively                                    2,800,000         3,424,983
    Common stock, $.01 par value; 25,000,000 shares authorized;
        9,158,677 and 7,180,907 shares issued and outstanding in 1994
        and 1993, respectively                                                   91,587            71,809
    Additional paid-in capital                                               12,748,815           428,191
    Treasury stock warrant                                                         -             (360,000)
    Accumulated deficit                                                     (13,945,520)      (13,863,145)
    Foreign currency translation adjustment                                     (81,693)         (126,509)
                                                                           ------------      ------------
                                                                              1,613,944       (10,424,671)
                                                                           ------------      ------------

                                                                           $ 27,810,700      $ 19,912,170
                                                                           ============      ============


                       See notes to financial statements.

                   CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                          September 30,
                                                          ------------------------------------------
                                                             1994            1993           1992
                                                          -----------     -----------    -----------
NET SALES                                                 $41,991,512     $38,782,856    $38,653,304

COST OF SALES                                              26,078,087      23,674,578     24,077,535
                                                          -----------     -----------    -----------

GROSS PROFIT                                               15,913,425      15,108,278     14,575,769
                                                          -----------     -----------    -----------

OPERATING EXPENSES:
    Selling, distribution and administrative expenses      12,592,710      11,620,056     10,895,368
    Moving costs                                                  -               -          148,563
    Amortization expense                                      375,231         689,207        977,835
                                                          -----------     -----------    -----------
                                                           12,967,941      12,309,263     12,021,766
                                                          -----------     -----------    -----------

OPERATING INCOME                                            2,945,484       2,799,015      2,554,003
                                                          -----------     -----------    -----------

OTHER EXPENSES (INCOME):
    Interest expense                                        1,731,377       2,062,605      2,683,917
    Amortization of debt discount                             282,500             -              -
    Write off of registration costs                           175,394             -              -
    Other                                                     266,387           8,351        608,240
                                                          -----------     -----------    -----------
                                                            2,455,658       2,070,956      3,292,157
                                                          -----------     -----------    -----------

INCOME (LOSS) BEFORE INCOME TAXES                             489,826         728,059       (738,154)

PROVISION FOR INCOME TAXES                                    206,201         285,000          2,504
                                                          -----------     -----------    -----------

NET INCOME (LOSS)                                             283,625         443,059       (740,658)

PRO-FORMA INCOME TAXES (BENEFIT)                                  -           (65,000)      (225,000)
                                                          -----------     -----------    -----------

PRO-FORMA NET INCOME (LOSS)                               $   283,625     $   508,059    $  (515,658)
                                                          ===========     ===========    ===========

PRO-FORMA EARNINGS (LOSS) PER SHARE                       $     0.00      $     0.06    $     (0.07)
                                                          ===========     ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES                           7,675,000       7,181,000      7,181,000
                                                          ===========     ===========    ===========

                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                                                           Preferred Stock Series A  Preferred Stock Series B
                                                                           ------------------------  ------------------------
                                                                             Shares       Amount       Shares        Amount
                                                                           ----------  ------------  ----------    ----------
BALANCE - SEPTEMBER 30, 1991                                                      -    $        -           -      $      -

    Translation of foreign currency                                               -             -           -             -
    Net loss                                                                      -             -           -             -
                                                                           ----------  ------------  ----------    ----------

BALANCE - SEPTEMBER 30, 1992                                                      -             -

    Issuance of preferred stock costs of $575,017                                 -             -     2,800,000     2,800,000
    Repurchase of stock warrants                                                  -             -           -             -
    Translation of foreign currency                                               -             -           -             -
    Net income                                                                    -             -           -             -
    Preferred stock dividends                                                     -             -           -             -
                                                                           ----------  ------------  ----------    ----------

BALANCE - SEPTEMBER 30, 1993                                                      -             -     2,800,000     2,800,000

    Acquisition of Conquest Airlines Corp., less costs of $468,000              7,550           755
    Translation of foreign currency
    Retirement of treasury stock warrant
    Preferred stock dividends
    Net income
    Debt discounts recorded in connection with borrowings
    Warrants and shares issued in connection with debt offerings
                                                                           ----------  ------------  ----------    ----------


BALANCE - SEPTEMBER 30, 1994                                                    7,550  $        755   2,800,000    $2,800,000
                                                                           ==========  ============  ==========    ==========



                                                                                  Common Stock          Paid-in      Treasury
                                                                             -----------------------
                                                                               Shares       Amount      Capital       Stock
                                                                             -----------   ---------   ----------   ---------
BALANCE - SEPTEMBER 30, 1991                                                   7,180,908   $  71,809      428,191   $

    Translation of foreign currency                                                 -            -
    Net loss                                                                        -            -
                                                                             -----------   ---------   ----------   ---------

BALANCE - SEPTEMBER 30, 1992                                                   7,180,908      71,809      428,191
    Issuance of preferred stock less costs of $575,017                              -            -        624,983
    Repurchase of stock warrants                                                    -            -                   (360,000)
    Translation of foreign currency                                                 -            -
    Net income                                                                      -            -
    Preferred stock dividends                                                       -            -
                                                                             -----------   ---------   ----------   ---------

BALANCE - SEPTEMBER 30, 1993                                                   7,180,908      71,809    1,053,174    (360,000)

    Acquisition of Conquest Airlines Corp., less costs of $468,000             1,977,769      19,778    8,618,141
    Translation of foreign currency
    Retirement of treasury stock warrant                                                                 (360,000)    360,000
    Preferred stock dividends
    Net income
    Debt discounts recorded in connection with borrowings                                               3,400,000
    Warrants and shares issued in connection with debt offerings                                           37,500
                                                                             -----------   ---------   ----------   ---------


BALANCE - SEPTEMBER 30, 1994                                                   9,158,677   $  91,587   12,748,815   $     -
                                                                             ===========   =========   ==========   =========

                                                                                              Foreign
                                                                                Retained      Currency
                                                                                Earnings     Translation

                                                                                (Deficit)    Adjustment      Totals
                                                                              ------------   -----------  ------------
BALANCE - SEPTEMBER 30, 1991                                                  $(13,415,774)  $     -      $(12,915,774)

    Translation of foreign currency                                                   -         (7,509)         (7,509)
    Net loss                                                                      (740,658)        -          (740,658)
                                                                              ------------   ---------    ------------

BALANCE - SEPTEMBER 30, 1992                                                   (14,156,432)     (7,509)    (13,663,941)

    Issuance of preferred stock less costs of $575,017                                -            -         3,424,983
    Repurchase of stock warrants                                                      -            -          (360,000)
    Translation of foreign currency                                                   -       (119,000)       (119,000)
    Net income                                                                     443,059         -           443,059
    Preferred stock dividends                                                     (149,772)        -          (149,772)
                                                                              ------------   ---------    ------------

BALANCE - SEPTEMBER 30, 1993                                                   (13,863,145)   (126,509)    (10,424,671)

    Acquisition of Conquest Airlines Corp., less costs of $468,000                                           8,638,674
    Translation of foreign currency                                                             44,816          44,816
    Retirement of treasury stock warrant                                                                          -
    Preferred stock dividends                                                     (366,000)                   (366,000)
    Net income                                                                     283,625                     283,625
    Debt discounts recorded in connection with borrowings                                                    3,400,000
    Warrants and shares issued in connection with debt offerings                                                37,500
                                                                              ------------   ---------    ------------


BALANCE - SEPTEMBER 30, 1994                                                  $(13,945,520)  $ (81,693)   $  1,613,944
                                                                              ============   =========    ============

    All share information has been retroactively adjusted for the WICO Merger and the reverse 1 For 10 split of common shares in November, 1994.


                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         September 30,
                                                                         --------------------------------------------
                                                                             1994             1993           1992
                                                                          -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                     $   283,625     $   443,059     $  (740,658)
                                                                          -----------     -----------     -----------
       Adjustments to reconcile net income (loss) to net
          cash provided by operating activities:
              Depreciation and amortization                                   944,132       1,159,126       2,255,226
              Provision for bad debts                                         179,337             972          67,047
              Loss (gain) on disposal of fixed assets                            -                217         (38,755)
              Write off of deferred registration costs                        175,394
              Write off of deferred loan costs                                239,987
              Warrants and shares issued in connection with
                debt offering                                                  37,500
              Deferred income taxes                                            89,815            -                -

       Changes in assets and liabilities:
          Decrease (increase) in trade and other accounts receivable         (963,028)       (224,648)       (403,843)
          Decrease (increase) in inventories                                  450,873         959,630        (382,401)
          Decrease (increase) in prepaid expenses and other
              current assets                                                 (108,526)        (61,484)         73,418
          Increase in intangibles and other assets                           (680,212)           -                -
          Increase (decrease) in accounts payable                           1,448,949        (416,720)        591,626
          Increase (decrease) in income taxes payable                        (249,982)        275,000             -
          Increase (decrease) in accrued expenses                             (86,567)       (303,425)        (92,627)
                                                                          -----------     -----------     -----------
                 TOTAL ADJUSTMENTS                                          1,477,672       1,388,668       2,069,691
                                                                          -----------     -----------     -----------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                            1,761,297       1,831,727       1,329,033
                                                                          -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash of businesses acquired, less acquisition costs                     4,965,584            -                -
    Capital expenditures                                                     (286,850)       (197,923)       (144,760)
    Proceeds on sale of assets                                                   -             50,002          83,151
    Cash used for business acquisitions                                    (1,939,019)           -                -
                                                                          -----------     -----------     -----------

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES                            2,739,715        (147,921)        (61,609)
                                                                          -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on long-term financing                                        (5,272,485)     (3,266,667)     (3,474,000)
    Preferred stock dividends                                                (366,000)       (149,772)            -
    Proceeds from issuance of promissory notes                              1,309,500            -                -
    Proceeds from preferred stock offering                                       -          2,424,983             -
    Proceeds from long-term financing                                            -               -            950,000
    Proceeds from stockholder and other loans                                    -               -          1,000,000
    Acquisition of treasury stock - warrants                                     -           (360,000)            -
    Deferred financing costs                                                     -           (153,368)       (260,150)
    Effect of foreign currency exchange rate changes                           44,816         (14,490)           (424)
                                                                          -----------     -----------     -----------

NET CASH USED IN FINANCING ACTIVITIES                                      (4,284,169)     (1,519,314)     (1,784,574)
                                                                          -----------     -----------     -----------

NET INCREASE (DECREASE) IN CASH                                               216,843         164,492        (517,150)

CASH AT BEGINNING OF YEAR                                                     791,037         626,545       1,143,695
                                                                          -----------     -----------     -----------

CASH AT END OF YEAR                                                       $ 1,007,880     $   791,037         626,545
                                                                          ===========     ===========     ===========

                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)



                                                                                            September 30,
                                                                               -------------------------------------
                                                                                  1994          1993         1992
                                                                               ----------    ----------   ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:

       Interest                                                                $1,576,700    $2,091,000   $2,414,000
                                                                               ==========    ==========   ==========
       Income taxes                                                            $  331,000    $     -      $    3,000
                                                                               ==========    ==========   ==========

    Noncash investing and financing activities:
       Conversion of stockholder and other loans to preferred stock            $     -       $1,000,000
                                                                               ==========    ==========

       Issuance of warrants in connection with debt                            $3,300,000    $     -
                                                                               ==========    ==========

       See Note L for noncash investing and financing activities regarding acquisitions



                       See notes to financial statements.

                            Conquest Industries, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           September 30, 1994 and 1993

NOTE A - ORGANIZATION AND SIGNIFICANT EVENTS

         Conquest Industries, Inc. ("Conquest") was, until June 20, 1994, primarily engaged in the business of operating a regional airline providing regularly schedule turbo-prop service to cities within the State of Texas. On June 20, 1994, CAC Acquisition, Inc. ("CAC"), a Delaware corporation and newly formed wholly owned subsidiary of Conquest merged with Wico Holding Corp. ("Wico"), a privately-held Delaware corporation, pursuant to a Restated Agreement and Plan of Merger dated June 8, 1994 (the "Wico Merger"). Upon consummation of the merger, Wico became a wholly owned subsidiary of Conquest and the separate existence of CAC ceased. In addition, simultaneous with the merger, Wico Gaming Supply Corp. ("Wico Gaming"), a wholly-owned subsidiary of Wico, acquired certain assets and liabilities of divisions of Langworthy Casino Supply, Inc. ("Langworthy"). The operations of Conquest and Wico and subsidiaries are collectively referred to herein as the "Company". In August 1994, the Company announced its intention to sell its aviation operations.

         The financial statements give effect to an increase in authorized shares approved in July 1994 and the 1 for 10 reverse stock split of its common stock which became effective on November 18, 1994. On that date, each ten shares of the Company's issued and outstanding shares of common stock automatically converted into one share of common stock. Also, all securities convertible or exercisable for common stock were similarly effected.

         Wico, through its wholly-owned operating subsidiaries, is a distributor of replacement parts and supplies to game operators and distributors of billiard tables, coin-operated vending machines, arcade games and other gaming related accessories. Wico Gaming is a manufacturer and distributor of casino supplies, including layouts, dice, casino furniture, custom built casino tables, playing chips, playing cards, casino equipment and roulette and other wheel games.


         Giving effect to the Wico Merger, the former shareholders of Wico owned approximately

         80% of Conquest's common stock. Stockholders of Conquest who immediately prior to the effectiveness of the Wico Merger held all of its capital stock, now hold approximately 20% of its capital stock after the Wico Merger .

         For accounting purposes, the merger has been treated as a recapitalization and reverse acquisition with Wico as the acquirer. In connection with the acquisition, Wico has valued the assets and liabilities received in the transaction at their fair values. Such assets and liabilities included (in addition to cash acquired) the estimated value to be received upon the disposition of the aviation operations, liabilities assumed, and the related deferred tax effects.

SALE OF CONVERTIBLE PREFERRED STOCK BY WICO

         On May 21, 1993, Wico issued $4 million of 10% cumulative convertible Series A preferred stock (Wico Series A preferred). The proceeds involved the receipt of $2.4 million of net cash and the conversion of $1 million of subordinated debt. The proceeds were used as part of a prepayment of $2.5 million of outstanding term indebtedness and for the repurchase from its bank lender of an outstanding warrant to acquire 17-1/2% of the common stock for $360,000. If the preferred shares were converted into common shares, the holders of the preferred stock would have owned approximately 20% of the outstanding common stock of Wico. The preferred stock was also entitled to vote on all matters at stockholders' meetings with the voting rights determined as if such shares had been converted into common stock.

         In connection with the issuance of $4 million of the Wico Series A preferred, $2 million of these shares were acquired by Wico common stockholders at the same net price as paid by the unaffiliated purchasers (a foreign pension plan), $1.8 million.

         The purchase price for the shares acquired by the Wico common stockholders was paid in cash and the retirement of $1 million of subordinated stockholder loans to Wico. Approximately 1,850,000 of the shares of preferred stock owned by such holders were sold at the full face amount of such shares from September 1993 to January 1994 to eight persons, none of whom was an officer, director or affiliate of Wico.

         In January 1994, the eight persons who acquired Wico Series A preferred as described above, entered into agreements with Wico to exchange their shares of Wico Series A preferred into Wico Series AA preferred stock on a share-for-share basis. This exchange was completed in March 1994. The Wico Series AA preferred stock did not contain voting rights or any liquidation preferences and was convertible into approximately 13% of the common stock.

THE CONQUEST/WICO MERGER ("WICO MERGER")

         As a result of the June 1994 Wico merger, all stockholders of Wico exchanged their Wico securities for securities of Conquest. More specifically, upon consummation of the Wico Merger, (i) the holders of Wico common stock acquired ownership of 6,879,000 shares of Conquest common stock in exchange for 2,944,000 shares of Wico common stock;
         (ii) certain holders of Wico Series A and Series AA preferred stock acquired ownership of 2,800,000 shares of Conquest Series B voting preferred stock; and (iii) certain holders of 1,200,000 shares of Wico Series AA preferred stock converted their shares and acquired record ownership of 313,044 shares of Conquest common stock. Each share of Conquest Series B preferred stock may be converted into .368 shares of Conquest common stock. In addition, all of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan were converted into options to acquire 536,000 shares of Conquest common stock.

         Upon the Wico Merger, Conquest also agreed, subject to the effectiveness of a Registration Statement to issue 1,978,000 warrants to Conquest stockholders of record on the close of business on June 20, 1994 (not including any persons or entities receiving shares or rights to shares of Conquest common stock in connection with the Merger), exercisable until June 20, 1999, at a price of $11.88 per share (the "Class B Warrants"). Conquest also issued two warrants to purchase 400,000 (the "Bank Warrant") and 200,000 shares (the "Blue Diamond Warrant") of Conquest common stock, respectively. The Class B Warrants, the Bank Warrant and the Blue Diamond Warrant are all subject to certain registration and anti-dilution rights. The Blue Diamond Warrant was issued to a partner in the firm which serves as general counsel to the Company as a finders fee for the Wico merger.

         Giving effect to the Wico Merger, and the conversion of all shares of Conquest Series B preferred stock into Conquest common stock, the former stockholders of Wico will own approximately 80% of Conquest's outstanding common stock. The stockholders of Conquest who immediately prior to the effectiveness of the Wico Merger held all of its capital stock will continue to hold approximately 20% of its capital stock giving effect to the Wico Merger and the aforesaid issuance and conversion.

         Also in June 1994, in connection with the Wico Merger, the Company, through its wholly-owned subsidiary Wico Gaming, acquired assets and assumed certain liabilities, consisting primarily of trade payables, comprising certain divisions of Langworthy, a 56-year old Las Vegas, Nevada manufacturer and distributor of casino supplies for a purchase price of $1,750,000.

         A summary of the assets acquired and liabilities assumed in connection with the above acquisitions is included in Note L.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         1. Basis of Consolidation The financial statements include the accounts of Conquest and its wholly-owned subsidiaries, Wico, Suncom-UK, Limited and Wico Gaming. All material intercompany accounts and transactions have been eliminated.

         2. Revenue Recognition - Revenue is recognized at the time merchandise is shipped to customers.

         3. Inventories - The inventories are valued at the lower of cost (weighted average method) or market.

         4. Machinery and Equipment - Machinery and equipment acquired as a result of acquisitions are stated at fair value at the date of acquisition, after considering their age and condition, in accordance with the guidelines set forth in Accounting Principles Board Opinion No. 16 (APB 16); subsequent additions are recorded at cost. Depreciation for machinery and equipment is calculated on a straight-line basis over ten years.

         5. Intangible Assets - Identifiable intangible assets resulting from various acquisitions in prior years were valued based upon independent appraisals in accordance with APB 16. Other intangible assets are valued at cost. Intangible assets are amortized on a straight-line basis over their estimated remaining economic lives.

            The Company reviews the recoverability of its intangible assets (primarily goodwill) upon the occurrence of a significant adverse event or if an operating division has not been profitable and expects that trend to continue. Such assessments are performed at each balance sheet date. Recoverabilty will be evaluated using undiscounted cash flows.
            Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121") is effective for fiscal years beginning after December 15, 1995. The Company believes that the adoption of SFAS 121 will not have a material effect on its financial statements.
         6. Warranty Costs - The Company has certain sales agreements that provide for free warranty service for periods ranging from one to five years (principally in the consumer division). For the years ended September 30, 1994, 1993 and 1992, a total of $167,000,
            $33,000, and $26,000, respectively, has been provided to cover the costs of providing such service. These costs are included in selling, distribution and administrative expenses.

         7. Co-Op Advertising - The Company grants certain of its customers an advertising allowance based upon qualified sales. The Company's policy is to accrue a liability in an amount equal to its estimate of claims at the time sales are made.

         8. Foreign Currency Translation Adjustment - All balance sheet accounts of foreign operations are translated into U.S. dollars at the year-end rate of exchange, and statement of operations items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of stockholders' equity.

            Foreign currency transaction gains (losses) were $(44,000), $(38,000) and $42,000 for the years ended September 30, 1994, 1993 and 1992, respectively.

         9. Income Taxes - Effective January 1, 1993, provisions for income taxes include deferred taxes resulting from temporary differences in income for financial reporting and tax purposes, using the liability method under Statement of Financial Accounting Standards No. 109. Such temporary differences result primarily from differences in the carrying value of assets and liabilities.

            Prior to January 1, 1993, the Company was treated as a Subchapter S. Corporation.

        10. Earnings Per Share - Earnings per share is based upon the average shares outstanding increased by the effect, if dilutive, of common stock equivalents (options and warrants) from date of issue using the 20% rule. The outstanding preferred shares are not common stock equivalents. Net earnings are adjusted for dividends on outstanding preferred shares.

            For all periods presented, the effect of potentially dilutive securities were excluded because their effect would be anti-dilutive.

        11. Reclassifications - Certain amounts in prior years have been reclassified to conform with classifications used in 1994.

NOTE C - INVENTORIES

         Inventories are summarized as follows:

                                                        1994            1993
                                                     -----------    ------------
          Manufacturing inventories
          Materials and work-in-process              $ 1,619,694     $ 1,825,241
           Finished products                           1,520,439       1,694,960
                                                     -----------     -----------

                                                       3,140,133       3,520,201
         Purchased merchandise for resale              5,355,346       5,426,151
                                                     -----------     -----------

                                                     $ 8,495,479     $ 8,946,352
                                                     ===========     ===========

NOTE D- MACHINERY AND EQUIPMENT

         Machinery and equipment consist of the following

                                                             1994         1993
                                                          ----------   ----------
         Machinery and tooling                            $3,281,523   $3,080,956
         Furniture, fixtures and equipment                   704,393      648,898
         Leasehold improvements                              982,777      950,145
                                                          ----------   ----------

                                                           4,968,693    4,679,999
         Less accumulated depreciation and amortization    3,897,392    3,521,649
                                                          ----------   ----------

                                                          $1,071,301   $1,158,350
                                                          ==========   ==========


         All machinery and equipment is pledged as collateral under certain loan agreements, as described in Note F.

NOTE E - INTANGIBLE AND OTHER ASSETS

         Intangible and other assets consist of the following:

                                                      Life       1994         1993
                                                      -----   ----------   ----------
         Goodwill                                     10-25   $6,116,102   $4,041,529
         Customer lists                                7-10            -      160,000
         Deferred financing costs (Note G)              2-5    1,012,433      360,999
         Patents                                      10-13      710,000      710,000
         Work force in place                           6-10            -       36,500
         Computer software                                8      264,000      264,000
         Other assets - principally gaming licenses    3-10      181,959       17,942
                                                              ----------   ----------

                                                               8,284,494    5,590,970
         Less: accumulated amortization                        2,304,913    1,935,781
                                                              ----------   ----------

                                                              $5,979,581   $3,655,189
                                                              ==========   ==========

NOTE F - LONG-TERM DEBT

         Long-term debt consists of the following at September 30, 1994 and 1993:

         Term and Revolving Credit Loan, net of
         deferred debt discount of $2,905,000 in
         1994 (a)                                  $  16,905,849    $  25,183,333

         Convertible notes payable, interest at
         10% due in September, 1996, net of
         deferred debt discount of $200,000  (b)       1,300,000                -
                                                   -------------    -------------

         Total long-term debt                         18,205,849       25,183,334
         Less: current portion                        (1,500,000)      (1,333,334)
                                                   -------------    -------------

         Long-term debt                            $  16,705,849    $  23,850,000
                                                   =============    =============




         (a) Conquest's principal borrowing has been its combined Term Loan and Revolving Credit Loan pursuant to the Lending Agreement between Wico and its bank lender. Under the terms of the Lending Agreement, Wico must be in compliance with certain financial ratios. Certain of the covenant requirements include attaining operating income before amortization of intangibles and other items (as defined in the Lending Agreement) of $3,100,000, current ration of 1.75:1 and working capital of $6,300,000. The Term Loan, maturing in October 1998, provides for monthly installment payment of principal, and had a principal balance of approximately $6,900,000 at September 30, 1994. The Revolving Credit Loan provides for a maximum credit of $13,000,000 inclusive of letters of credit that may be established at the request of Wico and at the present time is in full use. Repayment of the loan is collateralized by a first lien on a substantial portion of Wico assets, limited personal guarantees, each in the amount of $1,000,000 from Stephen R. Feldman, Chairman of the Board and Chief Executive Officer of the Company, and Bentley J. Blum, a principal stockholder and director of the Company, and stock pledges in favor of the institutional lender covering all of the outstanding shares of Conquest common stock owned by certain stockholders. Repayment of the loan is also collateralized by all of the outstanding shares of Wico Gaming Supply Corp.

              The interest rate payable at September 30, 1994 on the loans are at the option of Wico, at either the prime rate plus 1-1/2% or LIBOR plus 3-1/4%.

                  In connection with obtaining the lender's consent to the Wico Merger and Langworthy Acquisition, the Company agreed to a prepayment on a portion of the loans and to exchange the warrant to purchase Wico shares for a warrant to acquire 400,000 shares of Conquest stock. The Company prepaid $4,000,000 at the time of the Wico Merger and agreed to either
                  (a) prepay an additional $1,000,000 and to purchase the lender's warrant for $1,000,000 by December 31, 1994; or (b) an increase in the rate of interest payable under the Lending Agreement by 1.5% and fee of $375,000. The Company chose the second option and accordingly, an accrual of the $375,000 was provided at September 30, 1994, of which $200,000 was paid December 15, 1994 and the balance is due March 15, 1995.

                  The Lending Agreement presently provides for a mandatory repayment of 75% of Wico's excess cash flow, as defined in the Agreement. The Lending Agreement contains other restrictions requiring the consent of the lender in connection with making any acquisition, payment of dividends, issuance of additional securities or making of annual capital expenditures in excess of $500,000.

                  The aggregate amount of borrowings under the Term Note and Revolving Credit is $19.9 million. At September 30, 1994, the borrowings are to be repaid as follows:

                  1995                                             $1.5  million
                  1996                                              1.8  million
                  1997                                              2.0  million
                  1998                                             14.6  million


         (b) In November 1994, Conquest completed the final stage of its private placement of $2,737,500 of notes (of which $1,500,000 had been closed by September 30, 1994). Each unit consisted of a $25,000 principal amount 10% convertible Promissory Note (the "Notes") due 24 months from September 1994 (or earlier upon the occurrence of certain events). The Notes are convertible into shares of the Company's common stock at a price per share equal to eighty percent of the closing bid price of the common stock on the date of conversion. Upon conversion, holders of the Notes will also have the right to receive options to purchase 500 shares of common stock per unit converted at an exercise price of $11.88 per share until June 1999.
         Conquest has allocated a portion of the proceeds received from its lenders for certain rights and concessions granted to them. The amount of such rights and concessions has been based upon the estimated fair value of the Company's securities and discounted for blockage and other factors. The amount of discount attributable to the bank lender was $3,200,000 and to the private placement lenders $350,000 (of which $200,000 has been recognized at September 30, 1994). The fee paid in connection with this transaction has been changed to to deferred costs and will be amortized over the remainding term of the loan.


         The debt discount will be amortized to expense over the lives of the respective debt.

         Included in 1992 and 1994 other expenses is a charge of $603,000 and $240,000, respectively, related to the July 1992 and June 1994 renegotiations of the bank lending agreement. The charges result from the accelerated amortization of previously deferred financing costs and other costs associated with obtaining financing.

NOTE G - STOCKHOLDER TRANSACTIONS AND OTHER LOANS

         During fiscal 1992, certain stockholders and an executive of Wico: (i) made subordinated loans to the Company in an aggregate principal amount of $1,000,000 with interest at prime plus 1-1/2% with a cap of 10% and maturing on July 31, 1994 and (ii) guaranteed $2,000,000 of the loans made under the loan agreement. Total interest expense relating to these loans for the years ended September 30, 1993 and 1992 amounted to approximately $24,000 and $16,000, respectively. During fiscal 1993, the loans were used as part of the purchase price of the Wico Series A preferred.

         The Company has entered into an agreement with its Chairman of the Board that he shall receive compensation of $150,000 per annum if certain earnings levels are attained. For the three years ended September 30, 1994, the earnings levels were not attained.

NOTE H - INCOME TAXES

         The Company elected, with the consent of its stockholders, on October 1, 1988, to be taxed as a Subchapter S corporation under the provisions of the Internal Revenue Code. The stockholders were required to report the Company's taxable income or loss in their personal income tax returns. Accordingly, Federal income taxes are not reflected in the financial statements prior to January 1, 1993, when the Subchapter S corporation election was terminated.

         In 1993, the Company adopted the method of accounting for income taxes pursuant to the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the liability method of computing deferred income taxes.

         The Company's provision for income taxes for 1994 and 1993 consists of $31,000 and $35,000 in state taxes and $175,200 and $250,000 in Federal taxes.

         Pro-forma taxes (benefits) have been calculated assuming the losses incurred during the period the Company was treated under Subchapter S of the Internal Revenue Code would have resulted in a tax refund or deferred tax asset at an approximate 38% effective rate. The pretax profits and losses have been adjusted for the effect of nondeductible goodwill. In 1993, the additional benefit relates solely to losses incurred during the part of the fiscal year (to December 31, 1992) until the Subchapter S election was terminated.

         The following is a reconciliation for the U.S. Federal statutory rate and the effective tax rate at September 30, 1994 and 1993:

                                                         1994             1993
                                                     ------------    ------------
         Pretax earnings                             $    490,000    $    728,000
           Loss incurred during period prior
           to termination of Subchapter S
           election                                             -         272,000
                                                     ------------    ------------

         Adjusted corporate pretax earnings          $    490,000    $  1,000,000
                                                     ============    ============

         Tax at Federal statutory rate               $    167,000    $    340,000
         General business credits
           carryforward from 1988                               -         (85,000)
         State income taxes, net of
           Federal benefit                                 19,200          23,000
         Tax effect of amortization of
           goodwill                                        48,000          48,000
         Reduction in valuation allowance                 (28,000)        (47,000)
         Other                                                              6,000
                                                     ------------    ------------

                                                     $    206,200    $    285,000
                                                     ============    ============


         At September 30, 1994, the principal temporary differences consist of the following:

         Deferred tax debits:
           Inventory                                                    205,000
           Accounts receivable                                           68,000
           Liabilities assumed for Conquest                             630,000
                                                                      ---------
                                                                        903,000

         Valuation allowance                                           (100,000)
                                                                      ---------
               Net deferred tax debits                                  803,000
          Deferred tax credits
                Depreciation and amortization                           (50,000)
                                                                      ---------

               Deferred tax asset                                     $ 753,000
                                                                      =========

NOTE I - RETIREMENT PLAN

         The Company has a 401(k) Retirement Plan which is generally available to all employees who have reached the age of 21 and who have one year of service. The Plan is a defined contribution plan and meets the requirements of Section 401(a) and Section 501(a) of the Internal Revenue Code. The Company does not make any contributions under the plan.

NOTE J - LEASE COMMITMENTS

         The Company leases its principal office under an agreement which expires in 1996. Under this agreement, the Company is liable to the lessor for real estate taxes and shall maintain owner's and tenant's liability insurance. The lease contains a renewal option for an additional ten-year term, and a provision for yearly increases based upon increases in the CPI index.

         The Company also leases its seven distribution facilities under agreements which expire at various dates through 1998. Wico is liable to the lessor for property taxes under these agreements.

         Noncancellable long-term operating lease commitments at September 30, 1994 are summarized as follows:

                                   Real
                                 Property          Equipment            Total
                                ----------         ----------         ----------
         1995                   $  775,000         $   48,000         $  823,000
         1996                      573,000             41,000            614,000
         1997                      126,000             30,000            156,000
         1998                            -             18,000             18,000
                                ----------         ----------         ----------

                                $1,474,000         $  137,000         $1,611,000
                                ==========         ==========         ==========


         Total rent expense for the years ended September 30, 1994, 1993 and 1992 amounted to approximately $1,059,000, $1,027,000 and $1,023,000, respectively.

NOTE K - MOVING COSTS

         During fiscal 1991, the Company closed one of its leased facilities and consolidated those operations into its main location in Niles, Illinois. In fiscal 1991, the Company estimated its cost to settle its lease obligation, net of sublease income, was $77,400 and charged such amount to earnings. During fiscal 1992, that estimate was revised and an additional $149,000 charged to operations. There are no other commitments under this lease.

NOTE L - ACQUISITIONS

1. Wico Merger - The Wico Merger has been treated as a recapitalization and reverse acquisition of Conquest. The Company has decided to dispose of all of the operating assets of Conquest. Thus, the assets acquired consisted primarily of cash, estimated value to be received upon disposition of the aviation operations, liabilities assumed and the related tax effect. In August, 1994 the Company decided that it would sell the aviation operations because of the Company's projection that the aviation operations were incurring significant cash losses. In January, 1995 the Company took certain actions to reduce the cash losses of the aviation operations. Those actions included an increase in airfares and reducing the number of planes under lease.

         An aviation consultant was hired by the Company to evaluate the aviation operations. The report of the consultant concluded that the actions taken by the Company, if ultimately combined with a track record of future earnings, would permit the Company to obtain a valuation of between five million and six million dollars. In consideration of the report, the Company established a value of $4,250,000.

         The Company is engaged in discussions with a number of potential buyers for the aviation operations, however, no definitive agreements have been reached. Accordingly, although it believes its estimate of $4,250,000 as the amount to be realized upon sale is reasonable, the ultimate amount attained will be dependent upon the outcome of negotiations. The current discussions indicate that the Company could receive some package of securities, such as notes or restricted stock, whose values will have to be evaluated.

         In the event the Company is unable to find a buyer for its aviation operation it will consider other alternatives to dispose of the airline.

         Presented below are the assets acquired and liabilities assumed. Operating lease obligations (principally for turbo-prop airplanes) at September 30, 1994 is presented later in the notes.

         Cash                                                               $ 6,168,000
         Deferred tax asset                                                     890,000
         Net assets of discontinued Airline operation (a)                     4,250,000
         Estimated costs to dispose of Airline operation (a)                 (1,951,000)
         Other costs and liabilities assumed (a)                               (718,000)
                                                                            -----------

                                                                            $ 8,639,000
                                                                            ===========

         (a) The net assets of the airline operation consist principally of accounts receivable, inventory and property and equipment. Prior to the Wico Merger, Conquest Airlines had net assets of approximately $8.0 million.


         At September 30, 1994, the aviation operation had operating leases, principally for turbo prop aircraft aggregating $6,150,000. The amounts due over the next five years are approximately as follows:

         1995                                                        $ 2,213,000
         1996                                                          2,066,000
         1997                                                          1,523,000
         1998                                                            348,000
                                                                     -----------
         Total                                                       $ 6,150,000


2. Langworthy - As discussed in Note A, during June 1994, the Company acquired certain assets and liabilities of Langworthy. The purchase price paid, including costs related to the transaction, amounted to approximately $2,128,000. The acquisition has been accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated market value at the date of acquisition. The excess of the purchase price over the fair market values of net assets acquired has been recorded as goodwill. The fair market values of these assets and liabilities are summarized as follows:

         Accounts receivable                                    $   386,000
         Inventories                                                189,000
         Machinery and equipment                                     14,000
         Other assets                                                28,000
         Goodwill                                                 1,939,000
         Accounts payable and accruals (including
         customer deposits of $125,000)                            (428,000)
                                                                -----------

                                                                $ 2,128,000
                                                                ===========


         Summarized below are the consolidated results of operations on a pro-forma basis as if the acquired Langworthy business had been acquired as of the beginning of the periods presented. The pro forma information is based on Langworthy and Wico's audited historical results of operations, giving effect for certain pro-forma adjustments. Such pro-forma adjustments consist of (i) elimination of the write off of registration costs in 1994 and the write off of certain deferred debt issuance costs in 1994 net of applicable taxes; and, (ii) the amortization of goodwill related to the Langworthy acquisition in 1994 and 1993 over twenty-five years.



                                                             Year Ended September 30,
                                                          ------------------------------
                                                             1994               1993
                                                          -----------        -----------
         Net sales                                        $45,306,719        $43,440,791
         Net income                                           458,000            721,000
         Net income per common share                      $       .02        $       .07

NOTE M - SEGMENT INFORMATION

         Summary information for the Company's industry segments is as follows:

         FOR THE YEAR ENDED SEPTEMBER 30, 1994:

                                                Gaming          Distribution         Consumer             Total
                                                ------          ------------         --------             -----
      Sales                                   $1,194,381        $32,202,147         $8,594,984         $41,991,512
      Operating income (loss)                   (91,813)          2,851,018            486,279           3,245,484
      General corporate expense                                                                            300,000
      Other expenses                                                                                     2,395,658
      Income before taxes                                                                                  549,826
      Identifiable assets                      2,232,602         15,007,755          6,000,872          23,241,229
      Corporate assets                                                                                   4,194,471
      Total assets                                                                                      27,435,700

      Other information:

        Depreciation and                          29,165            767,282             87,684             884,131
           Amortization

           Capital acquisitions                   28,042            133,379            127,271             288,692

         FOR THE YEAR ENDED SEPTEMBER 30, 1993:

                                                       DISTRIBUTION            CONSUMER                TOTAL
                                                       ------------            --------                -----
         Sales                                          $32,980,709          $ 5,801,877           $38,782,586
         Operating income                                 3,091,850                7,165             3,099,015
         General corporate expenses                                                                    300,000
         Other expenses                                                                              2,070,956
         Income before taxes                                                                           728,059
         Identifiable assets                             12,801,635            6,757,398            19,559,033
         Corporate assets                                                                              353,137
         Total assets                                                                               19,912,170

         Other information

           Depreciation and amortization                    927,101              231,425             1,159,126
           Capital acquisitions                             120,387               77,536               197,923

         FOR THE YEAR ENDED SEPTEMBER 30, 1992:

                                                       DISTRIBUTION             CONSUMER             TOTAL
                                                       ------------             --------             -----
         Sales                                          $32,479,774          $ 6,173,530           $38,653,304
         Operating income                                 2,162,313               88,690             2,251,003
         General corporate expenses                                                                    300,000
         Other expenses                                                                              2,689,157
         Loss before taxes                                                                           (738,154)
         Identifiable assets                             14,458,287            6,698,575            21,156,862
         Corporate assets                                                                              227,587
         Total assets                                                                               21,384,449

         Other information

           Depreciation and amortization                  1,989,869              295,357             2,255,226
           Capital acquisitions                              51,399               93,361               144,760

NOTE N - STOCKHOLDERS' EQUITY

         At September 30, 1994, Conquest has the following outstanding securities which may result in the issuance of common stock:

                                                          SHARES OF         EXERCISE               EXPIRATION
         DESCRIPTION                                        COMMON            PRICE                  DATES
                                                            ------          --------               ----------
         10% Convertible Notes                             Varying                   (a)                  1996
           Options for convertible noteholders               55,000                11.88                     -
         Series B preferred                               1,030,000                  (b)                     -
         Series A preferred                                   8,000                11.50                     -
         Class B Warrants                                 2,173,000               $11.88                   (d)
         Bank Warrant                                       400,000                  (a)                  2003
         Blue Diamond Warrant                               200,000                  (a)                  2004
         Options and warrants issued to
             executives, employees and

             Board members (c)                              739,500         2.50 - 17.50             1998-1999
         Underwriters warrants                              106,000        10.00 - 12.50                  1999



         (a) Convertible at 80% of market price on date of conversion. Had the notes been converted at September 30, 1994, there would have been 610,000 shares issued. In addition, all noteholders who convert receive an option to purchase 500 shares of common stock for every $25,000 of notes converted.

         (b) Convertible at .368 shares of common for each share of preferred.

         (c) All options to executives, employees and Board members were issued in fiscal 1994 at fair value or were assumed on the consummation of the Wico merger. No options were exercised or canceled during the year.

         (d) Expires five years after the date the Company is able to have an effective registration.

NOTE O - SUBSEQUENT EVENT (UNAUDITED)

         At September 30, 1995, the Company was not in compliance with certain financial covenants under its loan agreement with its institutional lender. In connection with the October 20, 1995 refinancing of the Company's long term debt, any defaults under this previous debt agreement were cured. However, the Company is required to comply with several financial covenants under the new credit agreements, commencing December 31, 1995.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)




                                     ASSETS

                                                                  June 30,
                                                                   1995            June 30,       September 30,
                                                                 Pro-Forma           1995             1994
                                                                -----------      -----------      -----------
CURRENT ASSETS:
  Cash                                                          $ 1,633,526     $ 1,909,276      $ 1,007,880
  Trade accounts receivable, less allowance for
    doubtful accounts                                             4,364,708        4,364,708        5,694,272
  Other receivables                                                 209,227          209,227          323,843
  Inventories                                                     7,942,219        7,942,219        8,495,479
  Prepaid expenses and other current assets                         881,741          881,741          235,344
                                                                -----------      -----------      -----------
      TOTAL CURRENT ASSETS                                       15,031,421       15,307,171       15,756,818

MACHINERY AND EQUIPMENT - NET                                       961,414          961,414        1,071,301

DEFERRED TAXES                                                    1,857,900        1,857,900          753,000

INTANGIBLE AND OTHER ASSETS - NET                                 6,714,320        6,151,820        5,979,581

NET ASSETS OF AIRLINE TRANSFERRED UNDER
 CONTRACTUAL ARRANGEMENT                                          4,250,000        4,250,000             -

NET ASSETS OF AIRLINE HELD FOR SALE                                    -                -           4,250,000
                                                                -----------      -----------      -----------
                                                                $28,815,055      $28,528,305     $27,810,700
                                                                ===========      ===========      ===========

                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                June 30,
                                                                                 1995             June 30,          September 30,
                                                                               Pro-Forma            1995                1994
                                                                              ------------      ------------         ------------
CURRENT LIABILITIES:
  Accounts payable                                                            $  5,273,625      $  6,083,625         $  4,634,545
  Accrued expenses                                                               2,609,436         2,609,436            3,331,344
  Current portion of long-term debt                                                  -             1,500,000            1,500,000
  Notes payable - shareholder                                                        -               150,000                -
  Income taxes payable                                                              72,340            72,340               25,018
                                                                              ------------      ------------         ------------
      TOTAL CURRENT LIABILITIES                                                  7,955,401        10,415,401            9,490,907

LONG-TERM DEBT                                                                  18,396,349        17,443,349           16,705,849

COMMITMENTS AND CONTINGENCIES                                                                          -                    -

STOCKHOLDERS' EQUITY :
  Preferred stock, authorized 5,000,000 shares, issuable in series
    Series A, preferred stock, $.10 par value; 7,550 issued and
      outstanding (liquidation preference:  $93,257)                                   755               755                  755
    Series B, convertible redeemable preferred stock, no par
      value; 2,800,000 shares issued and outstanding                             2,000,000         2,000,000            2,800,000
    Series D, redeemable preferred stock, no par value;
      600,000 shares issued and outstanding ($200,000
      liquidation preference                                                         -               200,000                -
    Series E, redeemable preferred stock, no par value;
      800,000 shares issued and outstanding                                        800,000           800,000
  Common stock, $.01 par value; 25,000,000 shares authorized;
    10,273,921 shares issued and outstanding                                       123,380           102,739               91,587
  Additional paid-in capital                                                    18,378,289        15,846,430           12,748,815
  Accumulated deficit                                                          (18,759,383)      (18,200,633)         (13,945,520)
  Foreign currency translation adjustment                                          (79,736)          (79,736)             (81,693)
                                                                              ------------      ------------         ------------
                                                                                 2,463,305           669,555            1,613,944
                                                                              ------------      ------------         ------------
                                                                              $ 28,815,055      $ 28,528,305         $ 27,810,700
                                                                              ============      ============         ============


                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


                                                          Three months ended June 30,         Nine months ended June 30,
                                                            1995              1994              1995              1994
                                                        ------------      ------------      ------------      ------------
NET SALES                                               $  8,810,363      $  9,262,559      $ 29,341,087      $ 30,676,828

COST OF SALES                                              5,631,474         5,746,151        18,779,667        18,748,075
                                                        ------------      ------------      ------------      ------------
GROSS PROFIT                                               3,178,889         3,516,408        10,561,420        11,928,753
                                                        ------------      ------------      ------------      ------------
OPERATING EXPENSES:
  Selling, distribution and administrative expenses        3,679,248         2,887,071        10,655,338         9,218,380
  Depreciation and amortization expense                      136,328            92,328           391,985           232,270
  Loss from airline operations                             2,092,051                 -         2,703,059                 -
                                                        ------------      ------------      ------------      ------------
                                                           5,907,127         2,979,399        13,750,382         9,450,650
                                                        ------------      ------------      ------------      ------------
OPERATING INCOME (LOSS)                                   (2,728,738)          537,009        (3,188,962)        2,478,103
                                                        ------------      ------------      ------------      ------------
OTHER EXPENSES (INCOME):
  Interest expense                                           577,634           449,309         1,639,115         1,309,620
  Amortization of debt discount                              290,000                 -           775,000                 -
  Write off of registration costs                                  -           268,000                 -           268,000
  Other-net                                                   76,522            19,233           181,036            27,758
                                                        ------------      ------------      ------------      ------------
                                                             944,156           736,542         2,595,151         1,605,378
                                                        ------------      ------------      ------------      ------------
INCOME (LOSS) BEFORE INCOME TAXES                         (3,672,894)         (199,533)       (5,784,113)          872,725
                                                        ------------      ------------      ------------      ------------
PROVISION FOR INCOME TAXES (BENEFIT)                      (1,230,000)         (101,450)       (1,739,000)          323,000
                                                        ------------      ------------      ------------      ------------
NET INCOME (LOSS)                                       $ (2,442,894)     $    (98,083)     $ (4,045,113)     $    549,725
                                                        ============      ============      ============      ============
EARNINGS (LOSS) PER SHARE
  Net inncome (loss)                                    $      (0.26)     $      (0.03)     $      (0.46)     $       0.03
                                                        ============      ============      ============      ============
WEIGHTED AVERAGE NUMBER OF SHARES                          9,530,000        7,181,000         9,345,000         7,181,000
                                                        ============      ============      ============      ============

                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  (UNAUDITED)




                                                                          Preferred Stocks
                                                                  Series A                Series B
                                                              Shares    Amount       Shares       Amount
                                                               -----    -------     ---------  ------------
BALANCE - SEPTEMBER 30, 1994                                   7,550    $   755     2,800,000  $  2,800,000

  Net loss                                                         -          -             -             -
  Reallocation of purchase of CAC.
  Preferred stock dividend                                         -          -             -             -
  Issuance of Series D preferred stock in exchange for
    shareholder loans                                              -          -             -             -
  Issuance of common stock                                         -          -
  Translation of foreign currency                                  -          -             -             -
  Issuance of warrants in connection with debt                     -          -             -             -
  Series B exchanged for Series E                                                    (800,000)     (800,000)
                                                               -----    -------     ---------  ------------
BALANCE - June 30, 1995 (unaudited)                            7,550    $   755     2,000,000  $  2,000,000
                                                               =====    =======     =========  ============




                                               Series D           Series E            Common Stock      Paid-in    Treasury
                                           Shares    Amount   Shares    Amount     Shares     Amount    Capital      Stock
                                           -------  --------  -------  --------  ----------  --------  ----------  --------
BALANCE - SEPTEMBER 30, 1994                     -         -                      9,158,676  $ 91,587  $12,748,815  $      -

  Net loss                                                                                               1,286,000
  Reallocation of Purchase of CAC.
  Preferred stock dividend
  Issuance of Series D preferred stock
    in exchange for shareholder loans      200,000   200,000                                               102,000
  Issuance of common stock                                                        1,115,245    11,152    1,559,615
  Translation of foreign currency
  Issuance of warrants in connection
    with debt                                                                                              150,000
  Series B exchanged for Series E                             800,000   800,000
                                           -------  --------  -------  --------  ----------  --------  ----------   --------
BALANCE - June 30, 1995 (unaudited)        200,000  $200,000  800,000  $800,000  10,273,921  $102,739  $15,846,430  $      -
                                           =======  ========  =======  ========  ==========  ========  ===========  ========

                                                                           Foreign
                                                            Retained       Currency
                                                            Earnings     Translation
                                                            (Deficit)     Adjustment    Totals
                                                          -------------  -----------  -----------
BALANCE - SEPTEMBER 30, 1994                              $(13,945,520)   $ (81,693)  $1,613,944

  Net loss                                                  (4,045,113)               (4,045,113)
  Reallocation of Purchase of CAC, Net of tax
     benefit pf $630,000                                                               1,286,000
  Preferred stock dividend                                    (210,000)                 (210,000)
  Issuance of Series D preferred stock in exchange for
    shareholder loans                                                                    302,000
  Issuance of common stock                                                             1,570,767
  Translation of foreign currency                                             1,957        1,957
  Issuance of warrants in connection with debt                                           150,000
                                                          -------------    ---------  -----------
BALANCE - June 30, 1995                                   $(18,200,633)   $ (79,736)  $  669,555
                                                           ============    =========  ===========


                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                  Nine months ended June 30,
                                                                     1995           1994
                                                                  -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $(4,045,113)  $   549,725
                                                                  -----------   -----------
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
        Depreciation and amortization                               1,650,687       557,196
        Provision for bad debts                                        80,910        88,734
        Issuance of Series D Preferred Stock                          102,000             -
        Deferred income taxes                                      (1,739,000)            -
        Cumulative losses from airline operations                   1,916,000             -
        Write off of registration costs                                             268,000

    Changes in assets and liabilities:
      Decrease in trade and other accounts receivable               1,248,654       246,371
      Decrease in inventories                                         553,260       350,749
      Increase in prepaid expenses and other current assets          (568,987)       (8,170)
      Increase in intangibles and other assets                       (325,864)     (629,949)
      Increase in accounts payable                                  1,449,080       198,332
      Increase (decrease) in income taxes payable                      47,322      (336,415)
      Decrease in accrued expenses                                   (731,863)     (228,160)
                                                                  -----------   -----------
          TOTAL ADJUSTMENTS                                         3,682,199       506,688
                                                                  -----------   -----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                     (362,914)    1,056,413
                                                                  -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                               (296,794)     (195,786)
  Cash paid for acquired business                                           -    (1,750,000)
  Cash of acquired airline subsidiary                                       -     5,934,663
  Other                                                                     -        12,058
                                                                   -----------   -----------
NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES                     (296,794)    4,000,935
                                                                  -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term financing                                  (1,125,000)   (5,096,755)
  Preferred stock dividends                                          (210,000)     (300,000)
  Proceeds from revolving credit line                                       -       100,000
  Proceeds from issuance of promissory notes, net                   1,123,369             -
  Proceeds from issuance of preferred stock                           200,000             -
  Proceeds from issuance of common stock                            1,570,767
  Effect of foreign currency exchange rate changes                      1,968        26,294
                                                                  -----------   -----------
NET CASH USED IN FINANCING ACTIVITIES                               1,561,104    (5,270,461)
                                                                  -----------   -----------
NET INCREASE (DECREASE) IN CASH                                       901,396      (213,113)

CASH AT BEGINNING OF PERIOD                                         1,007,880       791,038
                                                                  -----------   -----------
CASH AT END OF PERIOD                                             $ 1,909,276   $   577,925
                                                                  ===========   ===========

                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                  (Continued)



                                                           Nine months ended June 30,
                                                            1995               1994
                                                         -----------        ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                             $ 1,656,569        $1,310,000
                                                         ===========        ==========
    Income taxes                                         $         -        $  614,000
                                                         ===========        ==========
  Noncash investing and financing activities:
    Issuance of Series D preferred stock                 $   102,000        $        -
                                                         ===========        ==========
    Assets acquired in exchange for common stock         $         -        $4,950,000
                                                         ===========        ==========

                       See notes to financial statements.

                    CONQUEST INDUSTRIES INC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1995

                                   (Unaudited)

1.  BASIS OF PRESENTATION

    The accompanying financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of a full year.

    Certain financial information which is normally included in the financial statements prepared in accordance with generally accepted accounting principles, which is not required for interim reporting purposes has been condensed or omitted. The accompanying financial statements should be read in conjunction with the consolidated financial statements and notes thereto (the "Consolidated Financial Statements") as filed by the Company with the Securities and Exchange Commission in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1994.

2.  EARNINGS (LOSS) PER SHARE

    The computation of earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable, primarily from stock options, exercise of warrants and the conversion of preferred stock. Such dilutive securities included in the number of common shares outstanding are based on the treasury stock method.

3.  SALE OF CONQUEST AIRLINES CORP.

    Effective as of June 30, 1995 the Company transferred pursuant to a contractual arrangement all of the common stock of its wholly-owned subsidiary, Conquest Airlines Corp. ("CAC") to Air L.A., Inc. ("Air LA"), for consideration consisting of (1) a $3,000,000 convertible promissory note of Air LA, (2) an 8% promissory note of Air LA in the principal amount of $1,000,000 and (3) an additional 8% promissory note of Air LA in the principal amount of $2,000,000 representing Air LA's assumption of certain intercompany indebtedness previously owed by CAC to the Company.

    At the closing of the sale, the Company loaned to CAC the sum of $250,000 which is repayable (together with interest at 8% per annum) out of the proceeds of Air LA's next public offering or private equity offering, or otherwise on demand made at any time after July 31, 1995. The aforementioned promissory notes are collateralized by all of the assets of Air LA and CAC. The $250,000 loan is collateralized only by the assets of CAC.

    During the nine months ended June 10, 1995 the company recorded losses from its commuter airline operation conducted by Conquest Air of approximately $2,703,000 including cumulative adjustments of $1,916,000 which have been treated as a reallocation of the purchase of the commuter air operation and recorded as a creit to additional paid in capital (net of tax benefits of $630,000) of June 30, 1995.

    The $3,000,000 convertible promissory note will, upon Air LA's authorization of such preferred stock, (which is anticipated to occur in the month of August
1995), automatically convert into $3,000,000 of non - dividend bearing convertible preferred stock of Air LA, which in turn will be convertible, at the option of the Company, commencing not later than December 31, 1995, into shares of common stock of Air LA over a two year period at prevailing market prices for such common stock. Such convertible promissory note, and the convertible preferred stock, entitles the Company, at its discretion, to elect two members to the Board of Directors of Air LA.

    Subject to certain mandatory prepayments out of the proceeds of equity offerings made by Air LA, the $1,000,000 promissory note and the $2,000,000 promissory note issued as part of the sale of CAC will be repayable in quarterly installments of $75,000 each (in the aggregate as between the two notes) commencing not later than September 30,1996, with all remaining unpaid principal becoming due and payable in a balloon payment due June 30, 2000.

    Prior to the sale, CAC was in default under certain of its aircraft leases and although Air LA has agreed to cure the existing defaults under CAC's leases with respect to six of its aircraft being operated by CAC at the time of the sale, the Company will remain liable under such leases unless and until Air LA provides satisfactory deposits and/or other assurances satisfactory to the lessors, in order to obtain the release of the Company from the obligations under such leases.

    Air LA has received a financing commitment from a lender to provide a refinancing of its indebtedness secured by all of its assets, including the acquired assets owned by its CAC subsidiary. Air LA is also exploring the possibility of a private placement of securities, as well as a secondary public offering of its common shares. In light of the significance of Air
LA's recent operating losses as reported in documents filed with the Securities and Exchange Commission, the consummation of such debt financing within the next ninety days, as well as a contemplated offering of Air LA equity securities in calendar 1995, is of material importance to Air LA's ability to both cure the Company's defaults to the CAC aircraft lessors and to meet its obligations to the Company arising from the sale of CAC. Because of the matters discussed above, the Company has recorded the transaction as net assets of a business transferred under contractual arrangement in the amount of $4,250,000. The Company will account for its investment in Air L.A. on the equity method. At the present time, based upon information provided by Air L.A., the Company has been informed that its equity ownership for purposes of accruing losses is approximately 15%. In addition, the Company will quarterly evaluate the carrying value of its investment for impairment purposes based upon its estimate of the undiscounted cash flows it expects to receive from Air L.A.

4.  PRIVATE PLACEMENT OF COMMON STOCK

    In June and July 1995, the Company issued an aggregate of 2,094,500 shares of common stock at a price of approximately $1.41 per share, yielding total proceeds to the Company of approximately $2,950,000 of which approximately $1,570,000 was received in June and $1,380,000 in July 1995. In July 1995, the Company utilized $350,000 of such proceeds to redeem (for $200,000)
the outstanding shares of Series D Preferred Stock and to repay a $150,000 loan owed to an affiliate of an executive officer (collectively, the "Bridge Repayment"). (see Note 8)

5.  CONTEMPLATED CREDITOR AGREEMENTS

    In June 1995 the Company reached tentative agreement with certain of its trade creditors whereby, subject to the effectiveness of a registration statement in respect of among others, these shares, and the further final agreement of such creditors to accept such shares, creditors of the Company holding trade indebtedness in the aggregate amount of approximately $700,000 have agreed to consider accepting up to 350,000 shares of common stock of he Company in extinguishment of such claims.

6.  ACQUISITION OF LANGWORTHY CASINO SUPPLY

    In June 1994 the company completed the aquisitions of Langworthy Casino Supply. The following table sets forth pro-forma results of operations for the Company and Langworthy Casino Supply as if the Langworthy acquisition took place on October 1, 1993.

                                                               Nine months ended June
                                                                      30, 1994
                                                               ----------------------
Revenues, net                                                  $ 33,992,035
                                                               ----------------------
Operating income                                               $  3,017,964
                                                               ----------------------
Pro-forma net income                                           $    918,000
                                                               ======================
Pro-forma income per share                                     $        .07
                                                               ======================



7.  ISSUANCE OF PREFERRED STOCK AND RELATED MATTERS

            (a) In February 1995, the Company borrowed $200,000 from the Blum Asset Trust ("BAT") an affiliate of Bentley J. Blum, a principal shareholder and a director The loan was non-interest bearing and was repayable on demand. In
May 1995, pursuant to a prior agreement, the loan was converted into 600,000 shares of new Series D preferred Stock of the Company, and the Company simultaneously issued to BAT warrants entitling BAT to purchase, at any time on or before February 15, 2000, up to 600,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain circumstances); and one-third of such warrants are subject to cancellation if all of the shares of Series D Preferred Stock are redeemed on or before August 15, 1995. BAT has the right to pay the exercise price under such warrants by delivering to the Company for cancellation a number of shares of Series D Preferred Stock having an aggregate liquidation preference equal to the amount of the subject exercise price.

8.  PRO-FORMA BALANCE SHEET

    The June 30, 1995 historical balance sheet has been adjusted to give effect to (1) the receipt of the balance of funds related to the completion of the private placement of common stock (less estimated expenses of the offering)
    (1) ($1,180,000) and (2) the redemption and repayment of the Series D preferred stock and shareholder loan, respectively as referred to in
    Note 4.

9.  SUMMARIZED FINANCIAL INFORMATION OF
    CONQUEST AIRLINES CORP.

    The following sets forth the summarized financial information of Conquest Airlines Corp. as of June 30, 1995 and for the nine months then ended

                Current assets                         $   665,000
                Property and equipment, net              2,035,000
                Current liabilities                      1,834,000
                Long term debt                             184,000
                Revenues                                 6,440,000
                Cost of operations                       3,058,000
                Loss from operations (a)                (1,753,000)

(a) Not included in the losses from commuter airline operations for the nine months ended June 30, 1995 are losses from June 20, 1994 (acquisition date) through Conquests fiscal year ended September 30, 1994 of approximately $950,000.


10.  ISSUANCE OF SERIES E PREFERRED STOCK

     In May 1995, the holders of 800,000 shares of Series B Preferred Stock agreed to exchange such shares of Series B Preferred Stock, on a share-for-share basis, for 800,000 shares of new Series E Preferred Stock of the Company. In conjunction with such exchange, the warrants issued to such holders in May 1995 (in conjunction with the amendment of the Series B Preferred Stock) were cancelled.

     The Series E Preferred Stock (a) is entitled to one vote per share, voting together with the Common Stock as a single class, (b) bears dividends payable semi-annually before any dividends are declared and paid on the Common Stock, but pari passu with the dividends on the Series B Preferred Stock, (c) is entitled to a preference of $1.00 per share on liquidation, dissolution or winding up of the Company (such amount to be junior to the liquidating preferences in respect of the Series A Preferred Stock, pari passu with the liquidation preferences in respect of the Series B Preferred Stock, and senior to any distributions in respect of the Common Stock), (d) is redeemable at the Company's option at any time and from time to time at a price of $1.00 per share, (e) may be converted into Common Stock at any time at the rate of 0.368 shares of Common Stock for each share of Series E Preferred Stock (subject to adjustment under certain circumstances), and
     (f) is subject to mandatory redemption, at the option of the holder, upon the consummation by the Company of a public offering of its securities in which the Company receives gross proceeds of $3,000,000 or more.



11.  SUBSEQUENT EVENTS


     At September 30, 1995, the Company was not in compliance with certain financial covenants under its loan agreement with its institutional lender. In connection with the October 20, 1995 refinancing of the Company's long term debt, any defaults under this previous debt agreement were cured. However, the Company is required to comply with several financial covenants under the new credit agreements, commencing December 31, 1995.

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Langworthy Casino Supply

        I have audited the accompanying balance sheet of Langworthy Casino Supply as of September 30, 1993 and the related statements of income, divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Langworthy Casino Supply as of September 30, 1993 and the results of its operations and cash flows for the year the ended in conformity with generally accepted accounting principles.


                                                /s/ ALLEN G. ROTH
                                                ---------------------------
                                                Allen G. Roth
                                                Certified Public Accountant

New York, New York
January 10, 1994

                            LANGWORTHY CASINO SUPPLY

                                 BALANCE SHEET

                               SEPTEMBER 30, 1993

                                     ASSETS
                                     ------
CURRENT ASSETS:
  Cash                                                       $  344,056
  Accounts receivable,
    less allowance for doubtful accounts of $56,000             438,900
  Inventories (Note 2)                                          283,222
                                                             ----------
    TOTAL CURRENT ASSETS                                      1,066,178

LEASEHOLD AND EQUIPMENT,
  less accumulated depreciation of $97,926                       28,694
                                                             ----------

                                                             $1,094,872
                                                             ==========


                      LIABILITIES AND DIVISIONAL EQUITY
                      ---------------------------------
CURRENT LIABILITIES:
  Accounts payable                                           $  582,457
  Accrued taxes and expenses                                     21,850
  Customer deposits                                             110,282
                                                             ----------
    TOTAL CURRENT LIABILITIES                                   714,589

COMMITMENTS (Note 4)

DIVISIONAL EQUITY                                               380,283
                                                             ----------

                                                             $1,094,872
                                                             ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                              STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1993

SALES                                                              $4,657,935

COST OF SALES                                                       3,282,064
                                                                   ----------

  GROSS PROFIT                                                      1,375,871

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES (Notes 3 and 4)         872,033
                                                                   ----------

INCOME BEFORE PRO-FORMA INCOME TAXES                                  503,838

PRO-FORMA INCOME TAXES                                                175,000
                                                                   ----------

PRO-FORMA NET INCOME                                               $  328,838
                                                                   ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                         STATEMENT OF DIVISIONAL EQUITY

                         YEAR ENDED SEPTEMBER 30, 1993

BALANCE AT BEGINNING OF YEAR                                 $  21,626

  Income before pro-forma income taxes                         503,838
                                                             ---------
                                                               525,464

  Interdivisional transfers and distributions                 (145,181)
                                                             ---------

BALANCE AT END OF YEAR                                       $ 380,283
                                                             =========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                            STATEMENT OF CASH FLOWS

                         YEAR ENDED SEPTEMBER 30, 1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before pro-forma income taxes                         $ 503,838
  Items not requiring the use of cash:
    Depreciation                                                  13,427
    Increase in allowance for doubtful accounts                   31,000


  Change in assets and liabilities:
    Accounts receivable                                          (69,439)
    Inventories                                                 (139,535)
    Accounts payable and accrued expenses                        (26,275)
    Customer deposits                                              2,681
                                                               ---------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                  315,697
                                                               ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                             (33,803)
                                                               ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivisional transfers and distributions                   (145,181)
                                                               ---------

NET INCREASE IN CASH                                             136,713

CASH AT BEGINNING OF YEAR                                        207,343
                                                               ---------

CASH AT END OF YEAR                                            $ 344,056
                                                               =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                   $    -
                                                               =========
    Income taxes                                               $    -
                                                               =========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1993


1.       SIGNIFICANT ACCOUNTING POLICIES

                  A. Basis of Presentation - The financial statements include the financial position and results of operations of certain operating divisions owned by Langworthy Casino Supply, Inc. (the "Corporation") that are engaged in the manufacture of dice, gaming table layouts and casino chips and also the distribution of casino furniture, playing cards and various other accessories used in the gaming industry (hereinafter the "Company").

                       On November 24, 1993, Langworthy signed a letter of intent to sell the above described businesses to Wico Holding Corp. subject to the execution of a definitive purchase agreement.

                  B. Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market.

                  C. Depreciation and Amortization - Furniture, fixtures and equipment are depreciated by the straight-line method over five years, the estimated useful lives of such assets. Leasehold improvements are amortized over the lesser of the lease terms or the estimated useful lives of the improvements.

                  D. Federal income taxes have been provided on a pro-forma basis as if the Company filed a separate tax return from that of its affiliated entities. Income taxes were computed using a Federal tax rate of 34.75%.


2.       INVENTORIES

                  Inventories are as follows:

                                                                                    September 30,
                                                                             1993                   1992
                                                                           --------               --------
         Finished goods                                                    $ 84,967               $ 44,440
         Work-in-process                                                     19,826                 10,369
         Raw materials and supplies                                         178,429                 88,878
                                                                            -------                -------

                                                                           $283,222               $143,687
                                                                            =======                =======

3.       RELATED PARTY TRANSACTIONS

                  During the year ended September 30, 1993, Langworthy (the Corporation) charged the Company $872,000 for management, selling and administrative services. During that same period, the Company transferred merchandise valued at $109,000 to a retail store owned by Langworthy's sole stockholder.


4.       LEASE COMMITMENTS

                  The Company rents its operating facilities from two officers of Langworthy. Aggregate annual rentals of $110,880 are payable for such facilities through March 31, 1998. Rent expense for the year ended September 30, 1993 was $58,505.


5.       PROPERTY, PLANT AND EQUIPMENT

                                                Balance at                           Retirements       Balance at
                                                Beginning          Additions          and other          End of
         Classification                         of Period           at Cost            Changes           Period
         --------------                         ----------         ---------         -----------       ----------
         Leasehold                               $ 4,104            $13,607            $  -             $ 17,711
         Equipment                                88,713             20,196               -              108,909
                                                 -------            -------            -------          --------

                                                 $92,817            $33,803            $  -             $126,620
                                                 =======            =======            =======          ========


6.       ACCUMULATED DEPRECIATION AND AMORTIZATION
         OF PROPERTY, PLANT AND EQUIPMENT

                                                Balance at                           Retirements       Balance at
                                                Beginning          Additions          and other          End of
         Classification                         of Period           at Cost            Changes           Period
         --------------                         ----------         ---------         -----------       ----------
         Leasehold                               $ 4,104            $ 2,415            $  -             $ 6,519
         Equipment                                80,395             11,012               -              91,407
                                                 -------            -------            -------          -------

                                                 $84,499            $13,427            $  -             $97,926
                                                 =======            =======            =======          =======

7.       VALUATION AND QUALIFYING ACCOUNTS

                                                Balance at          Charged                            Balance at
                                                Beginning             to                                 End of
         Classification                         of Period           Expense          Deductions          Period
         --------------                         ----------          -------          ----------        ----------
         Allowance for doubtful
           accounts                              $25,000            $31,000           $  -               $56,000
                                                 =======            =======           =======            =======


8.       SUPPLEMENTARY INCOME STATEMENT INFORMATION

         Maintenance and repairs                                                                         $81,935
                                                                                                         =======

         Other items are less than 1% of sales.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Langworthy Casino Supply

        I have audited the accompanying balance sheet of Langworthy Casino Supply as of September 30, 1992 and the related statements of income, divisional equity and cash flows for the years ended September 30, 1992 and 1991. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Langworthy Casino Supply as of September 30, 1992 and 1991 in conformity with generally accepted accounting principles.

                                                /s/ ALLEN G. ROTH
                                                ------------------------------
                                                Allen G. Roth
                                                Certified Public Accountant

New York, New York
May 20, 1994

                            LANGWORTHY CASINO SUPPLY

                                 BALANCE SHEET

                               SEPTEMBER 30, 1992

                                     ASSETS
                                     ------
CURRENT ASSETS:
  Cash                                                       $207,343
  Accounts receivable,
    less allowance for doubtful accounts of $25,000           400,461
  Inventories (Note 2)                                        143,687
                                                             --------
    TOTAL CURRENT ASSETS                                      751,491

LEASEHOLD AND EQUIPMENT,
  less accumulated depreciation of $84,499                      8,318
                                                             --------
                                                             $759,809
                                                             ========

                      LIABILITIES AND DIVISIONAL EQUITY
                      ---------------------------------
CURRENT LIABILITIES:
  Accounts payable                                           $596,992
  Accrued taxes and expenses                                   33,590
  Customer deposits                                           107,601
                                                             --------
    TOTAL CURRENT LIABILITIES                                 738,183



DIVISIONAL EQUITY                                              21,626
                                                             --------

                                                             $759,809
                                                             ========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                              STATEMENT OF INCOME

                            YEAR ENDED SEPTEMBER 30,

                                                      1992            1991
                                                   ----------      ----------
SALES                                              $3,256,633      $2,832,667

COST OF SALES                                       2,218,782       1,974,694
                                                   ----------      ----------

  GROSS PROFIT                                      1,037,851         857,973

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES
  (NOTE 3)                                            837,732         759,584
                                                   ----------      ----------

INCOME BEFORE PRO-FORMA INCOME TAXES                  200,119          98,389

PRO-FORMA INCOME TAXES                                 74,044          36,404
                                                   ----------      ----------

PRO-FORMA NET INCOME                               $  126,075      $   61,985
                                                   ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                         STATEMENT OF DIVISIONAL EQUITY

                    YEARS ENDED SEPTEMBER 30, 1992 AND 1991

BALANCE AT OCTOBER 1, 1990                                             $ 242,450

  Income before pro-forma income taxes                                    98,389
                                                                       ---------
                                                                         340,839

  Interdivisional transfers and distributions                             40,321
                                                                       ---------

BALANCE AT SEPTEMBER 30, 1991                                            381,160

  Income before pro-forma income taxes                                   200,119
                                                                       ---------
                                                                         581,279

  Interdivisional transfers and distributions                           (559,653)
                                                                       ---------

BALANCE AT SEPTEMBER 30, 1992                                          $  21,626
                                                                       =========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                            STATEMENT OF CASH FLOWS

                            YEAR ENDED SEPTEMBER 30,

                                                           1992          1991
                                                        ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before pro-forma income taxes                  $ 200,119      $ 98,389
  Items not requiring the use of cash:
    Depreciation                                           13,000        13,000


  Change in assets and liabilities:
    Accounts receivable                                  (148,821)      (58,401)
    Inventories                                            30,253       (18,363)
    Accounts payable and accrued expenses                 256,133       186,064
    Customer deposits                                      41,076       (28,027)
                                                        ---------      --------

      NET CASH PROVIDED BY OPERATING ACTIVITIES           391,760       192,662

CASH FLOWS FROM INVESTING ACTIVITIES                         -             -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivisional transfers and distributions            (559,653)       40,321
                                                        ---------      --------

NET INCREASE IN CASH                                     (167,893)      232,983

CASH AT BEGINNING OF PERIOD                               375,236       142,253
                                                        ---------      --------

CASH AT END OF PERIOD                                   $ 207,343      $375,236
                                                        =========      ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                            $    -         $   -
                                                        =========      ========
    Income taxes                                        $    -         $   -
                                                        =========      ========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 1992 AND 1991


1.       SIGNIFICANT ACCOUNTING POLICIES

                  A. Basis of Presentation - The financial statements include the financial position and results of operations of certain operating divisions owned by Langworthy Casino Supply, Inc. (the "Corporation") that are engaged in the manufacture of dice, gaming table layouts and casino chips and also the distribution of casino furniture, playing cards and various other accessories used in the gaming industry (hereinafter the "Company").

                       On November 24, 1993, Langworthy signed a letter of intent to sell the above described businesses to Wico Holding Corp. subject to the execution of a definitive purchase agreement.

                  B. Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market.

                  C. Depreciation and Amortization - Furniture, fixtures and equipment are depreciated by the straight-line method over five years, the estimated useful lives of such assets. Leasehold improvements are amortized over the lesser of the lease terms or the estimated useful lives of the improvements.

                  D. Federal income taxes have been provided on a pro-forma basis as if the Company filed a separate tax return from that of its affiliated entities. Income taxes were computed using a Federal tax rate of 34 percent.


2.       INVENTORIES

                  Inventories are as follows:

                                                      1992
                                                    --------
         Finished goods                             $ 44,440
         Work-in-process                              10,369
         Raw materials and supplies                   88,878
                                                    --------

                                                    $143,687
                                                    ========


3.       RELATED PARTY TRANSACTIONS

                  During the years ended September 30, 1992 and 1991, Langworthy (the Corporation) charged the Company $837,000 and $759,000 for management, selling and administrative services. During the same period, the Company transferred merchandise valued at $77,000 and $66,000, respectively to a retail store owned by Langworthy's sole stockholder.

                   CONQUEST INDUSTRIES INC. AND SUBSIDIARIES

                PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1994
                                  (Unaudited)



                                                    Conquest Industries Inc.
                                                         & Subsidiaries                                     Pro-Forma
                                                          As Reported          Langworthy     Combined     Adjustments   Pro-Forma
                                                    -------------------------  ----------     --------     -----------   ---------


REVENUES                                                  $41,991,512          $3,315,207    $45,306,719     $          $45,306,719
COST OF SALES                                              26,078,087           2,323,663     28,401,750                 28,401,750
                                                          -----------          ----------    -----------     --------   -----------
GROSS PROFIT                                               15,913,425             991,544     16,904,969                 16,904,969

OPERATING EXPENSES:
  Selling, distribution and
    administrative expenses                                12,592,710             683,948     13,276,658                 13,276,658
  Amortization expense                                        375,232                            375,232(1)    58,000       433,232
                                                          -----------          ----------    -----------      -------   -----------
      Total operating expenses                             12,967,942             683,948     13,651,890       58,000    13,709,890
                                                          -----------          ----------    -----------      -------   -----------

OPERATING INCOME                                            2,945,483             307,596      3,253,079                  3,195,079

OTHER INCOME (EXPENSE):
  Interest expense                                         (1,731,377)                 --     (1,731,377)                (1,731,377)
  Amortization of debt discount                              (282,500)                 --       (282,500)                  (282,500)
  Write off of registration costs                            (175,394)                 --       (175,394)                  (175,394)
  Other                                                      (266,387)                 --       (266,387)                  (266,387)
                                                          -----------          ----------    -----------     --------    ----------
      Total other income (expense)                         (2,455,658)                 --     (2,455,658)                (2,455,658)
                                                          -----------          ----------    -----------     --------    ----------

INCOME (LOSS) BEFORE TAXES                                    489,825             307,596        797,421       58,000       739,421

PROVISION FOR INCOME TAXES                                    206,201             107,043        313,244(4)    32,244       281,000
                                                          -----------          ----------     ----------     --------     ----------

NET INCOME                                                $   283,624          $  200,553     $  484,177     $283,574     $ 458,421
                                                          ===========          ==========     ==========     ========     ==========


         See Notes to Pro-Forma Consolidated Statement of Operations

                   CONQUEST INDUSTRIES INC. AND SUBSIDIARIES

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               SEPTEMBER 30, 1994
                                  (UNAUDITED)

Pro forma adjustments have been made to reflect:

1. The amortization of goodwill related to the purchase of certain of the assets (subject to certain liabilities) of Langworthy Casino Supply over 30 years.

2.      The income tax effect of the above at 38%.

                            LANGWORTHY CASINO SUPPLY

                                 BALANCE SHEET

                                 JUNE 30, 1994

                                  (UNAUDITED)


                                     ASSETS

CURRENT ASSETS:
  [S]                                                             [C]
  Cash                                                            $     34,663
  Accounts receivable:
    less allowance for doubtful accounts of $40,865                    255,892
  Inventories                                                          228,136
                                                                  ------------
    TOTAL CURRENT ASSETS                                               518,691


LEASEHOLD AND EQUIPMENT:
  less accumulated depreciation of $104,726                             28,694
                                                                  ------------

                                                                  $    547,385
                                                                  ============


                       LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                          $    288,572
                                                                  ------------
     TOTAL CURRENT LIABILITIES                                         288,572


DIVISIONAL EQUITY                                                      258,813
                                                                  ------------
                                                                  $    547,385
                                                                  ============

                            LANGWORTHY CASINO SUPPLY

                              STATEMENTS OF INCOME

                           NINE MONTHS ENDED JUNE 30,

                                  (UNAUDITED)

                                                    1994          1993
                                                 ----------    ----------
SALES                                            $3,315,207    $3,328,675

COST OF SALES                                     2,323,663     2,345,444
                                                 ----------    ----------

  GROSS PROFIT                                      991,544       983,231

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES       683,948       654,025
                                                 ----------    ----------

INCOME BEFORE PRO-FORMA INCOME TAXES                307,596       329,206

PRO-FORMA INCOME TAXES                              107,043       114,564
                                                 ----------    ----------

PRO-FORMA NET INCOME                             $  200,553    $  214,642
                                                 ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                            STATEMENTS OF CASH FLOWS

                           NINE MONTHS ENDED JUNE 30,
                                  (UNAUDITED)

                                                                               1994               1993
                                                                             --------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before pro-forma income taxes                                       $ 307,595          $ 329,206
  Items not requiring the use of cash:
    Depreciation                                                                 6,800             6,800
    Increase (Decrease) in allowance for doubtful accounts                     (17,135)           10,000

  Change in assets and liabilities:
    Accounts receivable                                                        237,868            (34,719)
    Inventories                                                               (139,042)            (6,292)
    Accounts payable and accrued expenses                                     (285,839)            (8,311)
    Customer deposits                                                          156,107              1,341
                                                                             ---------          ---------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                              266,354            298,025
                                                                             ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             -                (26,231)
                                                                             ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivisional transfers and distributions                                 (575,747)          (203,458)
                                                                             ---------          ---------

NET INCREASE (DECREASE) IN CASH                                               (309,393)            68,356

CASH AT BEGINNING OF PERIOD                                                    344,056            207,343
                                                                             ---------          ---------

CASH AT END OF PERIOD                                                        $  34,663          $ 275,699
                                                                             =========          =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                                 $   -              $   -
                                                                             =========          =========
    Income taxes                                                             $   -              $   -
                                                                             =========          =========







   The accompanying notes are an integral part of the financial statements

                            LANGWORTHY CASINO SUPPLY

                         NOTES TO FINANCIAL STATEMENTS

                        NINE MONTHS ENDED JUNE 30, 1994

                                  (UNAUDITED)


1.  BASIS OF PRESENTATION

        The accompanying financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of a full year.

        Certain financial information which is normally included in the financial statement prepared in accordance with generally accepted accounting principles, which is not required for interim reporting purpose has been condensed or omitted. The accompanying financial statements should be read in conjunction with the consolidated financial statements and notes thereto.


                 -------------------------------------------------------------------------------------------------------
                 No underwriter, dealer, salesman or any other person
                 has been authorized to give any information or to make
                 any representation, other than those contained in this               12,788,360 SHARES OF COMMON STOCK
                 Prospectus, in connection with the offering described
                 herein, and, if given or made, such information or                                 and
                 representations must not be relied upon as having been
                 authorized by the Company.  The delivery of this
                 Prospectus at any time does not imply that there has                   2,068,407 COMMON STOCK PURCHASE
                 not been any change in the information set forth herein                          WARRANTS
                 or in the affairs of the Company since the date hereof.
                 This Prospectus does not constitute an offer to sell or
                 a solicitation of an offer to buy any security other
                 than the securities offered hereby, or an offer to sell                            CONQUEST
                 or solicitation of an offer to buy such securities in
                 any jurisdiction in which such offer or solicitation is                           INDUSTRIES
                 not authorized or in which the person making such offer
                 or solicitation is not qualified to do so or to any                                   INC.
                 person to whom such offer or solicitation would be
                 unlawful.

                                   ---------------------



                                     TABLE OF CONTENTS
                                                                       PAGE
                 Additional Information  . . . . . . . . . . . . . . . .
                 Prospectus Summary  . . . . . . . . . . . . . . . . .  1
                 Risk Factors    . . . . . . . . . . . . . . . . . . .  6
                 Use of Proceeds . . . . . . . . . . . . . . . . . . . 14                 ------------------------
                 Market Price fo the Company's Publicly Traded
                 Securities  . . . . . . . . . . . . . . . . . . . . . 15                         Prospectus
                 Dividend Policy . . . . . . . . . . . . . . . . . . . 16
                 Selected Financial Data . . . . . . . . . . . . . . . 17                 ------------------------
                 Management's Discussion and Analysis of Financial
                     Condition and Results of Operations . . . . . . . 18
                 Consolidated Pro-Forma Statements of Income . . . . . 30
                 Pro-Forma Consolidated Balance Sheet  . . . . . . . . 29
                 Consolidated Pro-Forma Statement of Operations  . . . 31
                 Notes to Pro-Forma Unaudited Consolidated
                     Financial Statements  . . . . . . . . . . . . . . 32
                 Business  . . . . . . . . . . . . . . . . . . . . . . 33
                 Management  . . . . . . . . . . . . . . . . . . . . . 42
                 Principal Stockholders  . . . . . . . . . . . . . . . 49
                 Certain Relationships and Related Transactions  . . . 51
                 Description of Securities . . . . . . . . . . . . . . 55
                 Selling Securityholders . . . . . . . . . . . . . . . 60
                 Plan of Distribution  . . . . . . . . . . . . . . . . 67
                 Legal Matters . . . . . . . . . . . . . . . . . . . . 69
                 Experts . . . . . . . . . . . . . . . . . . . . . . . 69
                 Index to Financial Statements . . . . . . . . . . .  F-1
                                                                                              NOVEMBER __, 1995

                 -------------------------------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no rea0son to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The By-Laws of the Company provide for indemnification of officers and directors of the Company to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Company, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.


     In accordance with Delaware law, the Company's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $12,911.90
Printing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125,000.00
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   27,000.00
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,088.10

     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $200,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In February and May 1991, the Company sold $710,000 in principal amount of 10% convertible promissory notes in private transactions as bridge financing pending the completion of a public offering, of which $285,000 was purchased by directors of the Company including Victor M. Rivas, the Company's Chairman of the Board, and $300,000 was purchased by Edmund Shea, a stockholder of the Company. Up to 6.7% of the principal amount of the notes were convertible into shares of the Company's Common Stock at the rate of $1.00 per share. The notes were subsequently retired following successful completion of the offering as herein described. As of March 1, 1992, the holders of the notes exercised the conversion rights provided for in the notes and accordingly the shares were issued. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Sections 4(2) and 4(6) thereof. Commonwealth Associates acted as placement agent in connection with the offering and received commissions and other compensation for its services.

     In May 1992, the Company sold 14,667 shares of Common Stock at $15.00 per share to six individuals. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof and Regulation D and Rule 506 promulgated thereunder.

     In October 1992, the Company completed the sale of 75,000 shares of Common Stock to 39 unaffiliated individuals at $15.00 per share. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof and Regulation D and Rule 506 promulgated thereunder.

     In April 1991, the Company exchanged existing warrants (held by one entity) to purchase in the aggregate 19,500 shares of Common Stock at $25.00 per share for a new warrant to purchase 10,000 shares at $10.00 per share. This warrant was subsequently exchanged for a new warrant to purchase 10,000 shares at $5.00 per share in January 1992. These warrants were exercised in April 1993. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In April 1991, the Company lowered the exercise price of a warrant to purchase 4,000 shares of Common Stock to $10.00 per share, and thereafter lowered the exercise price to $5.00 per share in January 1992, for services rendered in connection with a financial consulting agreement. These warrants were exercised in April 1993. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In March 1992, the Company issued warrants to purchase 10,000 shares of Common Stock at $23.75 per share to each of two consultants. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In June 1992, the Company issued warrants to purchase 10,000 shares of Common Stock at $30.00 per share in consideration of the use of certain facilities provided by Mr. Hunt during the previous four years and Mr. Hunt's agreement to continue to permit the use of such facilities for an additional two years. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In March 1993, the Company sold $452,000 principal amount of 8% promissory notes due the earlier of one year from the date of issuance or the sale of any public debt or equity offering from which the Company realized net proceeds of $385,740. The Company also agreed to issue to the noteholders shares of Common Stock equal to 50% of the principal amount of the notes divided by the public offering price of the unit offering through the Underwriter as described below. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof. Lew Lieberbaum & Co., Inc. acted as placement agent in the offering.

     In April 1993, in connection with the offering of units of the Company, the Company issued to Lew Lieberbaum & Co., Inc., the underwriter in that transaction (the "Underwriter"), certain Warrants in registered form. The Class B Warrants were part of units which were purchasable by the Underwriter upon exercise of certain units. In June 1994, the Company exchanged the registered Warrants issued to the

Underwriter for 53,241 unregistered Underwriter's Warrants of the Company in a transaction in which the securities were exempted pursuant to Section 3(a) of the Securities Act.

     In November 1994, the Company sold to 69 purchasers an aggregate of 109.5 units of securities for a total price of $2,737,500. Each unit consisted of
(i) a $25,000 principal amount 10% convertible promissory note (the "Notes") and (ii) the right to receive warrants, only upon the conversion of each Note, to purchase 500 shares of Common Stock exercisable at a price of $5.00 per share until June 20, 1999 (the "Private Placement Warrrants"). The Notes are convertible at any time at 80% of the closing bid price of the Company's publicly traded Common Stock on the date of conversion. If such price were $1.50 per share, an aggregate of 2,281,250 1994 Private Placement Conversion Shares would be issuable. The Notes were sold through Rickel & Associates, Inc. ("Rickel") as placement agent. Rickel received a commission equal to 10% ($273,750) of the gross proceeds of the offering and an additional 3% ($82,125) of the gross proceeds of the offering as a non-accountable expense allowance. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof.

     In September 1995, the Company engaged Rickel to solicit the holders of the Notes to amend the terms of such securities to eliminate the conversion provisions thereof. In consideration for such amendment, the Company has offered to those Noteholders electing to waive such conversion privileges: (i) the Company's 12% non-convertible notes due October 1, 1996 in exchange for a like principal amount of Notes currently held, and (ii) payments equal to $5,000 for each $25,000 principal amount of Notes held by them. In addition, the Company agreed to compensate Rickel at the rate of $2,500 for each $25,000 of Notes electing to exchange for 12% non-convertible notes. This exchange of Notes for a like principal amount of 12% non-convertible notes was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In April 1995, the Board of Directors of the Company authorized for issuance to certain of its officers and directors five year warrants to purchase an aggregate of 650,000 shares of Company Common Stock at an exercise price of $0.875 per share.

     In May 1995, the Company issued to an affiliate of a director 600,000 shares of Series D Preferred Stock, and warrants to purchase 1,050,000 shares of Common Stock at $.3333 per share. The consideration paid for such securities was the conversion of a $200,000 demand loan made by such director's affiliate to the Company in February 1995, and an additional $150,000 loan made in May 1995. (In July 1995, the Company redeemed such Series D Preferred Stock and repaid such loan, and in connection therewith, one-third of such warrants were cancelled.) This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In June 1995, the Company issued 800,000 shares of Series E Preferred Stock, which shares were issued for consideration consisting of 800,000 shares of Series B Preferred Stock of the Company, and the cancellation of certain warrants held by the holders of such Series B Preferred Stock. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof.

     In June and July 1995, the Company sold an aggregate of 2,082,147 shares of Common Stock at approximately $1.41 per share in a private placement to 50 investors. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

     In October 1995, the Company issued to a director and principal stockholder an aggregate of 500,000 shares of Common Stock, for $500, and agreed to the potential issuance of five year warrants entitling the holder to purchase up to 1,250,000 shares of Common Stock. Such shares were issued upon consummation of a refinancing of the Company's senior secured indebtedness, pursuant to which such affiliate increased his personal guaranty to a lender from $1.0 million to $3.0 million and provided independent collateral to the Company's lender. The issuance of the warrants will be made in annual increments of 250,000 warrants on each anniversary of a contemplated five year term loan if such collateralized guaranty is then in force. The exercise prices of such warrants, if and when issued, will be equal to the then prevailing closing sale price of the Company's Common Stock on the date of each warrant issuance. This transaction was a private transaction not involving a public offering and exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.


     Between April and October 1995, the Company entered into a series of agreements with fifteen creditors, pursuant to which obligations aggregating $981,631 as of October 31, 1995 were exchanged for an aggregate of 881,631 shares of Common Stock, designated as "Creditors Shares." This transaction was a private transaction not involving a public offering and exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.



     In October 1995, the Board of Directors issued to Strategic Growth International, Inc. five year warrants entitling the holder to purchase 900,000 shares of Common Stock of the Company for $1.50 per share. Such warrants were issued pursuant to a consulting agreement entered into between the Company and SGI. This transaction was a private transaction not involving a public offering and exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



       Exhibit                               Description of Exhibit                              Page No.
       -------                               ----------------------                              --------
 3(a)                  Certificate of Incorporation (as amended including preferred stock designations) (1)

 3(b)                  By-Laws(1)

 3(c)                  Certificate of Designations with respect to Series E Redeemble
                       Preferred Stock (5)

 4(b)                  Form of Redeemable Common Stock Purchase Warrant (1)

 5                     Opinion of Solomon, Fornari, Weiss & Moskowitz, P.C. (4)

 10(a)                 Employment Agreement between the Company and Edward G. Sokolofski
                       (1)

 10(b)                 Lease between Wico Corporation and LaSalle National Bank, as
                       Trustee(1)

 10(c)                 Loan Agreement between Wico Corporation and National Westminster
                       Bank USA (1)

 10(d)                 Amended and restated guarantees of Stephen Feldman and Bentley
                       Blum in favor of National Westminster Bank USA (1)

 10(e)                 Security Agreement between Wico Corporation and National
                       Westminster Bank USA (1)

 10(f)                 Termination of Employment Agreement and Consulting Agreement
                       between Victor M. Rivas and Conquest Airlines Corp. dated June
                       17, 1994 (1)

 10(g)                 Agreement by and between the Company and American Stock Transfer
                       & Trust Co., Inc.*

 10(h)                 Asset Purchase Agreement by and between Wico Acquisition Co. and
                       Langworthy Casino Supply(1)

 10(i)                 Securities Purchase Agreement among the
                       Company and the purchasers of 2,082,147
                       shares of Common Stock (2)

 10(j)                 Stock Purchase Agreement and exhibits between the Company and Air
                       L.A., Inc. (2)

 10(k)                 Agreements in connection with amendment to Series B Preferred
                       Stock and issuance of Series E Preferred Stock (2)

 10(l)                 Agreements in connection with issuance of Series D Preferred
                       Stock and related $150,000 Note to Blum Asset Trust (2)

 10(m)                 Forms of agreements in connection with issuance of Creditors
                       Shares in exchange for Company obligations (2)

 10(n)                 Employment agreement between the Company and Steffen I. Magnell

 10(o)                 Revolving credit loan agreement between Wico Corporation and subsidiary and Sanwa Business Credit Corp. (4)

 10(p) Restated term loan agreement between Wico Corporation and National Westminster Bank USA (4)

 10(q)                 Agreements among the Company and certain creditors regarding issuance of Creditors Shares (3)

 10(r)                 Form of Letter of Transmittal and related Election to Exchange and Notice of Rescission of Election submitted to holders of
                       $2,737,500 10% Company promissory notes due October 1, 1996 (3)

 10(s)                 Form of letter to Selling Securityholders and Indemnification
                       Agreement. (3)

 10(t)                 Consulting agreement, dated October 12, 1995, between the Company and Strategic Growth International, Inc. (3)

 10(u)                 Amendment to agreements among the Company and certain creditors regarding issuance of Creditors Shares (4)

 10(v)                 Amended and Restated form of Letter of Transmittal and related
                       Election to Exchange submitted to holders of $2,737,500 10%
                       Company promissory notes due October 1, 1996 (4)

 10(w)                 Amended and Restated form of letter to Selling Securityholders and Indemnification Agreement. (4)

 23.1                  Consent of Grant Thornton (5)

 23.2                  Consent of Allen G. Roth (5)


*    to be filed by amendment.

---------------------------

(1) Filed as an exhibit with the original filing of this Registration Statement, filed on November 14, 1994

(2) Filed as an exhibit with Amendment No. 1 to this Registration Statement, filed on July 13, 1995

(3)  Filed as an exhibit with Amendment No. 2 to this Registration Statement.


(4)  Filed as an exhibit with Amendment No. 3 to this Registration Statement.



(5)  Filed with this Amendment No. 4 to the Registration Statement.


ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (4) To file a post-effective amendment to the registration to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 9, 1995.


CONQUEST INDUSTRIES INC.                   CONQUEST INDUSTRIES INC.


By:  /s/ Stephen R. Feldman                By:  /s/ Jerry Karlik
   ------------------------------             -------------------------------
     Stephen R. Feldman                         Jerry Karlik
     Chairman of the Board                      Chief Financial Officer
     (Principal Executive Officer)              (Principal Financial or
                                                   Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Feldman and Jerry Karlik, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated:



Signature                                   Capacity in Which Signed               Date
---------                                   ------------------------               ----
/s/ Stephen R. Feldman                     Chairman of the Board                  November 9, 1995
--------------------------------
Stephen R. Feldman


/s/ Victor M. Rivas                        Director                                November 9, 1995
--------------------------------
Victor M. Rivas


/s/ Steffen I. Magnell                      Chief Executive Officer                November 9, 1995
--------------------------------            of the Company and Wico, President
Steffen I. Magnell                          of the Company, and Director


/s/ Jerry Karlik                           Chief Financial Officer                November 9, 1995
--------------------------------
Jerry Karlik


/s/ Bentley J. Blum                         Director                               November 9, 1995
--------------------------------
Bentley J. Blum

/s/  Harry McKillop                         Director                               November 9, 1995
--------------------------------
Harry McKillop


/s/ David Schoon                            Director                               November 9, 1995
--------------------------------
David Schoon

                                EXHIBIT INDEX
                                -------------


       Exhibit                               Description of Exhibit                              Page No.
       -------                               ----------------------                              --------
 3(a)                  Certificate of Incorporation (as amended including preferred stock designations) (1)

 3(b)                  By-Laws(1)

 3(c)                  Certificate of Designations with respect to Series E Redeemble
                       Preferred Stock (5)

 4(b)                  Form of Redeemable Common Stock Purchase Warrant (1)

 5                     Opinion of Solomon, Fornari, Weiss & Moskowitz, P.C. (4)

 10(a)                 Employment Agreement between the Company and Edward G. Sokolofski
                       (1)

 10(b)                 Lease between Wico Corporation and LaSalle National Bank, as
                       Trustee(1)

 10(c)                 Loan Agreement between Wico Corporation and National Westminster
                       Bank USA (1)

 10(d)                 Amended and restated guarantees of Stephen Feldman and Bentley
                       Blum in favor of National Westminster Bank USA (1)

 10(e)                 Security Agreement between Wico Corporation and National
                       Westminster Bank USA (1)

 10(f)                 Termination of Employment Agreement and Consulting Agreement
                       between Victor M. Rivas and Conquest Airlines Corp. dated June
                       17, 1994 (1)

 10(g)                 Agreement by and between the Company and American Stock Transfer
                       & Trust Co., Inc.*

 10(h)                 Asset Purchase Agreement by and between Wico Acquisition Co. and
                       Langworthy Casino Supply(1)

 10(i)                 Securities Purchase Agreement among the
                       Company and the purchasers of 2,082,147
                       shares of Common Stock (2)

 10(j)                 Stock Purchase Agreement and exhibits between the Company and Air
                       L.A., Inc. (2)

 10(k)                 Agreements in connection with amendment to Series B Preferred
                       Stock and issuance of Series E Preferred Stock (2)

 10(l)                 Agreements in connection with issuance of Series D Preferred
                       Stock and related $150,000 Note to Blum Asset Trust (2)

 10(m)                 Forms of agreements in connection with issuance of Creditors
                       Shares in exchange for Company obligations (2)

 10(n)                 Employment agreement between the Company and Steffen I. Magnell

 10(o)                 Revolving credit loan agreement between Wico Corporation and subsidiary and Sanwa Business Credit Corp. (4)

 10(p) Restated term loan agreement between Wico Corporation and National Westminster Bank USA (4)

 10(q)                 Agreements among the Company and certain creditors regarding issuance of Creditors Shares (3)

 10(r)                 Form of Letter of Transmittal and related Election to Exchange and Notice of Rescission of Election submitted to holders of
                       $2,737,500 10% Company promissory notes due October 1, 1996 (3)

 10(s)                 Form of letter to Selling Securityholders and Indemnification
                       Agreement. (3)

 10(t)                 Consulting agreement, dated October 12, 1995, between the Company and Strategic Growth International, Inc. (3)

 10(u)                 Amendment to agreements among the Company and certain creditors regarding issuance of Creditors Shares (4)

 10(v)                 Amended and Restated form of Letter of Transmittal and related
                       Election to Exchange submitted to holders of $2,737,500 10%
                       Company promissory notes due October 1, 1996 (4)

 10(w)                 Amended and Restated form of letter to Selling Securityholders and Indemnification Agreement. (4)

 23.1                  Consent of Grant Thornton (5)

 23.2                  Consent of Allen G. Roth (5)


*    to be filed by amendment.

---------------------------

(1) Filed as an exhibit with the original filing of this Registration Statement, filed on November 14, 1994

(2) Filed as an exhibit with Amendment No. 1 to this Registration Statement, filed on July 13, 1995

(3)  Filed as an exhibit with Amendment No. 2 to this Registration Statement.


(4)  Filed as an exhibit with Amendment No. 3 to this Registration Statement.



(5)  Filed with this Amendment No. 4 to the Registration Statement.